             As filed with the Securities and Exchange Commission on

                                  June 17, 1996
                                                                File No. 0-28378

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                          AMENDMENT NO. 1 TO FORM S-11

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                    American Asset Advisers Trust, Inc.

         (Exact Name of Registrant as Specified in its charter)

Maryland                          6501                 In application
(State or other             (Primary Standard          (IRS Employer Identifica-
jurisdiction of            Industrial Classifica-      tion Number)
formation)                   tion Code Number

                                    Suite 824
                                8 Greenway Plaza
                              Houston, Texas 77046
                                 (713) 850-1400
        (Address,including zip code, and telephone number, including area code of Registrant's principal executive offices)

Suite 824                                     H. Kerr Taylor
8 Greenway Plaza                              Suite 824
Houston, Texas 77046                          8 Greenway Plaza
(Address of Registrant's intended principal   Houston, Texas 77046
place of business)                            (713) 850-1400
                                              (Name, address, including zip code
                                              and telephone number, of agent for
                                              service)

                                   Copies to:
                              Judith D. Fryer, Esq.
              Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel
                              153 East 53rd Street
                            New York, New York 10022

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

- ---------------------------------------------------------------------------------------------------------------------------------
                                          CALCULATION OF REGISTRATION FEE
=================================================================================================================================


- ---------------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum            Proposed Maximum           Amount of
Title of Securities to              Amount Being           Offering Price Per          Aggregate Offering        Registration
     be Registered                   Registered                Two Shares                     Price                   Fee
- ---------------------------------------------------------------------------------------------------------------------------------
Shares of common stock            2,926,829.2682(2)              $20.50                    $30,000,000            $10,344.90(1)
- ---------------------------------------------------------------------------------------------------------------------------------



         (1) A registration fee was previously paid.

         (2) Includes shares to be available to purchase under the Registrant's proposed dividend reinvestment plan.

                                    FORM S-11
                             Registration Statement
                              CROSS REFERENCE SHEET
                     Pursuant to Item 501 of Regulation S-K

           Item Number and Caption             Location in Prospectus
           -----------------------             ----------------------
1.   Forepart of the Registration              Cover Page
     Statement and Outside Front
     Cover Page of Prospectus

2.   Inside Front and Outside                  Cover Page
     Back Cover Pages of
     Prospectus

3.   Summary Information, Risk                 Cover Page; Summary of the Offering; Risk Factors
     Factors and Ratio of
     Earnings to Fixed Charges

4.   Determination of Offering                 Cover Page; Summary of the Offering; Risk Factors
     Price

5.   Dilution                                  Not applicable

6.   Selling Security Holders                  Not applicable

7.   Plan of Distribution                      Cover Page; Summary of the Offering; Plan of
                                               Distribution

8.   Use of Proceeds                           Cover Page; Summary of the Offering; Capitalization;
                                               Estimated Use of Proceeds

9.   Selected Financial Data                   Selected Financial Data; Financial Statements

10.  Management's Discussion                   Management's Discussion and Analysis of the
     and Analysis of Financial                 Company's Financial Condition and Results of
     Condition and Results of                  Operations
     Operations

11.  General Information as to                 Cover Page; Summary of the Offering; The
     Registrant                                Company; Properties; Management; Prior
                                               Performance; Description of Organizational
                                               Documents and Securities;

           Item Number and Caption             Location in Prospectus
           -----------------------             ----------------------
12.  Policy with Respect to                    Summary of the Offering; Investment Objectives and
     Certain Activities                        Policies

13.  Investment Policies of                    Summary of the Offering; Investment Objectives and
     Registrant                                Policies

14.  Description of Real Estate                Summary of the Offering; The Company; Investment
                                               Objectives and Policies; Properties

15.  Operating Data                            Summary of the Offering; The Company; Investment
                                               Objectives and Policies; Properties; Income Tax
                                               Aspects

16.  Tax Treatment of Registrant               Cover Page; Summary of the Offering; Risk Factors;
     and its Security Holders                  Income Tax Aspects

17.  Market Price of and                       Cover Page; Summary of the Offering; Investment
     Dividends on the Registrant's             Objectives and Policies
     Common Equity and Related
     Stockholder Matters

18.  Description of Registrant's               Summary of the Offering; Investment Objectives and
     Securities                                Policies; Capitalization; Estimated Use of Proceeds;
                                               Description of Organizational Documents and
                                               Securities

19.  Legal Proceedings                         Legal Proceedings

20.  Security Ownership of                     Cover Page; Summary of the Offering; Risk Factors;
     Certain Beneficial Owners                 Conflicts of Interest
     and Management

21.   Directors and Executive                  Summary of the Offering; Risk Factors; Conflicts of
     Officers                                  Interest; Management

22.  Executive Compensation                    Summary of the Offering; Conflicts of Interest;
                                               Management and Affiliate Compensation

23.  Certain Relationships and                 Summary of the Offering; Conflicts of Interest;
     Related Transactions                      Management and Affiliate Compensation

24.  Selection, Management and                 Summary of the Offering; Conflicts of Interest;
     Custody of Registrant's                   Investment Objectives and Policies; Management and
     Investments                               Affiliate Compensation

25.  Policies with Respect to                  Conflicts of Interest; Investment Objectives and
     Certain Transactions                      Policies; Management and Affiliate Compensation

           Item Number and Caption             Location in Prospectus
           -----------------------             ----------------------
26.  Limitations of Liability                  Risk Factors; Management
                                               -Fiduciary Responsibility

27.  Financial Statements and                  Financial Statements
     Information

28.  Interest of Named Experts                 Not Applicable
     and Counsel

29.  Disclosure of Commission                  Management -- Fiduciary Responsibility
     Position on Indemnification
     for Securities Act Liabilities

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              SUBJECT TO COMPLETION


                  PRELIMINARY PROSPECTUS DATED JUNE 17, 1996

                       AMERICAN ASSET ADVISERS TRUST, INC.
                     A Real Estate Investment Trust Offering

            2,853,658.5365 SHARES OF COMMON STOCK - $10.25 PER SHARE

                       2 SHARES ($20.50) MINIMUM PURCHASE
               (Minimum Purchase May Be Higher In Certain States)


         American Asset Advisers Trust, Inc. (the "Company") is a Maryland corporation incorporated on August 17, 1993 which qualifies as a real estate investment trust under federal tax laws. The Company presently owns interests in five commercial properties in Georgia, Kansas, Missouri and Texas and has contracted to purchase a sixth property in Arizona. This Prospectus describes the Company's offering of additional shares of its common stock, $.01 par value per share (hereinafter referred to as the "Shares" or "Securities").

         The Company will use investor funds and, possibly, borrowed capital to purchase real estate for commercial uses. Investor funds will also be used for acquisition fees and expenses related to such acquisitions, offering expenses and working capital. Properties purchased by the Company will be leased to tenants having at least a $40 million net worth under long-term leases requiring the tenant to pay all or a significant portion of the cost of maintenance, insurance, and real estate taxes.


         The Company issued 1,008,252 shares of its common stock and warrants to purchase 504,126 shares of its common stock at $9 per share commencing March 1997 and expiring in March 1998, in connection with its initial public offering which commenced on March 17, 1994 and terminated on March 15, 1996 (the "Initial Public Offering"). American Asset Advisers Realty Corporation, a Texas corporation ("AAA"), all of the capital stock of which is owned by H. Kerr Taylor, the President and Chairman of the Board of Directors of the Company ("Taylor"), also purchased 20,001 shares of common stock prior to the Initial Public Offering. Accordingly, as of the termination of the Initial Public Offering, the total number of issued and outstanding shares of the Company's common stock was 1,028,253 shares.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE MARYLAND SECURITIES COMMISSION NOR HAS THE MARYLAND SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

         THESE ARE SPECULATIVE SECURITIES. An investment in the Company involves significant risks, including:


         - Investors Will Not Have An Opportunity To Evaluate The Additional Properties To Be Acquired By The Company With The Proceeds Of This Offering;


         - The Shares Being Offered Are Illiquid. They Are Not Presently Listed And The Company Is Not Required To List The Shares. Therefore, No Organized Trading Market Is Presently Expected to Develop In The Foreseeable Future. Thus, Investors May Not Be Able to Sell The Shares or May Only Be Able To Do So At A Substantial Discount From The Offering Price;

         - There Is A Risk That The Value Of The Investment Will Be Diluted By The Issuance of Additional Shares or Other Factors; The Offering Price Was Determined By The Company Using, In Part, Subjective Considerations; There Is No Assurance That The Offering Price Reflects The Actual Current Value Of The Company's Properties Or The Current Per Share Value;

         - There Will Be Less Diversification Of Properties If The Company Does Not Raise The Maximum Proceeds;

         - Management Or Affiliates Of Management Will Receive Significant Amounts Of Compensation, Regardless Of The Company's Profitability, Before Any Dividends Are Paid To The Shareholders Of The Company;

         -        The Company May Use Debt For Up To 50% Of The
                  Acquisition/Development Cost Of Its Properties, Thereby Increasing The Company's Risk Of Loss;

         - Distributions To Investors From Operations May Partially Constitute "Return Of Capital" As Defined Under Generally Accepted Accounting Principles.

         - The Company Will Be Relying Upon The Advice Of An Affiliate Of The Principal Officer Of The Company Concerning Property Investments And The Board Of Directors Has Empowered The Principal Officer Of The Company To Authorize And Approve Company Investment Proposals Between Meetings Of The Board Of Directors.


         SEE THE "RISK FACTORS" SECTION OF THIS PROSPECTUS FOR A DETAILED DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY.

- ------------------




                                    Price to                    Selling                Proceeds to
                                     Public                 Commissions(1)              Company(2)
- ---------------------------------------------------------------------------------------------------------
Per Two Shares                           $     20.50                  $     1.64            $     18.86
- ---------------------------------------------------------------------------------------------------------
Total Maximum(3)                         $29,250,000                  $2,340,000            $26,910,000
                                         ===========                  ==========            ===========
=========================================================================================================

- ------------------


(1) The Shares are being offered by selected members of the National Association of Securities Dealers, Inc. (the "Selected Dealers"). The Selected Dealers will be paid commissions of up to 8% of the gross proceeds from the sale of Securities pursuant to this offering plus up to an additional .5% for reimbursement of actual due diligence expenses. The Selected Dealers may also be entitled to a non-accountable expense reimbursement of up to 2.0% of the gross proceeds. In no event will the total compensation to Selected Dealers exceed 10% of the gross proceeds plus .5% for due diligence expenses. See "PLAN OF DISTRIBUTION."


(2) It is estimated that legal, accounting, printing and other reimbursable offering expenses payable by the Company in connection with offering the Shares will not exceed $438,750 if all 2,853,658.5365 Shares are sold. See "Estimated Use of Proceeds."

(3) The Company has registered a total of 2,926,829.2682 Shares, 73,170.7317 of which will be available after the termination of the offering for purchase under a dividend reinvestment plan which the Company may have in effect. See "SUMMARY OF DIVIDEND REINVESTMENT PLAN." The total maximum offering information does not include Shares to be issued pursuant to any such dividend reinvestment plan and does not reflect any volume discounts. See "PLAN OF DISTRIBUTION."

         NEITHER THE ATTORNEY GENERAL OF THE STATE OF NEW YORK NOR THE BUREAU OF SECURITIES OF THE STATE OF NEW JERSEY HAS PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


         The offering will terminate on the earlier of the acceptance of subscriptions for Shares with an aggregate offering price of $29,250,000, or the date which is two years after the initial date of this Prospectus (subject to extension thereafter under applicable federal law, and in states which permit such an extension or a renewal of the offering period). Each subscription payment will be deposited into an account of the Company at such time as the subscription is accepted. No subscription payments for subscriptions which have been accepted by the Company will be returned, regardless of the amount raised by the Company in this offering. See "RISK FACTORS."


              The date of this Prospectus is ___________ ___, 1996.

                                        TABLE OF CONTENTS
                                        -----------------

                                                                                                      Page
                                                                                                      ----
SUMMARY OF THE OFFERING.............................................................................   -1-
         Introduction...............................................................................   -1-
         Risk Factors...............................................................................   -3-
         Who May Invest.............................................................................   -5-
         Capitalization and Estimated Use of Proceeds...............................................   -5-
         Investment Objectives and Policies.........................................................   -5-
         Properties.................................................................................   -7-
         Construction...............................................................................   -7-
         Sale.......................................................................................   -7-
         Management.................................................................................   -8-
         Prior Performance..........................................................................   -8-
         Compensation to Management and Affiliates..................................................   -8-
         Conflicts of Interest......................................................................  -10-
         Income Tax Aspects.........................................................................  -11-
         Dividend Reinvestment Plan.................................................................  -11-
         Organizational Relationships...............................................................  -12-

RISK FACTORS........................................................................................  -12-
         Risks Associated With This Offering........................................................  -12-
         Other Real Estate Investment Risks.........................................................  -17-
         Other Risks to Shareholders................................................................  -21-
         Tax Risks..................................................................................  -24-

SUITABILITY.........................................................................................  -25-

CONFLICTS OF INTEREST...............................................................................  -25-
         Management and Affiliate Compensation......................................................  -26-
         Non-Arm's-Length Agreements................................................................  -26-
         Other Transactions with AAA................................................................  -27-
         Competition With The Company By AAA Sponsored Affiliates In The Purchase, Sale,
                  Construction, Lease and Operation Of Properties...................................  -27-
         Competition For The Time And Services Affiliates...........................................  -28-
         Company Holdings of AAA and Directors......................................................  -28-
         Common Counsel.............................................................................  -29-

THE COMPANY.........................................................................................  -29-

ESTIMATED USE OF PROCEEDS...........................................................................  -32-

SELECTED FINANCIAL DATA.............................................................................  -34-

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                               CONDITION AND RESULTS OF OPERATIONS..................................  -34-

INVESTMENT OBJECTIVES AND POLICIES..................................................................  -37-
         Principal Investment Objectives............................................................  -37-
         Investment Objectives......................................................................  -37-
         Company Investments........................................................................  -39-
         Acquisition of Properties..................................................................  -39-
         Development and Construction of Properties.................................................  -41-
         Dividends..................................................................................  -42-
         Sale of Properties.........................................................................  -42-


                                       (i)

                                                                                                      Page
                                                                                                      ----
         Borrowing Policies -- Restriction on Leverage..............................................  -43-
         Joint Venture Investments..................................................................  -43-
         Reserves for Operating Expenses............................................................  -44-
         Management of Properties...................................................................  -44-
         Changes in Investment Objectives and Policies..............................................  -45-
         Certain Financial Activities Not Permitted.................................................  -45-

PROPERTIES..........................................................................................  -45-
         General....................................................................................  -45-
         Blockbuster Music Store, Wichita, Kansas...................................................  -46-
         OneCare Health Industries, Houston, Texas..................................................  -47-
         Blockbuster Music Store, Independence, Missouri............................................  -48-
         AFC, Inc., Doing Business As America's Favorite Chicken Co., Smyrna, Georgia...............  -48-
         Tandy Corporation, Mesquite, Texas.........................................................  -49-
         Just For Feet, Inc., Tucson, Arizona.......................................................  -50-

MANAGEMENT..........................................................................................  -51-
         Board of Directors.........................................................................  -51-
         Directors and Executive Officers of the Company............................................  -52-
         Management Decisions.......................................................................  -53-
         Background and Experience..................................................................  -53-

PRIOR PERFORMANCE...................................................................................  -55-

MANAGEMENT AND AFFILIATE COMPENSATION...............................................................  -56-

ERISA CONSIDERATIONS................................................................................  -59-

INCOME TAX ASPECTS..................................................................................  -62-
         General....................................................................................  -62-
         Requirements for Qualification and Taxation as a REIT......................................  -63-
         Distribution Requirements..................................................................  -66-
         Termination or Revocation of REIT Status...................................................  -67-
         Taxation of the Company....................................................................  -67-
         Taxation of Domestic Shareholders..........................................................  -68-
         Foreign Shareholders.......................................................................  -70-
         Dividend Reinvestment Plan.................................................................  -70-
         United States Report Requirements..........................................................  -71-
         State and Local Taxes......................................................................  -71-

SUMMARY OF DIVIDEND REINVESTMENT PLAN...............................................................  -71-
         General....................................................................................  -71-
         Investment of Distributions................................................................  -72-
         Participant Accounts, Fees, and Allocation of Shares.......................................  -72-
         Reports to Participants....................................................................  -73-
         Election to Participate or Terminate Participation.........................................  -73-
         Federal Income Tax Considerations..........................................................  -73-
         Amendments and Termination.................................................................  -74-

DESCRIPTION OF ORGANIZATIONAL

DOCUMENTS AND SECURITIES............................................................................  -74-
         Description of Shares......................................................................  -74-
         Transfer Agent.............................................................................  -75-
         Meetings and Special Voting Requirements...................................................  -75-
         Bylaws.....................................................................................  -75-
         Limitations on Holdings and Transfer.......................................................  -75-


                                          (ii)

                                                                                                  Page
                                                                                                  ----
REPORTS TO SHAREHOLDERS.......................................................................        -76-

PLAN OF DISTRIBUTION..........................................................................        -76-

SALES MATERIALS...............................................................................        -79-

LEGAL PROCEEDINGS.............................................................................        -79-

EXPERTS.......................................................................................        -79-

LEGAL OPINION.................................................................................        -80-

FURTHER INFORMATION...........................................................................        -80-

DEFINITIONS...................................................................................        -80-

EXHIBITS:

Prior Performance Tables......................................................................   Exhibit A
Order Form....................................................................................   Exhibit B
Dividend Reinvestment Plan....................................................................   Exhibit C


         THE USE OF PROJECTIONS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS COMPANY IS A VIOLATION OF THE LAW. HOWEVER, SUCH PROHIBITION SHOULD NOT BE CONSTRUED TO PREVENT THE COMPANY FROM FILING SUPPLEMENTALLY ANY PRO FORMA FINANCIAL STATEMENTS REQUIRED BY THE FEDERAL SECURITIES LAWS AND REGULATIONS THEREUNDER.

         NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE OR JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE IN THE COMPANY'S AFFAIRS OCCURS AT ANY TIME WHEN THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED APPROPRIATELY.

                                      (iii)

================================================================================

                             SUMMARY OF THE OFFERING

================================================================================

         The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The information appearing in the rest of the Prospectus follows in the same order as the topics appear in this "SUMMARY OF THE OFFERING." See "DEFINITIONS" for a glossary of certain terms used in this Summary and throughout the Prospectus.

Introduction

         The Company is a Maryland corporation incorporated on August 17, 1993 which qualifies for federal income tax purposes as a real estate investment trust ("REIT").

         The Company is offering a total of 2,853,658.5365 Shares at $10.25 per share, representing an aggregate offering price of $29,250,000 to qualified investors. Each Share subscription payment will be deposited in an account of the Company at such time as the Company accepts the subscription. No subscription payments for Share subscriptions which have been accepted by the Company will be returned, regardless of the amount raised by the Company in this offering. See "RISK FACTORS."

         The Shares are not presently listed on a national securities exchange or on NASDAQ and the Company is not required to list the Shares. Although the Directors may determine at a later date to list the Shares on a national securities exchange or on NASDAQ, no such decision as to such listing has yet been made to do so.

         The Company's mission is to provide the highest quality corporate commercial and retail locations for America's premier companies through net leases, producing a steadily rising income stream for investors. It has positioned itself to fulfill this mission by (1) targeting Properties for acquisition which are located in the Continental United States within intensive commercial zones near traffic generators, such as regional malls, business developments and major thoroughfares; (2) purchasing only Properties that are subject to leases with tenants who each have stated equity of at least $40 million, and (3) by limiting such leases to "net" leases (leases that require the tenant to pay for all or a significant portion of the real estate taxes, insurance, maintenance and repairs, but not capital expenses, thereby lowering operating costs) that provide for periodic rent escalations over the original terms and any renewal terms thereof. The Company's specific investment objectives, policies and practices are further described below in this summary and are discussed more fully elsewhere in this Prospectus.

         In selecting additional Properties for acquisition, the Company will continue to target freestanding Properties, each of which it is anticipated will be leased to a single tenant. As is the case with the five Properties in which the Company presently holds its interests and the sixth Property under contract with the Company, these Properties are expected to continue to be located along intensive commercial traffic corridors near traffic generators such as regional malls, business developments and major thoroughfares. Management believes that properties with these characteristics are desired by commercial tenants because of their high visibility to passing traffic, ease of access, tenant control over the sites' hours of operation and maintenance standards, and the ability to create distinctive building designs which promote greater customer identification. In addition, management believes that freestanding properties permit tenants to open new facilities quickly, due to short development cycles generally associated with such properties, and provide tenants with flexibility to respond to changing commercial trends. As a result, management believes that such properties are better situated to attract a wide array of established retail and commercial tenants and to continue to afford the Company opportunities for steady current return and potential long term capital appreciation.

         Management also believes that many commercial tenants interested in occupying freestanding, single-tenant properties of the type targeted for acquisition by the Company prefer to lease rather than to own the properties which they operate because leasing enables them to allocate their capital to their core businesses. The Company intends to benefit from this preference by continuing to acquire additional Properties with the characteristics described above, but which are already leased to tenants meeting certain minimum equity criteria. In order to keep operating costs low, management intends to continue to limit its acquisitions to Properties that are already leased to such tenants pursuant to net leases. All five of the Properties in which the Company currently holds interests are subject to net leases, as will be the sixth Property which is under contract to the Company.

         The Company used the foregoing investment profile to acquire the three Properties which it presently holds and interests in two additional Properties which it holds (through its majority ownership in two separate joint ventures). The three Properties, located in Houston, Texas, Smyrna (a suburb of Atlanta), Georgia and Mesquite (a suburb of Dallas), Texas, which are directly owned by the Company have been leased on a "net" basis to One Care Health Industries, Inc., AFC, Inc., doing business as America's Favorite Chicken Co. and Tandy Corporation, respectively, for terms of ten, twenty and fifteen years, respectively. The two Properties owned by joint ventures are located in Wichita, Kansas and Independence (a suburb of Kansas City), Missouri and have been leased on a "net" basis to Blockbuster Music Retail, Inc. for a term of ten years each. Under each such lease, the tenant has successive renewal options. The Company has contracted to purchase a sixth Property in Tucson, Arizona which it expects to hold through a joint venture and to lease to the operator of a Just For Feet retail shoe store for an initial term of 20 years. The leases on the five other Properties have and it is expected that the lease on this Property will have provisions for periodic rent escalations over the original and any renewal terms thereof. See "PROPERTIES." The Company purchased Properties and joint venture interests which it currently holds entirely with the proceeds which it received from the Initial Public Offering. It intends to purchase the sixth Property with such proceeds as well. See "Capitalization." The Company will hold all such Properties that it acquires and eventually sell them, with the proceeds likely to be reinvested in other Properties which meet the Company's investment criteria. The Company has an infinite life in that it does not have any predetermined date on which it is due to liquidate. See "INCOME TAX ASPECTS--Taxation of the Company." In some situations, the Company may lease Properties in other than net leases, but will attempt to enter into leases that limit the amount of expenses to be paid by the Company. In some situations, the Company may also acquire Properties on which improvements are required to be constructed or completed or renovations are required to be made, but will take appropriate measures to limit costs arising out of construction completion delays, cost overruns and other problems incidental to construction projects. See "Investment Objectives and Policies -- Development and Construction of Properties."

         Since the Company's formation, the Company's Board of Directors has attempted to maximize the Company's cash flow to Shareholders by avoiding a relatively fixed overhead cost structure and instead contracting to obtain services from its Affiliate, AAA. AAA has provided administrative staff and facilities to the Company at a cost less than the Company would incur if it was providing itself with such personnel and administrative services because, if the Company had to provide itself with such services, it would need to obtain additional personnel to perform a variety of different functions and the Company would not be able to fully utilize such personnel at the Company's present size. The cost to the Company of maintaining underutilized employees would be greater than is the cost to the Company of retaining AAA. At the Company's current asset and revenue levels, the Company's Board of Directors continues to believe that it is more economical to retain AAA to provide advisory and management services than to incur the significant personnel and administrative overhead required to support the Company's current and anticipated operations. Management believes, however, that the efficiencies currently experienced by retaining AAA as the adviser will diminish as the Company grows, and expects that at the point the Company is incurring $2.5 million or more in combined annual general and administrative expenses and advisory fees, it will become cost effective to be self-administered. For conflicts of interest created by virtue of the Company's retaining AAA in such a capacity, see "Conflicts of Interest."

Risk Factors

         There are risks associated with the Company and with being a Shareholder in it. The "RISK FACTORS" section of this Prospectus contains a detailed discussion of the most important risks. The risk factors are organized into Risks Associated with the Offering, Other Real Estate Investment Risks, Other Risks Corporately, and Tax Risks, that is, risks arising from the REIT tax laws as they apply to the Company. Please refer to the "RISK FACTORS" section of this Prospectus for a discussion of these factors, including the following:

         RISKS ASSOCIATED WITH THIS OFFERING.

         - Investors will not have an opportunity to evaluate the additional Properties to be purchased with the proceeds of this offering. The Company has only recently acquired its interests in its five existing Properties. Without knowledge of the additional Properties to be acquired and because of the limited period of time in which the Company has held interests in its existing Properties, a prospective investor may have little or no economic and/or other financial information available to the investor to assist in evaluating the Company.

         - The Shares being offered are illiquid. They are not presently listed on any exchange and the Company is not required to list the Shares. Therefore, no organized trading market is presently expected to develop in the foreseeable future. Thus, investors may not be able to sell the Shares in the future, or may only be able to do so at a substantial discount from the Offering Price.

         - There is a risk that the value of the investments will be diluted by the issuance of additional Shares or other factors. The offering price ($10.25 per Share, hereinafter "Offering Price") was determined by the Company using, in part, subjective considerations. Thus, there is no assurance that the Offering Price reflects the actual current value of the Company's Properties or the current per Share value.

         - There will be less diversification of Properties if the Company does not raise the maximum proceeds pursuant to this offering resulting in fewer additional Properties being acquired. The Initial Public Offering and the past public offerings by AAA-sponsored Affiliates have not raised their maximum offering proceeds.

         - Management or Affiliates of management will receive significant amounts of compensation, regardless of the Company's profitability, such compensation being payable before any dividends are paid to the Shareholders of the Company.

         - The Company may use debt for up to 50% of the acquisition/development cost of its properties thereby increasing the Company's risk of loss; the increased risk of loss arises from increased debt service requirements, increased risk of foreclosure, balloon mortgage financing, due-on-sale financing and other factors.

         - Distributions to investors from operations may partially constitute "Return of Capital" as defined under Generally Accepted Accounting Principles.

         - Investing in the same type of property or in multiple Properties within relatively small geographical areas making the Company more sensitive to the economic trends and conditions that can affect such geographical areas.

         - The Company was formed approximately three years ago and has a limited operating history.

         - There are conflicts of interest between the Company, the Directors, and their Affiliates (persons or entities with a significant ownership or control relationship with the party with whom they are said to be affiliated) in connection with the purchase and ownership of Properties.

         OTHER REAL ESTATE INVESTMENT RISKS.

         - If the Company enters into additional joint ventures with Affiliates of AAA (the Company has already entered into two such joint ventures and expects to acquire through a third joint venture a property under contract as of the date of this Prospectus) or others, it is subject to the risks of being a partner, which include issues concerning control, liability, conflicts of interest and sharing of benefits.

         - To the extent that the Company is permitted, after receiving approval from a majority of the current Shareholders, and desires to construct or complete improvements on Properties that it acquires, the Company will be subject to risks relating to the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables.

         - Because the Company will continue to lease to single tenants who will be responsible for maintaining the Properties acquired, the Company may be exposed to more financial risk due to a tenant's failure to perform under its lease than if a Property were leased to multiple tenants.

         - Because the Company will continue to acquire Properties subject to long-term net leases, it is subject to the risk of early termination of such leases and the inability to re-lease or sell on terms as favorable as those of the terminated leases.

         - The future value of real estate and, consequently, Company profits, cannot be predicted and, thus, investors cannot be sure that their capital will be returned to them.

         - Because the Company may continue to acquire Properties built for a special purpose and intended for a particular tenant, such Properties may be hard to dispose of when their leases terminate or in the event of tenant defaults.

         - The Company may incur extraordinary expenses necessary to comply with the Americans With Disabilities Act.

         OTHER RISKS TO SHAREHOLDERS.

         - The Company will be relying upon the advice of AAA, which is an Affiliate of the principal officer of the Company, and on the advice of such principal officer concerning Property investments; and the Board of Directors has empowered the principal officer of the Company to authorize and approve Company investment proposals between meetings of the Board of Directors. The Shareholders will not have the ability to participate in management other than through the election of directors.

         - The Company may have insufficient working capital in the future, which could result in the Company having to borrow funds or receive additional capital through the sale of its equity or debt securities.

         - The Shareholders (record owners of the Company's Shares) holding a majority of the Shares may exercise certain voting rights, including the election of Directors, the amendment of the Company's governing documents and a change in the Company's material investment objectives, even if holders of 49% of the Shares object.

         - The Directors are indemnified with respect to certain liabilities.

         TAX RISKS.

         - The Company may not continue to qualify as a Real Estate Investment Trust in which case the Company would be taxed as a regular corporation and distributions to its Shareholders would not be deductible by the Company in computing its taxable income.

         - The Company may incur tax liability and penalties for non-compliance with certain REIT provisions, including those relating to dividend payments and Prohibited Transactions.

         - There may be in the future adverse changes in the tax laws affecting the Company and, consequently, its Shareholders.

See the section later in the Prospectus entitled "RISK FACTORS" for details.

Who May Invest

         This type of investment requires a long-term holding period, is considered to be illiquid and may not be readily resold. The Company may elect to list its Shares on an over-the-counter exchange, although there is no obligation to do so and there is no assurance that such a listing will occur. There are certain modest tax benefits claimed for this investment, but it is not a tax shelter and will not benefit an investor's tax situation as to his other income. See the section later in the Prospectus entitled "SUITABILITY" for details.

Capitalization and Estimated Use of Proceeds


         As of December 31, 1995, the Company had a total capitalization of $7,141,923. A total of 827,876 shares of the Company's common stock, $.01 par value per share, and 403,937 warrants to purchase shares of the Company's common stock were outstanding as of that date. As of March 15, 1996, the termination date of the Initial Public Offering, 1,028,253 shares of the Company's common stock and 504,126 warrants were outstanding. In the event that the maximum offering proceeds are raised from this offering, and assuming that the Company utilizes borrowings ("Leverage") in acquiring its additional Properties equal to 20 percent of the total purchase price of the additional Properties, then the Company's capitalization, as adjusted, would be approximately $44,702,301 with 3,881,911.5365 shares of the Company's common stock and 504,126 warrants to purchase shares of the Company's common stock issued and outstanding. However, based upon the Initial Public Offering and the prior offerings of Affiliates of the Company, it is not expected that the maximum proceeds will be raised. In addition, the Company has not previously used Leverage in connection with its acquisition of Properties, nor does it currently expect to do so in connection with its acquisition of its sixth Property.

         If the maximum offering proceeds of $29,250,000 are raised from this offering, the Company anticipates that it will have cash available for investment of $25,740,000 after deduction of approximately $3,071,250 for selling commissions and expenses and $438,750 for other organization and offering costs. After deduction of $1,462,500 for Acquisition Fees, $292,500 for other Acquisition Expenses and $292,500 for working capital reserve, the Company anticipates that there would be $23,692,500 in cash available for the purchase of Properties. See "ESTIMATED USE OF PROCEEDS" for details.


Investment Objectives and Policies

         The Company has the following fundamental investment objectives:

         - TO PROVIDE REGULAR DIVIDENDS TO SHAREHOLDERS. The Company has paid quarterly dividends to Shareholders since July 1994 and intends to continue paying quarterly dividends to Shareholders.

                  Dividend payments may fluctuate during the life of the Company. See "INVESTMENT OBJECTIVES AND POLICIES -- Dividends."

         - TO PROVIDE DIVIDENDS THAT ARE PARTIALLY FREE FROM CURRENT TAXATION. So long as the Company qualifies as a REIT, it will generally not be taxed on taxable income to the extent it pays dividends to the Shareholders. Company dividends will not be currently taxable to Shareholders to the extent the dividends exceed Company taxable income. The Company expects to incur less taxable income (and thus greater cash flow) because of its non-cash deductions for depreciation. However, depreciation deductions decrease the Company's tax basis in its properties and thus, will increase the Company's taxable income when the Company sells these properties. Approximately 18.3% of the distributions paid with respect to the Company's fiscal year ended December 31, 1995 constituted a return of capital. However, there is no assurance that such amount will not fluctuate from year to year. See "RISK FACTORS" and "INCOME TAX ASPECTS". The return of capital on a GAAP basis is calculated based on distributions to Shareholders in excess of net income of the Company allocated to Shareholders. Non-cash deductions such as depreciation and amortization generally reduce net income of a REIT below distributions creating a return of capital.

         - TO PROVIDE SHAREHOLDERS WITH LONG-TERM APPRECIATION ON THEIR INVESTMENT. Management believes that the Company can realize its objective of long-term appreciation of its Property portfolio based on the fact that each of the leases on the Properties in which the Company presently holds interests contain, and the Company's expectation that the leases on the additional Properties that it will acquire will contain, periodic rent escalation provisions over the original and renewal terms of such leases. Because the Company's Properties are and are expected to continue to be valued on the basis of their ability to produce income, the Company believes that successive periodic rental income increases resulting from such escalation provisions should increase the value of the Company's Properties over the long term. There is of course no assurance the Company will in fact realize portfolio appreciation.

         - TO PROVIDE INVESTORS WITH AN INFLATION HEDGE. During times of inflation, it is management's experience that commodities such as real estate experience price increases commensurate with increases in inflation. However, inflation has become a less significant factor in recent years as rates of inflation have been low. Also, real property which is subject to long-term leases requiring fixed rents over future years may not experience an increase in price commensurate with inflation or commensurate with similar properties which are not subject to such leases.

         - TO CONSERVE CAPITAL. The Company will attempt to conserve capital by endeavoring to continue to invest in a diversified portfolio of quality real estate under long-term leases to creditworthy tenants. The amount of money raised in the offering will affect the number of Properties the Company will be able to purchase. The more Properties the Company acquires, the more diversified it will be and the less it will be affected by any single property that does not perform as expected. For a description of the Properties which the Company has already acquired, see "PROPERTIES".

         There is no assurance that any of these objectives can be achieved.

         In attempting to achieve these objectives, the Company will abide by the following policies:

         - Any Property acquired will be purchased for cash supplied by the Company and indebtedness incurred by the Company or otherwise encumbering the Property not to exceed half the price of the Property acquired.

         - The Properties, which will be used for commercial purposes, will be leased to one or more tenants, each of whom has a stated equity of at least $40 million based on its most recently issued audited financial statements or other similar evidence establishing net worth.

         - Leases with a tenant will provide that it pays all or a significant portion of the operating costs associated with the Property, such as utilities, real estate taxes, insurance, maintenance and so forth; or, in some cases, the leases will provide an allowance in the rent structure to cover these operational cost items with any such costs in excess of the allowance to be paid for by the tenant. In some cases the leases may provide that the Company is responsible for some repairs to, or maintenance of, certain items of an improvement on a Property. In those cases, however, management will attempt to limit Company expenditures by obtaining sufficient warranties and developer warranties or guarantees as to such items. However, there is no assurance that it will be able to do so.

         - The leases will be for an extended period of time, typically ten or more years, and will provide for increases in the rent during the lease period based on various formulas.

         There are also Company policies that impose conditions on possible joint ventures, and there are numerous financial activities that are not permitted. See "INVESTMENT OBJECTIVES AND POLICIES" for details.

Properties

         The Company will attempt to continue to acquire only certain types of properties. The Properties it intends to acquire will a) be commercial; b) be leased or to be leased on a long-term basis to a single tenant; c) have certain required terms in the lease; d) have a tenant that meets certain criteria; and
e) satisfy certain conditions as to prospects for appreciation. The Company may not be able to satisfy all of these criteria for every Property. The Properties the Company intends to acquire may be located anywhere in the United States. For a description of the Properties which the Company has already acquired, see "PROPERTIES".

Construction

         The Company may on occasion purchase undeveloped Properties and construct improvements thereon, provided that, at the time it acquires any undeveloped Property, such Property will be subject to a net lease with a tenant who meets the suitability criteria established by the Company with respect to fully developed Properties. The Company may acquire undeveloped Properties and require the tenant to assume responsibility for the improvements thereon, or contract with third parties or affiliates to construct such improvements at competitive rates. Upon the completion of development of a particular Property, the Company may hold a Property for possible long term appreciation, or may sell such Property if the Company believes that its gains would be greater from such a sale than they would from holding the Property. See "INVESTMENT OBJECTIVES AND POLICIES -- Development and Construction of Properties."

Sale

         The Company may sell some or all of its Properties over time. The determination of whether a particular Property should be sold or otherwise disposed of will be made after consideration of performance of the Property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding whether to sell Properties, the Directors will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Affiliates of one or more Directors may be selected to perform various substantial real estate brokerage functions in connection with the sale of Properties for the Company. The Company will not sell or lease any Property to the Directors or their Affiliates. The Company may reinvest, at the discretion of the Directors, the proceeds from any sale of a Property, but only if it can do so without adversely affecting the Company's status as a REIT. See "INVESTMENT OBJECTIVES AND POLICIES -- Sale of Properties."

Management

         Under Maryland law, each Director of the Company must perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company and with the care of an ordinarily prudent person in a like position under similar circumstances. According to the Bylaws of the Company, the Directors have a fiduciary duty to the Company and the Shareholders and have a fiduciary duty to the Shareholders to supervise the relationship of the Company with the Adviser. The Directors have agreed to limit the idemnification they will seek from the Company in accordance with the restrictions contianed in the Bylaws. The Bylaws of the Company generally provide that a Director may be indemnified for any liability or loss suffered by him or her if (i) the Directors determine, in good faith, that the course or conduct which caused such loss or liability was in the best interests of the Company, (ii) the Director requesting indemnification was acting on behalf of or performing services for the Company, (iii) such liability or loss was not the result of negligence or misconduct by the Director (or, in the case of an Independent Director, gross negligence or willful misconduct) and (iv) such indemnification is recoverable only out of the net assets of the Company.

         AAA will serve as the property manager on behalf of the Company. AAA will receive a fee and be reimbursed for its costs in doing so. AAA will receive fees and cost reimbursements, up to a maximum percentage of the proceeds used, for locating and acquiring suitable Properties on behalf of the Company. All of the capital stock of AAA is owned by Taylor, the President and the Chairman of the Board of Directors of the Company. Taylor resides in Houston, Texas. See "MANAGEMENT" and "COMPENSATION OF MANAGEMENT AND AFFILIATES."

Prior Performance

         AAA and its affiliates have sponsored a number of public and private real estate limited partnerships. Seven partnerships raised $6,660,000 from 283 investors and purchased 14 properties with no debt and leased them to tenants who were responsible for paying all or nearly all of the properties' operating costs. In 1990, an AAA affiliated partnership was publicly registered, and in 1992, a second AAA affiliate partnership was publicly registered. Both publicly registered partnerships have more restrictive investment objectives than those of the Company. These public partnerships, which are no longer offering securities, raised $16,844,110 from 1061 investors and purchased, either individually or through Joint Ventures, ten properties. On October 27, 1994, a third AAA affiliated partnership was publicly registered. As of December 31, 1995, this public partnership had raised $3,828,490 from 191 investors and had purchased one property and an interest in one joint venture, which purchased a separate property. As of the date of this Prospectus, all properties acquired by these public and private partnerships are currently 100% leased and are leased at the current market rate. Moreover, as of the date of this Prospectus, no such AAA-sponsored limited partnership has ever failed to make a quarterly distribution, and the amounts of the distributions of such AAA-sponsored public limited partnerships and many such AAA-sponsored private limited partnerships which acquire investments on an all-cash basis have increased as such programs mature. See "PRIOR PERFORMANCE" for details.

Compensation to Management and Affiliates

         AAA will manage the day-to-day business and affairs of the Company under the direction of the Board of Directors. The Company will pay AAA fees for these services and reimburse it for certain expenses. Outlined below are the most significant items of compensation at each stage of the Company's operation:
See "COMPENSATION TO MANAGEMENT AND AFFILIATES" for details. Fees are paid prior to making distributions to the Shareholders.

                                 Offering Stage

         - The Company will pay Selected Dealers sales commissions of up to 8% per share. Selected Dealers may also receive up to 2% per Share for reimbursement of non-accountable expenses and up to .5% of the offering proceeds as a reimbursement for actual due diligence expenses.


                              Property Acquisitions

         - The Company and/or the sellers of Properties will pay Total Acquisition Fees and Expenses (inclusive of commissions or similar compensation paid to all persons in connection with the transaction) not to exceed the lesser of 6.0% of the contract price of the Property or the competitive real estate commission, unless the Directors of the Company otherwise authorize, subject to certain restrictions.

                              Property Development

         - The Company may buy undeveloped properties on which it will construct or arrange to have constructed improvements by utilizing the services of Affiliates, including AAA, or of third parties. If the Company contracts with Affiliates to construct or oversee construction of such improvements, such Affiliates may receive competitive construction or development fees and may receive reimbursement of their expenses.

                               Company Operations

         - On August 22, 1995, the Directors approved a special compensation payment for Taylor in the amount of $150,000. Taylor has received no other compensation from the Company for serving as its President. In connection with this special compensation payment, the Company executed a demand promissory note in such amount payable to Taylor on the earlier of July 15, 1996 or the date on which the Company receives $10,000,000 from its Initial Public Offering. Although entitled to do so, Taylor has not yet demanded payment. The note shall be payable in cash or Shares depending upon the availability of cash for such payment. No compensation arrangements were considered by the Directors prior to August 22, 1995 because, in their judgment, the Company had not raised sufficient funds through its Initial Public Offering to award such compensation. The compensation to Taylor had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 1995 meeting of the Board of Directors. No decisions as yet have been made with respect to any additional compensation for any period after August 1995. However, the Directors have commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined.

         - AAA is entitled to be paid Property management fees varying from 2.0% to 4.0% of rental income from the managed Property. AAA will also be paid an as-yet undetermined amount for other services related to the management of the Company and its Properties, including leasing fees, mortgage brokerage fee and maintenance fees.

         - Directors of the Company receive a $500 fee for each meeting of the Board of Directors attended in person (and will be reimbursed for all expenses in connection with such meetings) and will receive a fee of $500 for each meeting attended telephonically.

                              Property Disposition

         - AAA shall receive real estate brokerage commissions upon sale of a Property not exceeding one-half of the brokerage commission paid to all persons in connection with the transaction, and in no event exceeding 3.0% of the sale or disposition price.

Conflicts of Interest

         Initially, there were no arm's length negotiations between the Company and its principals or AAA in setting the fees and other compensation to be paid by the Company to them or in determining the interests of such principals in the Company. There may be competition with AAA-sponsored partnerships for suitable Properties. The Company is a co-venturer with two different AAA-sponsored partnerships in two separate joint ventures, each of which owns a Property. Within certain guidelines, there may be additional joint ventures with AAA-sponsored partnerships with respect to the ownership of Properties. Various conflicts of interest may arise stemming from the relationships of the parties, including the following. See "CONFLICTS OF INTEREST" and "INVESTMENT POLICIES AND OBJECTIVES -- Joint Venture Investments" for details.

                      Management and Affiliate Compensation

         - Transactions involving the purchase, development, construction, financing, lease and/or sale of Property by the Company may result in immediate realization by AAA of substantial remuneration. Conflicts may arise between the Directors and AAA with respect to AAA's recommendations concerning these transactions.

         - AAA and its Affiliates are actively engaged in other real estate investment activities, some of which involve real estate acquisition and management.

                           Non-Arm's Length Agreements

         - Initially, there were no arm's length negotiations between the Company and its principals or AAA in setting the fees and other compensation to be paid by the Company to them or in determining such principals' interest in the Company.

                   Competition Concerning Ownership Activities

         - There may be competition with AAA-sponsored partnerships with respect to the ownership of suitable Properties.

                              Transactions with AAA

         - The Company may under specified circumstances acquire Properties from AAA-sponsored entities and joint venture with AAA-sponsored partnerships with respect to the ownership of Properties.

           Competition for Time and Services of Taylor and Affiliates

         - The Company will depend on the Directors and AAA for its operation and the acquisition and management of its investments. Certain Directors and officers of the Company, including Taylor, are also officers and directors of AAA which also invests in and operates real estate.

                      Company Holdings of AAA and Directors

         - AAA, Affiliates of Taylor and both Independent Directors have previously acquired Shares which are not included in this offering at the original offering price of $10 per Share. However, neither

                  AAA nor its Affiliates received any warrants to purchase Shares in connection with their Share purchases. Neither AAA, nor the officers and Directors of the Company, nor the Affiliates thereof and of the Company are restricted from acquiring additional Shares. Shares owned by these persons can be expected to be voted in the respective best interests of these persons.

Income Tax Aspects

         The complexity of the federal income tax laws causes there to be potentially a variety of material tax issues associated with this investment. The principal tax consequences involved with this investment are that as long as the Company is treated as a real estate investment trust for income tax purposes, investors may receive dividends that are partially sheltered from federal income taxation. These reductions in the taxable income are generated as a result of deductions from various operating expenses and from depreciation, and such deductions could be challenged by the Internal Revenue Service. Also, there could be changes in the federal tax laws which could either increase or decrease the tax impact from income received from the Company.

         A discussion of the federal income tax issues which may be important to investors is set forth in the "INCOME TAX ASPECTS" section of this Prospectus. This section includes a discussion of the many rules the Company must follow in order to continue to qualify as a REIT and timely avoid paying federal income taxes.

Dividend Reinvestment Plan

         Investors may elect to automatically reinvest distributions in respect of Shares purchased pursuant to this offering in additional Shares through the Company's dividend reinvestment plan, if the Company adopts the same (the "Dividend Reinvestment Plan"). Shareholders who elect to participate in the Dividend Reinvestment Plan will be treated, for federal income tax purposes, as having received their distributions and will be taxed on the amount that is reinvested. See "SUMMARY OF DIVIDEND REINVESTMENT PLAN" and "INCOME TAX CONSEQUENCES--Dividends Reinvestment Plan."

Organizational Relationships
- -----------------------------------------------------------
           American Asset Advisers Trust, Inc.
===========================================================
   Directors:  H. Kerr Taylor
               Robert S. Cartwright, Jr.
               George A. McCanse, Jr.

   Officers:   H. Kerr Taylor, President,
                  Treasurer
               Phil P. Moss, Executive
                  Vice President
               Michelle Courry, Secretary                ----------------------
                  (not an Executive Officer)                  The Investors
                                                         ----------------------



- -----------------------------------------------------------
American Asset Advisers Realty Corp (AAA).
AAA owns $200,010 in common stock of
American Asset Advisers Trust, Inc.  AAA
provides property acquisition, leasing,
administrative and management services for the
Company.
- -----------------------------------------------------------



- -----------------------------------------------------------
Common stock of AAA is wholly owned by H.
Kerr Taylor.
- -----------------------------------------------------------


===============================================================================

                                  RISK FACTORS

===============================================================================

         An investment in the Securities involves certain risks, some of which are peculiar to the Company and others of which are inherent in all similar real estate investments. In analyzing the offering, prospective investors should consider carefully, among other factors, the effect, if any, of the following:

Risks Associated With This Offering

         UNSPECIFIED PROPERTIES. The Company presently owns interests in five Properties and has contracted to purchase a sixth Property. Although the Company has established certain criteria for evaluating particular Properties to be acquired by the Company, as well as the operators of such Properties, the specific Properties in which the proceeds of this offering are to be invested have not been identified as of the date of this Prospectus. Moreover, the Company has owned its interests in existing Properties for little more than one year. Therefore, a prospective investor may have no information as to the identification or location of specific properties, financing terms or other relevant economic and financial data affecting the Properties to be purchased by the Company with the proceeds of this offering, and little information with respect to the financial performance of the existing Properties, which information, if possessed by the investor, would assist the investor in evaluating the Company. However, this Prospectus will be amended or supplemented at any time a reasonable probability exists that a specific property will be acquired by the Company and may be amended periodically to reflect updated financial information with respect to the performance of the existing Properties. See "INVESTMENT OBJECTIVES AND POLICIES."


         ILLIQUIDITY OF SHARES. The Shares being offered are illiquid. They are not presently listed on any exchange and the Company is not required to list the Shares. Therefore, no organized trading market is presently expected to develop in the foreseeable future. Thus, investors may not be able to sell the Shares in the future, or may only be able to do so at a substantial discount from the Offering Price.


         DILUTION. The value of an Investor's Securities can be diluted by reason of poor future acquisitions by the Company, devaluation of existing Properties of the Company, the subsequent issuance of more Shares in this and subsequent offerings, the use of all or part of the proceeds from this offering for operating expenses of existing Properties, and the Offering Price being greater than the actual per Share value.


         Because investors pay the same price per Share during the offering whether they acquire Shares before or after the Company has made additional investments, the value of Shares acquired by Shareholders could be diluted upon the sale of additional Shares if investments previously acquired by the Company have appreciated in value. Conversely, if investments previously acquired by the Company have depreciated in value, the value of Shares purchased by the Shareholder later in the offering will be diluted immediately upon the purchase of the Shares. The Directors may authorize the issuance of Shares in addition to Shares issued pursuant to this offering or may issue other types of securities, thereby resulting in possible dilution of the equity of the Shareholders. Moreover, the Company has issued warrants expiring March 1998 to purchase an aggregate of 504,126 shares of the Common Stock at a purchase price of $9 per share. The net proceeds to the Company from the exercise of such warrants will be the full $9 per Share because no additional organizational and offering expenses will be charged against such amount. The net proceeds from the sale of Shares pursuant to the current offering, after deduction of the offering expenses to be incurred by the Company in the offering, is $9.02 per Share. If the net value per Share is greater than $9 at the time the warrants are exercised, then the value of Shares purchased in this offering could be diluted.


         To the extent that the actual value of the Shares is, in fact, less than the per Share Offering Price (see "Determination of Offering Price" above), an investor's investment in the Shares sold pursuant to this offering will be immediately diluted.

         There is no minimum number of Shares which the Company must sell to consummate this offering. Accordingly, it is possible that the Company may sell so few Shares in this offering that it would not be able to purchase additional Properties, even by using leverage of up to 50 percent of the acquisition price of the additional Properties. Under these circumstances, the Company would not be prohibited from allocating all or a portion of the proceeds of this offering for use to pay operating expenses of the Company or expenses of Properties already purchased by the Company (to the extent that the Company is liable for such expenses under the long-term net leases on such Properties). Because such uses might not create additional value, investors in this offering might find that the value of their investments would be effectively diluted. See "INVESTMENT OBJECTIVES AND POLICIES" and "ESTIMATED USE OF PROCEEDS."


         OFFERING PRICE. The Directors have determined the offering price for the Securities based on a number of subjective and objective factors. The offering price does not bear a direct relationship to any single objective factor or group of objective factors, such as the financial condition of the Company, or the cost, current value or potential appreciation in value of the Properties of the Company or the per Share value. Accordingly, there is no assurance that the Offering Price reflects the actual current value of the Company's Properties or the per Share value.

         PROCEEDS RAISED BY THE COMPANY AND AFFILIATES IN PRIOR OFFERINGS. During its recent two-year public offering, the Company raised approximately $10,000,000 of the $20,000,000 being offered and three recent offerings by AAA Affiliates raised (or have to date raised) less than the maximum amount of funds for the securities offered. See "PRIOR PERFORMANCE." Similar results may occur in this offering, increasing the likelihood of a lack of diversification of Properties acquired with offering proceeds.

         COMPENSATION OF MANAGEMENT AND AFFILIATES. Various types of compensation are payable by the Company to the Company's management and to persons affiliated with management. In general, this compensation is not dependent on the success or profitability of the Company's investments, is not subordinated to a specified return to the Shareholders, and is payable before the payment of dividends to the Shareholders. Moreover, the amount of compensation to be paid to management and the Affiliates is not the result of arms-length negotiations. In the future, any additional compensation will be determined in the sole discretion of the Board of Directors. See "MANAGEMENT" and "MANAGEMENT AND AFFILIATE COMPENSATION".

         RISKS ASSOCIATED WITH LEVERAGE. On an aggregate basis, the Company may borrow up to 50% of the purchase price of its Properties. Following an acquisition, the Company may also encumber a Property through financing the construction of improvements thereon or otherwise, by borrowing up to 50% of the value of the Property at that time. However, not more than 10% of the Company's assets may be invested in Unimproved Real Property. Further, under state securities laws, the Company may not at any given time incur additional indebtedness, if after doing so, the Company's total indebtedness would exceed three hundred percent (300%) of the Company's Net Assets. See "INVESTMENT OBJECTIVES AND POLICIES - Borrowing Policies Restrictions on Leverage." The use of borrowed funds in the purchase and development of Properties is referred to as "Leverage." Although the Company has not yet borrowed funds, it may do so in the future.

                  USE OF LEVERAGE, GENERALLY. The effects of utilizing Leverage are to increase the number of Properties that may be purchased with the Company's funds available for investment (thereby also increasing Acquisition Fees payable to an Affiliate), to increase the potential for gain, to increase the aggregate amount of depreciation available to the Company and to increase the risk of loss. Also, while higher leverage should enable the Company to acquire a greater number of investments, the Company would need to utilize greater funds to make debt service payments resulting from such higher leverage, which could result in less funds available for distributions to the Shareholders. To the extent that the Company uses leverage or increased amounts of leverage in the purchase of its Properties, the potential for gain and risk of loss will be increased accordingly. If the Company defaults on secured indebtedness, the lender may foreclose, and the Company could lose its investment in the Property. Mortgage market conditions and the policies of the Federal Reserve Board may make it difficult to obtain mortgages on acceptable terms.

                  RISK OF ACCELERATION OF MORTGAGE FINANCING. In purchasing Properties subject to financing, the Company may obtain financing with "due-on-sale" and/or "due-on-encumbrance" clauses which, upon future refinancing or sale of the Properties, may cause the maturity date of such mortgage loans to be accelerated and such financing to become due. In such event, the Company may be required to sell its Properties on an all-cash basis, to acquire new financing in connection with the sale, or to provide seller financing. It is not the intent of the Company to provide seller financing, although it may be necessary or advisable in certain instances. It is unknown whether the holders of mortgages encumbering the Company's investment Properties will require such acceleration or whether other mortgage financing will be available. Such factors will depend on the mortgage market and on financial and economic conditions existing at the time of such sale or refinancing.

                  RISKS OF BALLOON PAYMENT OBLIGATIONS. The Company will seek to acquire Properties which are subject to mortgage loans which have a term of not less than five (5) years, which provide for the amortization of the entire loan principal, or a substantial portion thereof, prior to maturity, or which do not require a balloon payment (i.e., a substantial lump sum principal payment) to be paid within the anticipated holding period for the Property. Nevertheless, the Company may incur borrowing not meeting the foregoing standards if a majority of the disinterested Directors (including a majority of the Independent Directors) deem it to be in the best interests of the Company. Such mortgages involve greater risks than mortgages whose principal amount is amortized over the term of the loan, since the ability of the Company to repay the outstanding principal amount at maturity may be dependent upon the Company's ability to obtain adequate refinancing or to sell the Property, which will in turn be dependent upon economic conditions in general and the value of the underlying Properties in particular. There is no assurance that the Company will be able to refinance any such balloon payment mortgages at maturity. Further, a significant shrinkage in the value of the underlying Property could result in a loss of the Property by the Company through foreclosure.

                  The Company may finance acquisitions of Properties with mortgages that do not provide for the repayment of the entire principal amount of the mortgage loan or a substantial portion thereof during its term and therefore require "balloon" payments at maturity. It is also possible that the Company will finance Property acquisitions with balloon loans. Balloon payments are payments of a significant portion of the amount originally borrowed when the loan is due. The ability of the Company to repay at maturity the outstanding principal amount of the balloon loan may be dependent on the Company's ability to sell the Property or obtain adequate refinancing, which in turn will be dependent upon economic conditions in general and the value of the Property in particular at the time the loan is due. There is no assurance that the Company will be able to refinance a balloon loan at maturity or that the terms of any new loan will be as favorable as the prior loan.

                  If the Company is unable to refinance a balloon loan at maturity, it may be forced to sell the Property securing repayment of the balloon loan (or another Property), which sale would be affected by economic conditions in general and possibly by the availability of financing to the purchaser. There is no assurance that the proceeds of such sale would be sufficient to repay fully the balloon loan. Any such refinancing or sale may affect the rate of return to Shareholders and such sale may affect the projected time of disposition of the Company's assets. To the extent that Properties are subject to balloon mortgages, the Company's objective of increasing equity through the reduction of mortgage debt on such Properties may be more difficult to achieve. See "INVESTMENT OBJECTIVES AND POLICIES."

         DIVIDENDS AS RETURN OF CAPITAL. If the Company generates cash from its operations and thereafter distributes the cash to its shareholders in the form of dividends, a portion of those dividends will be deemed to be a return of capital to the extent the distribution exceeds net income as defined by generally accepted accounting principles. The return of capital on a GAAP basis is calculated based on distributions to shareholders in excess of net income of the Company allocated to the shareholders. Non-cash deductions such as depreciation and amortization generally reduce net income of a REIT below distributions creating a return of capital. A return of capital will also have the effect of reducing an investors's tax basis in the investor's Shares.

         LACK OF GEOGRAPHICAL DIVERSIFICATION. Although it is not limited to investing in any particular area or region, the Company may invest in Properties primarily located in the same state or general geographical area. If the Company's concentration of investments are in a limited number of states or general geographical areas, it will substantially increase the risks to the Company in the event of any adverse change in the economic conditions and real estate markets within such states or general geographical areas. Adverse trends in these economic factors could adversely affect rental income and appreciation in value of these Properties, which in turn would materially affect the continued viability and profit potential of the Company.

         As of the date of this Prospectus, the Company owns interests in five properties located in four states in diverse geographic regions. See "PROPERTIES." There is, however, no assurance that the Company's investments will continue to be located in geographically diverse areas.


         LACK OF OPERATING HISTORY. The Company was formed on August 17, 1993 and did not commence business until it broke escrow from its previous offering on May 9, 1994. Its operating history is, therefore, limited. Executive officers and the majority of the Directors of the Company and AAA have had experience in acquiring, developing, leasing and managing properties, but have only approximately 2 1/2 years experience in managing and operating a real estate investment trust.


         ACQUISITION OF PROPERTIES FROM AFFILIATES. Except for the requirement that any transaction involving the acquisition by the Company of a Property from a Director, officer or Affiliate must be (1) approved by a majority of the Company's disinterested Directors, including its Independent Directors, as being fair and reasonable and no less favorable to the Company than transactions available from unaffiliated third parties, and (2) at a price to the Company no greater than the cost to the Director, officer or affiliate of the Property, unless a substantial justification exists for the price to be in excess of such cost and such excess is reasonable, no other restrictions apply. Accordingly, there is a risk that a majority of the Independent Directors could approve the acquisition by the Company of an under-performing or marginally performing property owned by a Director, officer or Affiliate of the Company which could adversely affect the Company's investment results, while at the same time, personally benefit the selling Director, officer or Affiliate. See "INVESTMENT OBJECTIVES AND POLICES - Acquisition of Properties." The Company has not acquired any of its existing Properties from Affiliates; however, there is no assurance that it will not do so in the future.

         CONFLICTS OF INTEREST. The Company is subject to potential conflicts of interest resulting from current relationships among its President, who is also a Director, AAA and AAA Affiliates. These conflicts of interest may arise in each aspect of operations, including property acquisition, disposition and management. Specifically, the Company will depend on the Directors and AAA for its operation and the acquisition and management of its investments. The President, who is also a Director, of the Company and certain other officers of the Company are also officers and directors of AAA which also invests in and operates real estate. Taylor, himself, is actively engaged in other real estate investment activities, some of which involve real estate acquisition and management. Accordingly, the Company may have to compete with AAA and other real estate investment businesses of Taylor for the time and services of such Directors and officers. Moreover, the Company may be in competition with AAA and affiliates of Taylor for the acquisition and ownership of suitable investments.

         Independent Directors (Directors having no separate relationship with AAA or any of its Affiliates other than the Company) may disagree with AAA or Taylor or both concerning AAA's recommendations for Properties to acquire, the acquisition fees it intends to charge, the quality of the performance of its management services, leasing services or brokerage services or other aspects of AAA's advisory activities. The Independent Directors may disagree with Taylor as to the size or duration of his proposed compensation arrangements as an officer of the Company. See "CONFLICTS OF INTEREST."

Other Real Estate Investment Risks

         RISKS OF JOINT VENTURES. The Company may participate in additional joint ventures. See "INVESTMENT OBJECTIVES AND POLICIES". It presently participates in two such joint ventures in which it holds a 51% and 54.84% interest, respectively and anticipates owning a 51.9% interest in the joint venture which is due to close on the outstanding contract to purchase a sixth property. See "INVESTMENT OBJECTIVES AND POLICIES-Joint Venture Investments" and "PROPERTIES." Investments in joint ventures may involve risks which may not otherwise be present where investments are made directly by the Company in real property. These risks include those associated with the possibility that the Company's partner might become bankrupt or otherwise unable to perform its obligations, risks that the joint venture partner may from time to time have economic or business interests or goals which are inconsistent with or adverse to those of the Company and risks where the joint venture partner may take actions contrary to the requests for instructions of the Company or contrary to the Company's objectives or policies. For instance, actions by one joint venturer may result in the Property being subjected to liabilities in excess of those contemplated by the terms of the joint venture agreement, thereby exposing the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities or may have other adverse consequences to the Company. Moreover, there is the additional risk that the joint venturers may not be able to agree on matters relating to the property they jointly own. Although each joint owner will have a right of first refusal to purchase the other owner's interest, in the event a sale is desired, the joint owner may not have sufficient resources to exercise such right of first refusal.

         The Company also may from time to time participate jointly with publicly registered investment programs or other entities sponsored by AAA or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the Property, which partition might decrease the value of each portion of the divided Property. The Company or AAA may also experience difficulty in enforcing the rights of the Company in a joint venture with an Affiliate due to the obligation of AAA or the Directors may owe to the other partner in such joint venture.

         RISKS ASSOCIATED WITH CONSTRUCTION ON PROPERTIES. The Company may on occasion acquire Properties and construct improvements thereon or acquire Property under contract for development, under the circumstances described in "INVESTMENT OBJECTIVES AND POLICIES - Development and Construction of Properties." Investment in such Properties to be developed or constructed is subject to more risks than are investments in fully developed and constructed Properties with operating histories.

         The Company may, in connection with the acquisition of such Properties, advance on an unsecured basis, a portion of the purchase price, either in the form of cash, a conditional letter of credit or promissory note, or some combination thereof. In the case of any Property which is not yet completed at the time of purchase, the Company will be dependent upon the seller or lessee to fulfill its obligations, including the return of advances and the completion of construction. Such party's ability to carry out its obligations may be affected by financial and other conditions which are beyond the control of the Company.

         If the Company acquires Properties on which improvements are to be constructed or completed, the Company will be subject to risks in connection with the ability of the general contractors and the subcontractors to control the construction costs or to build in conformity with plans, specifications and timetables. The failure of a contractor to perform may necessitate legal action by the Company to rescind its construction contract or to compel performance or, under certain circumstances, to rescind its purchase contract. There can be no assurance that a rescission of the Company's purchase contract will be granted. In the event it is granted, the Company may be compelled to sue for damages. Such legal actions may result in increased costs to the Company. The failure of a contractor to perform may also result in increased costs to the Company as a result of foreclosure by the construction lender, if any, or due to the need for the Company to complete the project. Performance may also be affected or delayed by conditions beyond the contractor's control, such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or of skilled labor and by the financial insolvency of the general contractor or any subcontractors prior to completion of construction. Such factors can result in increased costs of a project and corresponding depletion of the Company's working capital and reserves, and in loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction costs.

         The Company may make periodic progress payments to the general contractors of Properties prior to the completion of construction. By making such payments, the Company may incur substantial additional risks, including the possibility that the developer or contractor receiving such payments may not fully perform the construction obligations in accordance with the terms of his agreement with the Company and that the Company may be unable to enforce the contract or to recover the progress payments. The Company may require a labor and material bond, a completion bond or performance bond or more than one of the foregoing in order to insure performance and reduce the risk of loss associated with construction. While the Company intends to use such controls on its disbursements to the builder as it deems necessary, there can be no assurance as to whether the Company will be able to implement a particular control in any given transaction and whether any control adopted will, in fact, limit risk.

         Risks of Property Leased to a Single Tenant. In leases with single tenants, the continued viability of the lease will depend directly on the continued financial viability of one tenant. If the tenant fails and the lease is terminated, the Company would incur a reduction in cash flow from the Property and the value of the Property would be decreased. Also, where two or more Properties have the same tenant, or related tenants, the continued viability of each Property would depend directly on the financial viability of a single tenant. To help mitigate these risks, the Company will continue to consider the creditworthiness and financial strength of the tenants of its Properties at the time they are acquired. See "INVESTMENT OBJECTIVES AND POLICIES - Acquisition of Properties."

         Risks of Net Leases. Net leases frequently provide the tenant greater discretion in using the leased Property than ordinary property leases, such as the right to freely sublease the Property, to make alterations in the leased premises, and to early termination of the lease under specified circumstances. The leases on the Company's existing Properties contain certain of these provisions. Further, net leases are typically for longer lease terms and thus, there is an increased risk that any rental increase clauses in future years will fail to result in fair market rental rates during those years. The leases on the Company's existing Properties are for terms ranging from 10 to 20 years.

         In the event that a lease is terminated, there can be no assurance that the Company will be able to lease the Property for the rent previously received or would be able to sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against defaulting tenants. For example, in the event a defaulting tenant declared bankruptcy, the Company would likely be unable to promptly recover the Property from the tenant under the bankruptcy proceedings and there is no assurance that the Company would receive rent in such proceedings sufficient to cover its expenses with respect to the property. Moreover, the provisions applicable to real estate investment trusts in the Internal Revenue Code may restrict the Company's ability to deal with a new tenant after termination of the lease. In the event a tenant does not pay rent, it is likely the Company would not only lose the net cash flow from the Property but also might need to use cash flow generated by other Properties to meet mortgage payments on the defaulted Property in order to prevent foreclosure. Certain prior Programs of Affiliates of the Company have experienced adverse business developments including the filing by tenants for protection from creditors under Chapter 11 of the Bankruptcy Code and involvement in litigation, as a result of which the Company has re-leased the Properties formerly occupied by such tenants. See "PRIOR PERFORMANCE".

         In evaluating a possible investment by the Company, the creditworthiness, or financial strength, of a tenant generally will continue to be a more significant factor than the value of the Property without a lease with the tenant and the Appraised Value of a Property will probably reflect the value of the tenant's ongoing lease of such Property. See "INVESTMENT OBJECTIVES AND POLICIES."

         Risks of Real Estate Investments. Equity real estate investments are expected to be limited by the ability of the Company to vary its portfolio promptly in response to changing economic, financial and investment conditions. Such investments will be subject to risks such as adverse changes in general economic conditions or local conditions (for example, excessive building resulting in an oversupply of existing space or a decrease in employment, reducing the demand for real estate in the area), as well as other factors affecting real estate values (i.e., rent controls, increasing labor, materials and energy costs, the attractiveness of the neighborhood, etc.). Equity investments will also be subject to such risks as adverse changes in interest rates, the availability of long-term mortgage funds and additional debt financing, and the ability of the Company to provide for adequate maintenance of its Properties. To the extent that the Company utilizes less Leverage to acquire its Properties, the risks relating to interest rates and long-term financing will be reduced. The Company's investments will be in single tenant net lease commercial properties and, like all real estate equity investments, will be subject to the risk of inability to attract or retain tenants and to the risk of a decline in rental income as a result of adverse changes in the economic conditions, local real estate markets and other factors. To the extent that the Company's rental income is based on a percentage of gross receipts of retail tenants, its cash flow is dependent on the retail success achieved by such tenants. Also, certain expenditures associated with equity investments (principally mortgage payments, real estate taxes, maintenance and utility costs) are not necessarily decreased by events adversely affecting the Company's income from such investments. Should such events occur, the Company's equity investments could become a burden, and distributions to Shareholders may be impaired. In the event that mortgage payments are not met with respect to a Property, the Company could sustain a loss on its equity investment as a result of a foreclosure of mortgages secured by such Property.

         No Assurance of Property Appreciation, Company Profit or Dividends. While the Company will attempt to buy leased, income-producing Properties at or below the appraised value of such Properties, there is no assurance that any Properties acquired by the Company will operate at a profit, will appreciate in value or will ever be sold at a profit, or that dividends will be paid by the Company. The marketability and value of any such Properties will be dependent upon many factors beyond the control of the Company. There is no assurance that there will be a ready market for the Company's Properties.

         Risks of Investing in Special Purpose Properties. The Company may acquire Properties which are specifically suited to the needs of particular tenants, including office or retail facilities. For example, the Company already owns interests in a medical clinic building, a Property on which a fast-food restaurant is situated, and two Properties on each of which a music retail store is situated. The Company has also contracted to purchase a Property in which it expects that a large retail shoe store will be operated. The value of these Properties could be adversely affected by the failure of the specific tenant for which they are suited to renew or honor its lease. Such Properties would typically require extensive renovations to adapt them for new uses by new tenants. Also, it may be difficult for the Company to sell special purpose Properties to persons other than the tenant.

         Risks of Cost in Complying with the Americans With Disabilities Act. Title III of the Americans with Disabilities Act of 1990 ("ADA"), 42 U.S.C.
Section 12101, et seq., prohibits discrimination in the private ownership and operation of real estate. Title III addresses the design, construction, and use of places of public accommodation and commercial facilities by private entities. In general, Title III provides that private entities who own, operate, lease, or lease to a place of public accommodation cannot discriminate against persons with disabilities in the facility itself or the activities and operations conducted within the facility. Title III mandates that persons with disabilities be provided accommodations and access equal to, or similar to, that available to the general public. In order to ensure that the Company's Properties comply with ADA, the Company may incur costs necessary to remove "architectural barriers," that is, everything that prevents a person with a disability from enjoying full and equal use of a facility. These costs may be prohibitive in certain situations and thereby prevent the Company from acquiring a Property that would otherwise qualify for acquisition. In addition, the costs of compliance with the ADA may have a significant adverse impact on the Company's profits.

         Risks of Environmental Liabilities. Under federal law, the landowner has certain liabilities with respect to the presence of improperly disposed hazardous substances on its real property. This liability is without regard to fault or knowledge of such substances and may be imposed jointly or severally upon all succeeding landowners from the date of the improper disposal. Moreover, the requirements of state and local laws governing the Properties which the Company acquires can be expected to differ from location to location. There can be no assurance that hazardous substances or wastes, contaminants, pollutants or sources thereof (as defined by present or future state or federal laws and regulations) will not be discovered on Properties during the time they are owned by the Company or after its sale of them to third parties. In the event hazardous materials are discovered on a Company Property, the Company may be required to remove these substances or sources and clean up the affected Property. In doing so, the Company may incur liability to the full extent of its assets for the entire cost or of any such removal and cleanup. The Company could also be liable to tenants or other users of the affected Property, and it may find it difficult or impossible to sell the affected Property prior to or following any such removal or cleanup.

         Risks of Providing Financing to Purchasers of Company Properties. The Company may provide financing to purchasers of its Properties in order to effect their sale. This financing would result in a delay of the Company's receipt of the proceeds from the sale of the Property and in essence would result in the Company's investing in a loan to such person. The Company may provide such financing in circumstances where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the Property than it would without such financing.

         Risks of Leaseback Transactions. The Company, on occasion, may lease an investment Property back to the seller for a certain period of time or until stated rental income objectives are obtained. When the seller/lessee leases space to tenants, the seller/lessee's ability to meet its mortgage payments and its rental obligations to the Company would be subject to the risk that the tenants may be unable to meet their lease payments to the seller/lessee. A default by the seller/lessee or other premature termination of the leaseback agreement could, depending on the size of the Property and the Company's ability to manage and re-lease it successfully, have an adverse effect on the financial position of the Company, since the Company may suffer a loss from operation of such Property. In the event of such a default or termination, there is no assurance that the Company would be able to find new tenants for the Property without incurring a loss. Also, a seller, in negotiating the terms of an acquisition which will require the seller to lease the Property back for some period of time, may attempt to include in the acquisition price all or some portion of the lease payments required to be made under the lease. If the seller is successful in such attempt, the Company may pay an increased price upon acquisition where a leaseback is involved. Further, leaseback revenues from Properties leased back to sellers may be deemed to be a return of capital rather than investment income.

         Accounting for Net Lease Transactions. Certain accounting standards require leases to be classified for financial reporting purposes as either capital leases or operating leases. Capital leases are required to appear as assets and liabilities on the lessee's balance sheet. Transactions in which the Company acquires a deed to a Property may or may not be recognized as a sale for financial reporting purposes due to the inclusion of certain provisions in the lease of the Property. These accounting standards might make sale-leaseback transactions less desirable for the seller-tenant that wants to treat the sale-leaseback with the Company as an operating lease and, therefore, might reduce the prospective number of Properties available for net lease investment.

         Risks of Energy Shortages and Allocations. There may be shortages or increased costs of fuel, natural gas, water, or electric power or allocations thereof by suppliers or governmental regulatory bodies in the areas where the Company purchases Properties, in which event the operation of Properties to be acquired by the Company may be adversely affected. The Company will endeavor, where feasible, to provide for the pass-through of any such increases to tenants of the Properties through lease provisions to that effect.

         Competition for Investments. The results of Company operations will continue to depend upon the availability of suitable opportunities for investment, which in turn depends to a large extent on the type of investment involved, the condition of the money market, the nature and geographical location of the Property, competition and other factors, none of which can be predicted with certainty. The Company continues to compete for acceptable investments with other financial institutions, including insurance companies, pension funds and other institutions, real estate investment trusts and limited partnerships which have investment objectives similar to those of the Company. Many of these competitors may have greater resources than the Company and have greater experience than the Directors and AAA.

         Risks of Uninsured Losses. The Company will continue to arrange or obligate the lessee to arrange for comprehensive insurance, including fire, liability and extended coverage on all investment Properties. However, there are certain types of losses (generally of a catastrophic nature) which may be either uninsurable or not economically insurable. These losses generally include those resulting from war, earthquakes and floods, in addition to punitive damages. If any such disaster occurs and is not covered by insurance, the Company might suffer a loss of capital invested and any profits which might be anticipated from the Property. The Company intends to obtain earthquake and flood insurance for its Properties to the extent that it is economically available.

         Investments in Non-Real Estate Assets. The Company will continue to invest offering proceeds and working capital in Permitted Temporary Investments pending investment of such proceeds in real estate assets. In general, the return on Permitted Temporary Investments are sensitive to interest rates and the value of such investments will generally decrease as market interest rates increase. Accordingly, if the Company sells such an investment when interest rates are higher than at the time when the investments was initially made, the Company could receive less in such a sale than the amount it initially paid. Conversely, if market interest rates declined, these investments may be prepaid and the Company might not be able to reinvest the proceeds in investments bearing comparable rates of return due to lower prevailing interest rates.

         Adjacent Properties. Although it is not expected to occur, if AAA or its Affiliates acquire Properties that are adjacent to Company's Properties, the value of such Properties acquired by AAA or its Affiliates may be enhanced by the interests of the Company. It is also possible that such Properties would be in competition with the Company's Properties for prospective tenants.

Other Risks to Shareholders

         Reliance on Management. The Shareholders do not have any active participation in the management of the Company or in the investment of the proceeds of this offering, and, therefore, must rely on the management, acquisition expertise, and decisions regarding property investments provided by the Directors and more particularly, AAA, the Company's property manager. None of the Company's officers or Directors will be a full-time employee of the Company. The principals of AAA and the Directors of the Company have substantial collective experience in commercial real estate investment. The Board of Directors has empowered Taylor to authorize and approve Company investment proposals on its behalf between meetings of the Board. See "THE COMPANY," "MANAGEMENT," "PRIOR PERFORMANCE" and "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES."

         Risk of Insufficient Working Capital. Although the Company is not presently experiencing any working capital deficiencies as of the date of this Prospectus, there is no assurance that the Company will have sufficient working capital in the future. A deficiency in working capital may be caused by a decrease in revenues, by an increase in expenses, or by an uninsured casualty to a property or by other unanticipated events. During times of insufficient working capital, there is no assurance that the Company could borrow funds or receive additional capital through the sale of its equity or debt securities. Further, loan covenants and other restrictions included in any Company financing agreements relating to its acquisition of Properties or otherwise, could restrict the Company's ability to borrow for such purposes or its ability to draw funds from working capital reserves.

         Shareholder Voting Rights. Under the organizational documents, Shareholders voting specified percentages of the Shares may take certain actions, including amending the Company's Charter and Bylaws and causing the dissolution and liquidation of the Company. Certain provisions designed to preserve the Company's status as a REIT cannot be amended without a "super majority" vote of 66 2/3% of the votes entitled to be cast on the matter. Certain of these provisions may discourage or make it more difficult for a person to acquire control of the Company or to effect a change in the operation of the Company. All actions approved by the requisite number of votes would be binding on all of the Shareholders, whether or not they voted their Shares for such action, including votes to sell all or substantially all of the Company's assets, to dissolve and liquidate the Company, or to merge or reorganize the Company. In certain mergers and reorganizations, dissenting Shareholders may not have appraisal rights with respect to their Shares under applicable Maryland law. Subject to certain conditions required under Maryland law, the Directors have the power to cause the issuance of additional Shares without obtaining Shareholder approval. See "SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES."



         Control Share Acquisitions. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.



                  A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.



                  If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.


                  The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.


         Limited Liability of Directors and Possible Inadequacy of Remedies. The Directors are directors of a Maryland corporation and as such are required to perform their duties in good faith, in a manner believed by the Directors to be in the best interests of the Company and with the care of an ordinarily prudent person in a like position under similar circumstances. A Director who performs his duties in accordance with the foregoing standards shall not be liable to the Company or any other person for failure to discharge his obligations as a director. Notwithstanding the additional responsibilities of Independent Directors, an Independent Director will not have any greater liability than that of a Director who is not independent.

         The Company may in the future obtain insurance on behalf of any director or officer in reasonable amounts against losses arising from tort claims or other claims which may be made against a Director.

         Under its Bylaws, the Company is required to, under specified conditions, indemnify its Directors, officers and employees against all liabilities to the full extent permitted under Maryland law.

         Share Ownership of Directors and Affiliates. AAA, the Directors, and Affiliates of Taylor presently own Shares and may purchase additional Shares. Accordingly, following completion of the offering, management and its Affiliates may own a substantial percentage of the total Shares outstanding. As Shareholders, these persons can be expected to vote their Shares in a manner intended to benefit themselves. Circumstances may arise where the interests of these persons as Shareholders may be different from those of the other Shareholders.

         The Company's Bylaws provide that with respect to Shares owned by an Adviser (as defined therein), which includes AAA, the Directors, or any Affiliates, neither the Adviser nor the Directors nor any Affiliate may vote or consent on matters submitted to the Shareholders regarding the removal of the Adviser, Directors, or any Affiliate on any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter in which the Adviser, Director and any Affiliate may not vote or consent, any Shares voted or as to which a consent is given by any of them shall not be included.

         Delay in Investment in Real Estate. Although AAA will be constantly reviewing available Properties, there will be a delay between the time investors purchase their Shares and the time the net proceeds of the offering are invested in real estate interests. A delay in the Company's investment of offering proceeds in real estate would delay the Company's receipt of rents from such investment properties and would delay the time that earnings from these Properties would otherwise be distributed to Shareholders.

         Additional Financing and Potential Dilution. The Company is intended to be an "open-end" REIT in that the Directors are authorized, from time to time, without Shareholder approval, to borrow or raise capital through the issuance of additional Shares, notes, debentures, or other obligations of the Company which may be convertible into Shares or accompanied by warrants or rights to purchase Shares. The issuance of debt securities or additional equity interests by the Company will be made at such times and under such terms as the Directors determine to be in the best interests of the Company. It is possible, however, that any such issuance may result in dilution of the equity of the Shareholders. The Company will not, however, issue any debt securities or additional mortgage debt which would increase the Leverage of the Company above specified limits on Company indebtedness, and in any event will not issue such securities unless the historical or substantiated future cash flow of the Company, excluding extraordinary items, is sufficient to cover the interest on the debt securities.

         Derivative Securities. In its prior offering, the Company issued warrants, exercisable between March 1997 and March 1998, to purchase an aggregate of 504,126 shares of the Common Stock at $9.00 per share. While these warrants are outstanding, the Company may find it more difficult to raise equity capital. At any time when the holders of these derivative securities might be expected to exercise their warrants, the Company may be able to obtain additional equity capital on terms more favorable than those provided in such warrants.

         Fixed Expenses. Interest and required amortization payments on any outstanding debt of the Company as well as certain of the Company's operating expenses must be paid without regard to the Company's profitability. In the event the Company does not operate profitably and exhausts its reserves, it may be required to liquidate certain of its investments to pay its fixed expenses, which could have an adverse effect on the Company's operation.

         Investment Company Act of 1940. The Directors intend to conduct the operation of the Company so that it will not be subject to regulation under the Investment Company Act of 1940. The Company may, therefore, have to forego certain investments which could produce a more favorable return. Should the Company fail to qualify for an exemption from registration under the Investment Company Act of 1940, it would be subject to numerous restrictions under this Act. A failure to qualify for an exemption under this Act could have a material adverse affect on the Shareholders.

Tax Risks

         Risks of Failure to Qualify as a REIT. The Company intends to continue to operate so as to maintain its qualification for taxation as a REIT. As a REIT, it will be allowed a deduction for dividends paid to its Shareholders in computing its taxable income. Should the Company fail to qualify as a REIT for any tax year, its previous election to be taxed as a REIT would terminate and it would generally not be able to elect to be taxed as a REIT until the fifth year after the beginning of the first year of such disqualification. Without REIT qualification, the Company would be taxed as a regular corporation, and distributions to its Shareholders would not be deductible by the Company in computing its taxable income. See "TAX ASPECTS." The payment of any tax by the Company resulting from its failure to qualify as a REIT would reduce the funds available for distribution to Shareholders or for investment and, if Shareholder distributions had been made in anticipation of the Company's qualifying for taxation as a REIT, could force the Company to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. See "INCOME TAX ASPECTS."

         Risks of Excise Tax and/or Penalties. A violation of the REIT Provisions, even where it does not cause failure to qualify as a REIT, may result in the imposition on the Company of substantial excise taxes, such as where the Company engages in a prohibited transaction or where the Company is determined to be a dealer in real property. Because the question of whether such a violation occurs may be a factual one and may depend on the facts and circumstances underlying a given transaction, it is possible that such violations could inadvertently occur. To reduce the possibility of an inadvertent violation, the Directors intend to rely on the advice of legal counsel in situations where they perceive the REIT Provisions to be inconclusive or ambiguous. See "INCOME TAX ASPECTS."

         Changes in Tax Laws. The discussions of the federal income tax considerations of this offering are based on current law, including the Code, the Regulations, certain administrative interpretations thereof and court decisions. Future events, such as court decisions, administrative rulings and interpretations and changes in the tax laws or Regulations, that change or modify these provisions could result in treatment under the federal income tax laws for the Company and/or the Shareholders that differs materially and adversely from that described in this Prospectus, both for taxable years arising after and before such event. There is no assurance that future legislation, administrative interpretations or court decisions will not be retroactive in effect.

         Risks for IRAs and Investors Subject to ERISA. Fiduciaries of a pension, profit sharing or other employee benefit plan subject to ERISA should consider whether the investment in Securities of the Company satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Securities, whether the investment would be an improper delegation of control over or responsibility for plan assets and whether such fiduciaries have authority to acquire such Securities under the appropriate governing instrument and Title I of ERISA. Also, fiduciaries of an Individual Retirement Account ("IRA") should consider that an IRA may only make investments that are authorized by the appropriate governing instrument. See "ERISA CONSIDERATIONS."

================================================================================
                                   SUITABILITY
================================================================================


         It is important that investors recognize the possible illiquidity of the Securities and the likelihood of a long-term holding period in order to achieve the Company's investment objectives. Accordingly, the purchase of Securities is not suitable for any prospective investor whose funds must remain liquid or whose investment objectives for such funds do not include a long-term holding period.

         For the form of written representation required of persons investing in Securities, see the Order Form attached as Exhibit B to this Prospectus. The Company and each person selling Shares on behalf of the Company shall make every reasonable effort to determine that Securities will only be sold to an investor who represents in writing that, at the time the investor executes the Order Form, the investor meets the applicable suitability requirements and is purchasing the Securities for the investor's own account or the account of a qualified retirement plan. In order to meet the suitability requirements for this offering, each investor must, at a minimum, have (i) gross income, as defined in the Code, of $45,000 and a $45,000 net worth (excluding home, furnishings and automobiles) or (ii) a net worth of $150,000 (excluding home, furnishings, and automobiles). The Company and the Selected Dealers will rely on such representations by an investor in establishing the investor's suitability pursuant to the foregoing conditions unless one or more of these parties has reason to believe otherwise, in which case the investor's Order Form may be rejected. The suitability standards are guidelines established by the Company and various state securities regulators to assure that investors have the financial means to assume the risks involved for an investment in the Company.

         Executing the Order Form shall not constitute a completed transaction until at least five (5) days after the date the investor receives a final prospectus.

         If an investor were to later assert that the investor was unsuitable to acquire the Securities, the Company or the Selected Dealers, or both, may choose to rely as a defense on the investor's representation that the investor is a suitable purchaser, in light of the various considerations discussed herein and in the Order Form.

         Investors seeking to transfer their Securities after their initial investment may be subject to the securities laws of the state in which the transfer is to take place, including the imposition of "suitability standards" of the type described above.

         ATTENTION MICHIGAN AND PENNSYLVANIA RESIDENTS: By executing the Order Form you are representing to the Company that you are not and will not in the future invest more than ten percent (10%) of your total net worth in the Company's common stock.

         ATTENTION PENNSYLVANIA RESIDENTS: Because there is no minimum offering amount, you are cautioned to carefully evaluate the Company's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of Company subscriptions.

================================================================================

                              CONFLICTS OF INTEREST

================================================================================

         The operation of the Company will involve various conflicts of interest. The Independent Directors will determine how the Company will participate in any transaction or situation in which such a conflict is involved. The Directors have an obligation to act on behalf of the Shareholders and have an obligation to determine the Company's course of action in all situations in which a conflict of interest may rise. The conflicts of interest include the following:

Management and Affiliate Compensation

         The Directors have attempted to avoid a relatively fixed overhead cost structure, and thereby maximize cash flow to Shareholders, by retaining AAA to advise the Company with respect to the purchase, financing, lease and sale of Properties. At the Company's current asset and revenue levels, the cost to the Company of engaging AAA to provide such advisory services is less than the administrative and personnel costs the Company would incur if it was to provide itself with such services. This is because the Company would need to obtain personnel to perform a variety of different functions and the Company would not be able to fully utilize such personnel at the Company's present size. Transactions involving the purchase, financing, lease and sale of a Property by the Company may result in immediate realization by AAA of substantial commissions, fees, or other income. Conflicts may arise between the Directors with respect to AAA recommendations regarding these transactions. For example, recommending the acquisition of a Property with the use of leverage will generally result in the payment of greater Acquisition Fees than would be paid if a smaller Property was acquired with the same proceeds, but without the use of leverage. Also, conflicts may arise where AAA has a choice of recommending investments where its share of the Acquisition Fees or other compensation is greater with respect to one investment than its share of the Acquisition Fees or other compensation with respect to another investment. Similar conflicts may arise in connection with recommending the sale of a Property to one prospective purchaser over another. Conflicts may arise in recommending to the Directors the sale of a Property, the refinancing of the Property, or the continued operation of the Property where one course of action results in greater compensation to AAA than another. Also, certain Directors and officers of the Company and AAA and its Affiliates are actively engaged in other real estate investment activities, including but not limited to, serving as general partners of limited partnerships involved in real estate acquisition and management.

         The Company may on occasion purchase undeveloped land and construct improvements on such land. The Company may contract with Affiliates, tenants or other third parties to perform the construction of improvements on the land. Although the fees charged by Affiliates in connection with such construction would be no more than would be charged by third party contractors performing similar work, conflicts may arise in implementing controls to limit cost overruns and to ensure building in conformity with plans, specifications and timetables and in the event that legal action is required to be commenced to rescind the construction contract or to compel performance thereof. The Company may also enter into contracts to purchase Properties from Affiliates upon completion of construction of the improvements on such Properties. Apart from the same conflicts which may arise as when a fully developed Property is purchased from an Affiliate, conflicts may arise from these "purchase upon completion of construction" contracts which are similar to those arising out of construction contracts with Affiliates.

         Under the Bylaws, any such transactions involving AAA or its or the Company's Affiliates must be approved by a majority of the Directors, including a majority of the Independent Directors (except the Company may in no event sell Property to AAA or its or the Company's Affiliates).

Non-Arm's-Length Agreements

         In general, all initial agreements and arrangements, including those relating to compensation between the Company and AAA were not the result of arm's-length negotiations. However, the Bylaws contain certain provisions which generally lessen potential conflicts which might otherwise have resulted or result from such transactions. These provisions include requirements that the compensation to AAA be approved by a majority of the Directors, including a majority of the Company's Independent Directors and that the terms for such transactions be no less favorable to the Company than the terms which would be obtained from unaffiliated entities providing similar services in the same geographical location. To date, all Independent Directors have been selected and nominated for appointment by the Company's management, which is affiliated with AAA. See "MANAGEMENT".

Other Transactions with AAA



         The Bylaws prohibit the Company from selling Properties to its Affiliates (including real estate entities in which the Company's Directors, officers and/or AAA serve as general partners or sponsors). The Company may, under specified circumstances, acquire Properties from entities sponsored by such Affiliates. Generally, any such transaction (other than through a joint venture or partnership), must be approved by a majority of the Company's Directors, including a majority of its Independent Directors, who must determine that the transaction is fair and reasonable to the Company and no less favorable to the Company than transactions available from unaffiliated third parties, and, if the purchase price of the Property is in excess of the appraised value, as determined by an independent appraiser selected by the Independent Directors, that substantial justification for such excess exists and that such excess is reasonable. Nevertheless, the acquisition of a Property from a Director, officer or Affiliate is permitted in situations in which such person has acquired the Property for the sole purpose of facilitating its acquisition by the Company, the total consideration paid by the Company does not exceed the cost of the Property to such person and no special benefit results to such person.

         Also, the Company has co-ventured with AAA Affiliates in the ownership of two Properties located in Wichita, Kansas and Independence, Missouri, which Properties are currently leased to Blockbuster Music Retail, Inc. and intends to co-venture one property which is under construction in Tucson, Arizona. The Company may in the future enter into additional joint ventures with AAA Affiliates with respect to additional Properties, so long as its interest in any such joint venture is in excess of 50% of the interests in such joint venture. See "PROPERTIES" and "INVESTMENT OBJECTIVES AND POLICIES -- Joint Venture Investments." While the Company is prohibited from compensating Affiliates through such existing and future co-ventures to a greater extent than it could through a direct investment in the Properties, the Company may incur expenses in connection with the management and administration of the Properties greater than it would incur in connection with the management and administration of directly owned Properties. Also, conflicts of interest may arise between the Company and an AAA Affiliate in connection with the management of any such co-venture. The terms and conditions of any such co-venture (including the amount of investment and the allocation of profits and losses) must first be approved by a majority of the Independent Directors.

         Every transaction entered into between the Company, a Director or his Affiliate, is subject to an inherent conflict of interest. The Directors may face some conflicts of interest in enforcing the rights of the Company against any Affiliate in the event of a default or disagreement or in invoking any powers, rights or options under any agreement between the Company and such person. The Bylaws require that every transaction between the Company and any Director or Affiliate must be approved by a majority of the Directors not interested in the transaction (including the Independent Directors) as being fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third-parties.

         The Company presently has the following business relationships with
AAA: the rendering of real estate acquisition, brokerage, Property management, leasing and certain administrative services. See "MANAGEMENT COMPENSATION", "PROPERTIES", "CERTAIN TRANSACTIONS" and "MANAGEMENT."

         Under the Bylaws, the Directors have a duty to supervise the relationship between the Company and AAA. The relationship between Taylor and AAA and the Company is illustrated by the Organizational Chart included under "CONFLICTS OF INTEREST -- Organizational Relationships."

Competition With The Company By AAA Sponsored Affiliates In The Purchase, Sale, Construction, Lease and Operation Of Properties

         AAA Affiliates purchase, sell, construct, lease, manage, and operate properties for their own benefit and for the benefit of others, including the American Asset Adviser programs. Moreover, AAA Affiliates anticipate they will continue these activities in the future. Various of the Directors and officers of the Company also serve as officers and directors of AAA. Accordingly, AAA Affiliates may be in competition with the Company from time to time in connection with purchases, sales, leasing, management and operation of properties in the same geographical area in which the Company owns Properties.

         AAA will use its best efforts to present to the Company suitable investments consistent with the Company's investment objectives and policies. AAA, however, is not restricted from advising or managing other entities, any of which may have investment objectives similar to those of the Company. In situations where AAA may recommend the same property to the Company and one or more Affiliates of AAA, it will review the investment portfolio of each program and will make decisions as to which program will acquire a particular property on the basis of several factors, including each program's investment objectives, each program's cash flow requirements, the effect of the acquisition on the diversification of each program's real estate portfolio, the projected cash flow and economic effects of the investment, the estimated tax consequences of the acquisition on the respective programs, and the amount of each program's available funds. If the Company and one or more of such programs have funds available to purchase the specific property and, after evaluation of the factors enumerated above, investment is deemed equally appropriate for each program, AAA will offer the investment opportunity to the program which has had uncommitted funds available for the longest period of time. In any event, it shall be the duty of the Directors to determine independently that AAA is applying the foregoing conditions and standards fairly with respect to the Company. In the event the Company does not have funds available for the purchase of a property presented to it, or if the Directors or AAA determine such property is not suitable for investment by the Company, or if the investment opportunity is within the investment guidelines of the Company and is first offered to the Company and rejected by it, AAA or the Directors may invest for their own account or otherwise deal with such property.

         As discussed above, the Company has taken joint ownership (through majority interests in two joint ventures) of two Properties and intends to enter into a joint venture to acquire the Property presently subject to a contract to purchase. See also "PROPERTIES" and "INVESTMENT OBJECTIVES AND POLICIES -- Joint Venture Investments." Consideration will be given in the future to joint ownership (including ownership by tenancy-in-common or joint venture) by two or more investment entities of particular properties determined to be suitable in order to achieve diversification of each entity's portfolio and efficient completion of the entity's portfolio. In such joint ownership, the investment of the investment entities will be on substantially the same terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have the right of first refusal to purchase the interest of the other if a sale of that interest is contemplated; provided, however, that the Company must hold the majority interest in any joint-ownership relationship with an Affiliate. See "INVESTMENT OBJECTIVES AND POLICIES".

Competition For The Time And Services Affiliates

         The Company will depend on the Directors and AAA for its operation and the acquisition, operation and disposition of its investments. Certain Directors and officers of the Company are also officers and directors of AAA which also invests in and operates real estate. The Directors and officers of the Company will devote such time to the affairs of the Company as they, within their sole discretion exercised in good faith, determine to be necessary for the benefit of the Company and its Shareholders. See "MANAGEMENT". Neither Taylor nor any AAA Affiliates are restricted in any manner as a result of their connection with the Company and this offering from acting as general partner, underwriter, or broker/dealer in public or private offerings of securities in other REITs, real estate investment partnerships or other entities which may have objectives similar to those of the Company and which may be sponsored by AAA Affiliates. Also, the Independent Directors may serve in similar capacities on the Board of Directors of other investment programs affiliated with AAA.

Company Holdings of AAA and Directors

         AAA, Affiliates of Taylor, Robert S. Cartwright, Jr. and George A. McCanse, Jr. have acquired Shares which are not included in this offering for the original offering price in the Initial Public Offering of $10 per Share or an aggregate purchase price of $200,010, $4,000, $12,500 and $5,000, respectively. Neither AAA nor its Affiliates have acquired any warrants to purchase Shares in connection with such Share acquisitions. AAA as well as the Directors and affiliates of AAA, the Directors or the Company, are not restricted from acquiring Shares and may acquire an unlimited number of Shares in the future, subject to the REIT-protective provisions set forth in the Charter of the Company. Shares owned by these persons can be expected to be voted in the respective best interests of these persons in matters requiring the approval of the holders of a majority of the Company's Shares and in any other matter submitted to a vote of the Shareholders.

         The Adviser and Directors have each agreed and the Company's Bylaws provide that with respect to Shares owned by the Adviser, the Directors, or any Affiliates, neither the Adviser nor the Directors nor any Affiliate may vote or consent on matters submitted to the Shareholders regarding the removal of the Adviser, Directors, or any Affiliate on any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter in which the Adviser, Director and any Affiliate may not vote or consent, any Shares owned by any of them shall not be included unless required to be included under law.

Common Counsel

         Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel for the Company in connection with the offering, also serves as counsel to AAA and certain of its Affiliates, including certain of the American Asset Adviser programs. In the event any legal controversy arises in which the interests of the Company appear to be in conflict with those of AAA or its Affiliates, other counsel will be retained for one or more parties. See "MANAGEMENT".

================================================================================

                                   THE COMPANY

================================================================================

         The Company was organized on August 17, 1993 as a Maryland business corporation and operates as a REIT under federal tax laws. Certain aspects of the business and affairs of the Company, including the selection, acquisition and supervision of the operation of Properties, will be managed by AAA, an affiliate of Taylor, the President and Chairman of the Board of the Company.

         The principal office of the Company is Suite 824, 8 Greenway Plaza, Houston, Texas 77046. Its telephone number is (713) 850-1400.

         The Company's mission is to provide the highest quality corporate commercial and retail locations for America's premier companies through net leases, producing a steadily rising income stream for investors. It has positioned itself to fulfill this mission by (1) targeting Properties for acquisition which are located in the Continental United States within intensive commercial zones near traffic generators, such as regional malls, business developments and major thoroughfares; (2) purchasing only Properties that are subject to leases with tenants who each have stated equity of at least $40 million, and (3) by limiting such leases to "net" leases (leases that require the tenant to pay for all or a significant portion of the real estate taxes, insurance, maintenance and repairs, but not capital expenses, thereby lowering operating costs) that provide for periodic rent escalations over the original terms and any renewal terms thereof. The Company's specific investment objectives, policies and practices are further described below in this summary and are discussed more fully elsewhere in this Prospectus.

         In selecting additional Properties for acquisition, the Company will continue to target freestanding Properties, each of which it is anticipated will be leased to a single tenant. As is the case with the five Properties in which the Company presently holds its interests and the sixth Property under contract with the Company, these Properties are expected to continue to be located along intensive commercial traffic corridors near traffic generators such as regional malls, business developments and major thoroughfares. Management believes that properties with these characteristics are desired by commercial tenants because of their high visibility to passing traffic, ease of access, tenant control over the sites' hours of operation and maintenance standards, and the ability to create distinctive building designs which promote greater customer identification. In addition, management believes that freestanding properties permit tenants to open new facilities quickly, due to short development cycles generally associated with such properties, and provide tenants with flexibility to respond to changing commercial trends. As a result, management believes that such properties are better situated to attract a wide array of established retail and commercial tenants and to continue to afford the Company opportunities for steady current return and potential long term capital appreciation.

         Management also believes that many commercial tenants interested in occupying freestanding, single-tenant properties of the type targeted for acquisition by the Company prefer to lease rather than to own the properties which they operate because leasing enables them to allocate their capital to their core businesses. The Company intends to benefit from this preference by continuing to acquire additional Properties with the characteristics described above, but which are already leased to tenants meeting certain minimum equity criteria. In order to keep operating costs low, management intends to continue to limit its acquisitions to Properties that are already leased to such tenants pursuant to net leases. All five of the Properties in which the Company currently holds interests are subject to net leases, as will be the sixth Property which is under contract to the Company.

         The Company has used the foregoing investment profile to acquire, directly and through joint ventures, five Properties and to contract to purchase a sixth Property. The Company will acquire and, possibly, develop additional Properties located in the continental United States. The Properties to be acquired will be acquired either subject to existing leases or on the condition that they will be leased to tenants pursuant to "net" leases (leases that require the tenant to pay for all or a significant portion of the real estate taxes, insurance, maintenance and repairs but not capital expenses). The Company will hold all such Properties and eventually sell them. In some situations, the Company may lease Properties on other than net leases but will attempt to enter into leases that limit the amount of expenses to be paid by the Company.


         Of the five Properties in which the Company holds an interest to date, two of them are held through joint ventures, in which the Company holds the majority interests, with AAA Affiliates and the remaining three are directly owned by the Company. The Properties are located in Wichita, Kansas (a joint venture Property), Houston, Texas, Independence (a suburb of Kansas City), Missouri (a joint-venture Property), Smyrna (a suburb of Atlanta), and Mesquite (a suburb of Dallas), Texas and all of the Properties meet the investment guidelines established by the Company. A brief description of the Properties is set forth below:

         - The Blockbuster Music Store Property, a 14,047 square foot free standing one story masonry building located on a tract of land containing approximately 1.24 acres in Wichita, Kansas. A joint venture between the Company and an American Asset Advisers program entity purchased the Property on September 12, 1995 for $1,700,000, all of which was paid in cash. The Company holds a 51 percent interest in such joint venture. This Property is leased to Blockbuster Music Retail, Inc., a subsidiary of Viacom, Inc. ("Blockbuster Music"), pursuant to a ten-year net lease, the initial term of which will expire on December 31, 2004, with three successive optional renewal terms of five years each. Pursuant to such lease, base annual rental increases are scheduled at the end of fifth year of the initial term and for each renewal term. Under the provisions of such lease, the joint venture which owns this Property is responsible for certain structural and exterior maintenance and repairs. The lease is guaranteed by Viacom, Inc., the successor in interest by merger to Blockbuster Entertainment Corporation. As of December 31, 1993, Viacom, Inc.'s assets exceeded its total liabilities by $2.7 billion.

         - The OneCare Health Industries Property, a 14,000 square foot free standing one story medical building, located on a tract of land containing approximately 1.4216 acres in Houston, Texas. The Company entered into a contract to purchase the Property on March 31, 1995 for $1,680,000, all of which was paid in cash. This Property is leased to OneCare Health Industries, Inc., a Texas non-profit corporation ("OneCare"), pursuant to a ten-year net lease with two successive optional renewal terms of five years each. Under the provisions of such lease, base annual minimum rental increases are scheduled after the end of the third year and sixth year of the initial term.

         - The Blockbuster Music Store Property, a 15,158 square foot free standing one story masonry building located on a tract of land containing approximately 1.374 acres in Independence (a suburb of Kansas City), Missouri. A joint venture between the Company and an American Asset Advisers program entity purchased the Property on November 14, 1994 for $1,550,000, all of which was paid in cash. The Company holds a 54.84 percent interest in such joint venture. This Property is leased to Blockbuster Music pursuant to a ten-year net lease, the initial term of which will expire on April 30, 2004, with three successive optional renewal terms of five years each. Under the provisions of the lease, base annual rental increases are scheduled at the end of the fifth year of the initial term and for each renewal term. This lease is also guaranteed by Viacom, Inc.

         - The AFC, Inc. (Church's Chicken Facility) Property, a 2,200 square foot one story building located on a tract of land containing approximately .782 acres in Smyrna (a suburb of Atlanta), Georgia. The Company purchased the property on July 22, 1994 for $789,532, all of which was paid in cash. This Property is leased to AFC, Inc., doing business as America's Favorite Chicken Co., a Minnesota corporation ("AFC"), pursuant to a twenty-year net lease, the initial term of which will expire on July 21, 2014, with four successive optional renewal terms of five years each. Under the provisions of such lease, base annual rental increases are scheduled at the end of each successive five-year period of the initial term.

         - The Tandy Corporation (Radio Shack) Property, a 5,200 square foot masonry building located on a tract of land containing approximately 33,760 square feet in Mesquite (a suburb of Dallas), Texas. The Company purchased the Property on June 15, 1994 for $1,062,439, all of which was paid in cash. This Property is leased to Tandy Corporation, a Delaware corporation ("Tandy"), pursuant to a fifteen-year net lease, the initial term of which will expire on July 21, 2014, with four successive optional renewal terms of five years each. Under the provisions of such lease, the base monthly minimum rent remains the same during the initial term but increases for each of the two renewal terms. Tandy was, at the time of acquisition, America's largest retailer of consumer electronics and personal computers, with annual sales in excess of $4.7 billion and a net worth in excess of $1.8 billion.

         In addition, on January 19, 1996, the Company entered into a contract with Tucson Oracle Limited Partnership, an Arizona limited partnership ("Oracle"), to purchase fee simple title to a 2.936 acre Property located in Tucson, Arizona. The cost of the Property will be $3,271,136. Assuming that all contingencies are met, including, but not limited to, the completion of construction of a 19,400 square foot masonry building thereon, the closing of the purchase of the Property will take place on or before September 1, 1996. The Property will be acquired subject to a twenty-year net lease with two successive optional renewal terms of five years each. Under the provisions of such lease, base annual rental increases are scheduled at the end of each successive five-year period of the initial term. The tenant under the lease will be Just For Feet, Inc., an Alabama corporation, which will operate a retail store on the Property which sells athletic footwear and apparel and related accessories. The Property will be acquired with two AAA Affiliates through a joint venture in which the Company intends to hold a 51.9% interest.

         For a more detailed description of the Company's Properties, see the section of this Prospectus entitled "PROPERTIES."

         Other than as described above, as of the date hereof, the Company does not own any Property and has not identified any commercial Property that it intends to purchase with the proceeds of the Offering. This Prospectus will be supplemented whenever a reasonable probability arises during the course of the offering that the Company will invest in a particular Property. The Company may not generally acquire, without the approval of a majority of the Independent Directors, any property in which the Directors or their Affiliates, other than an affiliated partnership that has investment objectives and management compensation substantially identical to the Company, have any direct or indirect interest.



================================================================================

                            ESTIMATED USE OF PROCEEDS

================================================================================

         The table below sets forth information concerning the estimated use of proceeds from the sale of the Shares in this offering, assuming that the maximum of 2,853,658.5365 Shares ($29,250,000) are sold pursuant to this offering. Certain of the figures set forth on the following table cannot be precisely calculated at the present time and could vary materially from the amounts shown.

         If the maximum proceeds are raised in the offering, a minimum of 88% of the offering proceeds will be available for investment, from which Acquisition Fees and Acquisition Expenses totaling up to an aggregate of 6% of the Contract Price for a Property will be paid, including Acquisition Fees and Acquisition Expenses which may be paid to Affiliates or third parties.

                                                                                                 Maximum Securities(1)

                                                                                                Dollars          Percent
                                                                                                -------          -------
GROSS OFFERING PROCEEDS                                                                       $29,250,000        100.0%

Less Organization and Offering Costs:

Selling Commissions and Expenses                                                                3,071,250         10.5%

Other Organizational and Offering Costs(2)                                                        438,750          1.5%

Amount Available for Investment                                                               $25,740,000         88.0%

Acquisition Fees(3)                                                                             1,462,500          5.0%

Other Acquisition Expenses                                                                        292,500          1.0%

Working Capital Reserve                                                                           292,500          1.0%

CASH AVAILABLE FOR PURCHASE OF                                                                $23,692,500           81%
PROPERTIES

- ---------------

(1) The Maximum Securities information does not reflect proceeds from the Shares which may be issued pursuant to a dividend reinvestment plan which the Company may adopt and does not reflect any volume discounts. The Selected Dealers will be paid selling commissions and expense allowances aggregating up to 10.5% of the gross proceeds from the offering. The 10.5% includes a sales commission of up to 8% of the gross proceeds, a non-accountable expense reimbursement of up to 2% of the gross proceeds, and up to .5% of the gross proceeds as an expense reimbursement allowance payable by the Company for bona fide accountable due diligence expenses.

(2) Includes up to 1.5% of the gross offering proceeds to cover payments for the federal and state securities registration fees, fees of counsel, accountant's fees, printing expenses, and other out-of-pocket expenses paid by the Company to non-Affiliates as well as expenses of Affiliates, at cost, in arranging for the sale of Securities. In any event, no more than 15% of the gross offering proceeds will be used to pay aggregate selling commissions and organization and offering costs incurred by the Company. Any excess selling expenses will be paid from the existing funds of the Company subject to the requirement that AAA will pay such expenses in excess of the percentages set forth in column 1 below (relating to the incremental offering size set forth in column 2 below):

                  Column 1                     Column 2
                  --------                     --------
                  Percent of Gross Proceeds    Incremental Offering Size
                  -------------------------    -------------------------
                             20                $3 million or less
                             19                Over $3 million up to $6 million
                             16                Over $6 million up to $9 million
                             15                Over $9 million

         In determining any expenses to be paid by AAA, the percentage of organization and offering expenses from the original public offering is permitted to be factored into the calculation.

(3) The total of all Acquisition Fees and Acquisition Expenses paid by the Company to all persons or entities will not exceed six percent (6%) of the Contract Price for the Property, unless a majority of the Directors (including the Independent Directors) not otherwise interested in the transaction approve fees in excess of these limits upon a determination that the transaction is commercially competitive, fair and reasonable. In any event, cash from gross offering proceeds available for purchase of Properties, together with a working capital reserve, will not be reduced, as a result of all Offering Expenses and Acquisition Fees and Expenses, to less than 80% of the gross offering proceeds.

         The net proceeds of the offering will be held in trust by the Company for the benefit of the purchasers of Securities to be used only for the purposes set forth above.


=======================================================================================

                                SELECTED FINANCIAL DATA

=======================================================================================
                                             1995            1994               1993(1)
                                          ----------      ----------         ----------
Year Ending December 31:

Operating Revenues                        $  495,137      $  121,642         $        0

Net income (loss)                         $  163,446      $   79,545         $   (1,325)

Per share data:
         Net income (loss)                $     0.24      $     0.32         $    (0.07)
         Income before depreciation,
           amortization and special
           compensation(2)                $     0.66      $     0.51         $     0.05
         Distributions                    $     0.64      $     0.35         $     0.05

Total assets                              $8,970,623      $5,109,739         $  197,615

Long-term obligations                     $        0      $        0         $        0

(1)      Represents the period from August 17, 1993 (inception) to December 31,
         1993

(2) This per share amount reflects the Company's operating profit before deductions for depreciation, amortization and special compensation. In addition, the special compensation of Taylor (See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "MANAGEMENT AND AFFILIATE COMPENSATION") was not paid in 1995.

================================================================================

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

================================================================================

         The Company was organized on August 17, 1993 to acquire either directly or through joint venture arrangements, undeveloped, newly constructed and existing net lease real estate that is located primarily on corner or out-parcel locations in strong commercial corridors, to lease to tenants having a minimum net worth of $40 million on a net lease basis, to hold the properties with the expectation of equity appreciation producing a steadily rising income stream for its Shareholders.

Liquidity and Capital Resources

         On March 17, 1994, the Company commenced an offering of 2,000,000 Shares of Common Stock together with 1,000,000 warrants (collectively "Securities"). Until the completion of the offering, the Securities offered were to be purchased together on the basis of two (2) Shares of Common Stock and one
(1) warrant for a total purchase price of $20.00. The Shares and warrants are separately transferable by an investor. Each warrant entitles the holder to purchase one Share for $9.00 during the period which is between March 17, 1997 and March 16, 1998. The offering period terminated on March 15, 1996 with 1,028,253 shares issued and warrants having been issued to purchase 504,126 Shares.

         The Company has an investment strategy of acquiring Properties and leasing them under net leases to corporations having a minimum net worth of $40 million, which strategy MINIMIZES the Company's operating expenses. The Company believes that the leases will continue to generate cash flow in excess of operating expenses. Due to low operating expenses and ongoing cash flow, the Company does not believe that large working capital reserves are necessary at this time. In addition, because all leases of the Company's Properties are and are intended to continue to be on a net lease basis, it is not anticipated that a large reserve for maintenance and repairs will be necessary. The Company intends to distribute a significant portion of its funds from operations unless it becomes necessary to maintain additional reserves.

         On August 22, 1995, the Board of Directors approved a special compensation payment to Taylor in the amount of $150,000. Taylor has received no other compensation from the Company for serving as its President. In connection with the special compensation payment, the Company executed a demand note in the amount of $150,000 payable on the earlier of July 15, 1996 or the date that the Company receives $10,000,000 of proceeds from the Company's Initial Public Offering. The note shall be payable in cash or Shares depending on the availability of cash for such payment. No compensation arrangements were considered by the Directors prior to August 22, 1995 because, in their judgment, the Company had not raised sufficient funds to award such compensation. The compensation had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 1995 meeting of the Board of Directors. As of the termination of the initial public offering, the Company had sold in excess of $10,000,000. Although Mr. Taylor can demand payment on the note, such demand has not been made. Should the note be paid in cash, such payment would reduce the funds from operations available for distribution and, therefore, would decrease the distributions to shareholders.

         No decisions as yet have been made with respect to any additional compensation for any period after August 1995. The Directors have commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. Accordingly, the financial statements do not include any accruals for compensation subsequent to August 1995.

         At December 31, 1995, the Company had acquired three Properties directly and two Properties through joint ventures with affiliated partnerships and had invested $5,563,930, including certain acquisition expenses related to the Company's investment in these Properties. These expenditures resulted in a corresponding decrease in the Company's liquidity. On January 19, 1996, the Company entered into an agreement with Tucson Oracle Limited Partnership for the purchase of a property to be constructed in Tucson, Arizona. The property will be acquired subject to a lease with Just For Feet, Inc. On April 5, 1996, the Company entered into a joint venture with two affiliated partnerships for the purpose of acquiring this property. The Company's interest in the joint venture is 51.9% and the Company's share of the acquisition costs for the property will approximate $1,714,697 plus $84,886 in acquisition fees to Affiliates. The property is under construction with an estimated completion date of September 1996. See "PROPERTIES"

         Until Properties are acquired by the Company, proceeds are held in short-term, highly liquid investments which the Company believes to have appropriate safety of principal. This investment strategy has allowed, and continues to allow, high liquidity to facilitate the Company's use of these funds to acquire properties at such time as Properties suitable for acquisition are located. At December 31, 1995, the Company's cash and cash equivalents totalled $1,564,961.

Results of Operations

Years Ended December 31, 1995 and 1994:

         During 1995, the Company acquired its fourth and fifth Properties at an aggregate price of $2,699,820 and also received $3,022,733 in net proceeds from the Initial Public Offering. Both of these factors contributed to an increase in total revenues to $623,084 in 1995 from $159,206 in 1994. $373,495 of this increase came from rental activities and the remaining $90,383 came from interest income. Income from rental activities included income from the two new acquisitions in 1995 and also included a full year of income from three Properties which were acquired throughout the last seven months of 1994. Each of the three Properties acquired in 1994 contributed more than 15% of the Company's total rental income in 1995. Interest income included $41,040 of interest received on a short-term construction loan in addition to the income earned on the Company's short-term money market investments.

         Corresponding to the increase in revenues, expenses also increased in 1995 by $295,966. This is attributable to an overall increase in the administrative expenses of the Company as 1995 was the first full year of operation. In addition, the $150,000 of compensation discussed in preceding paragraphs is reflected in 1995 operating results.

Years Ended December 31, 1994 and 1993:

         During 1994, the Company acquired its first three Properties and also received $4,223,904 in net proceeds from its Initial Public Offering. These factors both contributed to an increase in total revenues to $159,206 in 1994 from $1,606 in 1993. Approximately $121,640 of this increase came from rental activities and the remaining portion from interest income. Each of the three Properties contributed more than 15% of the Company's total rental income.


         Operations did not commence until the Company received MINIMUM offering proceeds of $1,200,000 from the Initial Public Offering in May 1994. Consequently, there were no significant revenues or expenses for 1993.

         The Company made cash distributions to the Shareholders during each quarter of 1995 and during the last three quarters of 1994, distributing a total of $419,085 and $126,235, respectively, for each such fiscal year to the investors. The Adviser waived the minimal property management fees to which it was entitled during this period.

         Inflation has had very little effect on income from operations. Management expects that increases in store sales volumes due to inflation as well as increases in the Consumer Price Index may contribute to capital appreciation of the Company's Properties. These factors, however, also may have an adverse impact on the operating margins of the tenants of the Properties.

Current Accounting Pronouncements

         In March 1995, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") entitled "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the recognition and measurement of the impairment of long-lived assets, which include the Company's real estate investments. The provisions of this statement require that long lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review of recoverability, the provisions of SFAS No. 121 require the estimation of the expected future cash flows (undiscounted and without interest charges) to result from the use of the asset and its eventual disposition, with an impairment loss recognized if the sum of such cash flows is less than the carrying value of the asset. The statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reflected at the lower of carrying amount or fair value less costs to sell. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. Management of the Company does not believe such adoption will have a material effect on the Company's financial position or results of operations.

         In October 1995, the FASB issued Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation," which is effective for the Company on January 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instruments awarded. Should a stock compensation program be adopted, the Company intends to apply APB No. 25 to its stock-based compensation awards to employees and/or directors and will disclose the required pro forma effect on net income and earnings per share.

================================================================================

                       INVESTMENT OBJECTIVES AND POLICIES

================================================================================

Principal Investment Objectives

         The Company intends to continue to acquire freestanding Properties that are located in intensive commercial corridors near traffic generators, such as regional malls, business developments and major thoroughfares. Management believes that these Properties will attract a wide array of established commercial tenants and, therefore, that such Properties offer opportunities for stable current return and potential capital appreciation. In addition, management believes that the location and design of the Properties in this niche provide flexibility in use and tenant selection which could increase the likelihood of advantageous re-leasing of such Properties.

         The Company intends to continue to acquire existing, newly-developed, development stage or undeveloped commercial Properties and to lease such Properties to operating tenants pursuant to long-term leases (typically ten or more years) leases generally having provisions covering all operating costs (meaning the tenant pays all non-capital costs associated with operating the leased premises which is frequently referred to as a net lease). The Company expects that most Properties will be leased by single entities rather than multiple tenants and will be acquired in sale-leaseback transactions. The Company may acquire Properties anywhere in the continental United States. For a description of the five Properties in which the Company presently holds interests, see "PROPERTIES."

         If the maximum $29,250,000 of Shares are sold, the Company anticipates that it will acquire up to 20 additional Properties. Except as set forth herein, the Company does not have a policy, and there is no limitation, as to the amount or percentage of its assets that may be invested in any one property.

         The Company intends to purchase or develop only Properties that are either currently leased or are to be leased upon completion of development to a national or regional corporation. No leases will be entered into with a sole proprietor or franchisee who may operate the business on the Property. Furthermore, each lessee of a Property acquired by the Company will be required to have a net worth of not less than $40,000,000, based on the lessee's most recent audited financial statement or other similar evidence establishing net worth. The Company believes that such acquisitions should produce long-term capital appreciation benefits for its Shareholders.

         In order to achieve its stated objectives, it may be necessary of the Company to acquire to-be-built or partially constructed Properties. Although there are less risks involved in acquiring existing properties, the intense competition for such properties has lowered the yields therefrom and made it more difficult to quickly acquire choice existing properties. Therefore, after obtaining approval from holders of a majority of the shares of the Company's common stock, the Company may invest a portion of the net proceeds of this offering in to-be-built or partially constructed Properties. See "Development and Construction of Properties" below.

Investment Objectives

         The Company's principal investment objectives are:

         - To provide regular dividends to Shareholders. The Company intends to continue to pay quarterly dividends to Shareholders. Dividend payments may fluctuate during the life of the Company. If the total amount received by the Company from the sale of its Properties is less than the total amount invested in the Company, a portion of the dividends paid by the Company will represent a return of money originally invested in the Company and not a return on investment. See "Dividends" below.

         - To provide dividends that are partially free from current taxation. So long as the Company qualifies as a REIT, it will generally not be taxed on taxable income to the extent it pays dividends to the Shareholders. Company dividends will generally not be currently taxable to taxable Shareholders to the extent the dividends exceed Company taxable income. The Company expects to incur less taxable income (and thus greater cash flow) because of its non-cash deductions for depreciation. However, depreciation deductions decrease the Company's tax basis in its properties and thus, will increase the Company's taxable income when the Company sells these properties. Approximately 18.3% of the distributions paid with respect to the Company's fiscal year ended December 31, 1995 constituted a return of capital. However, there is no assurance that such amount will not fluctuate from year to year. See "RISK FACTORS" and "INCOME TAX ASPECTS". The return of capital on a GAAP basis is calculated based on distributions to Shareholders in excess of net income of the Company allocated to Shareholders. Non-cash deductions such as depreciation and amortization generally reduce net income of a REIT below distributions creating a return of capital.

         - To provide Shareholders with long-term appreciation on their investment. Management believes that the Company can realize its objective of long-term appreciation of its Property portfolio, based on the fact that each of the leases on the Properties in which the Company presently holds interests contain, and the Company's expectation that the leases on the additional Properties that it will acquire will contain, periodic rent escalation provisions over the original and renewal terms of such leases. Because the Company's Properties are and are expected to continue to be valued on the basis of their ability to produce income, the Company believes that successive periodic rental income increases resulting from such escalation provisions should increase the value of the Company's Properties over the long term. There is, of course, no assurance the Company will in fact realize portfolio appreciation.

         - To provide investors with an inflation hedge. During times of inflation, that is, during times in which the supply of money available to purchase goods exceeds the goods available, it is management's experience that commodities such as real estate experience price increases commensurate with increases in inflation. However, inflation has become a less significant factor in recent years as rates of inflation have been low. Also, real property which is subject to long-term leases requiring fixed rents over future years may not experience an increase in price commensurate with inflation or commensurate with similar properties which are not subject to such leases.

         - To conserve Shareholders' capital. The Company will attempt to conserve Shareholder capital by endeavoring to continue to invest in a diversified portfolio of quality real estate under long-term lease. The amount of money raised in this offering will affect the number of additional Properties the Company will be able to purchase. The more Properties the Company acquires, the more diversified it will be and the less it will be affected by any single Property that does not perform as expected.

         There can be no assurance that any or all of the foregoing objectives will be achieved as each, to some extent, is dependent upon factors and conditions which are beyond the control of the Company. Management will endeavor to purchase Properties under terms which will provide it with positive cash return after construction is completed and management will endeavor to acquire quality Properties in areas of projected growth. However, the Company's realization of cash flow and appreciation of value from its Properties will depend on a number of factors, including short-term and long-term economic trends, federal income tax laws, governmental regulations, local real estate and financial market conditions and Property operating expenses. Moreover, the preservation of Shareholders' capital will largely depend upon management's ability to invest in a diversified portfolio of real estate, which will in turn depend upon the amount of proceeds realized from the offering.

         The Company competes for both investment opportunities and the operation of its Properties with other real estate investors (both domestic and foreign), including other real estate investment trusts and limited partnerships which have investment objectives similar to those of the Company and which are likely to have resources greater than those of the Company. Management continually monitors the real estate market in order to identify potential desirable property acquisitions and advantageous disposition opportunities for its properties. See "RISK FACTORS".

Company Investments

         The Company's investments must be made in accordance with the applicable REIT provisions in order for the Company to qualify as a REIT. Such provisions include the 75% asset and the 75% gross income test which are more fully described in the "INCOME TAX ASPECTS" section of this Prospectus.

         The specific investment policies of the Company are:

         (1) the acquisition of income-producing, undeveloped, development stage and improved real estate Properties using borrowed capital only where prudent as determined by the Company's directors and in any event where borrowed funds will not constitute more than 50 percent of the total acquisition cost of the Property;

         (2) to purchase Properties subject to long-term, net leases with lessees who are not sole proprietors or franchisees and who have a stated net worth of at least $40 million as expressed in their most recently issued audited financial statement or other similar evidence establishing net worth.

         There can be no assurance that such objectives can be attained. It is not an objective of the Company to shelter taxable income of investors that is derived from sources other than the Company.

Acquisition of Properties

         The Company intends to use the net proceeds (after payment of selling commissions and offering costs), which will be approximately $25,740,000 if the maximum $29,250,000 of Shares are sold, for the purchase of income-producing real estate that is subject to net leases. The Company may commit to purchase Properties prior to, during or upon their physical completion at agreed prices or pursuant to pricing formulas but only if subject to executed qualifying leases. To the extent possible, the Company intends to diversify the type and location of its commercial Properties. The ability to diversify will be limited by the number of Properties that can be acquired with the available proceeds. Because investments will be made generally in net leased Properties, the Company does not presently anticipate establishing a large reserve for working capital.

         The Company will purchase Properties using not more than 50 percent borrowed capital. It will not subsequently mortgage Properties acquired unless it is determined by the Directors to be in the best interests of the Company to obtain funds necessary to maintain the financial viability of the Company or any of its Properties and in any event such borrowings will not exceed 50 percent of the then-appraised fair market value of the Properties encumbered. The amount that may be borrowed will be determined by a number of factors, including the use of the proceeds, the lender's restrictions, the likelihood that the loan can be readily serviced from rents at the Property where the proceeds are applied and similar considerations.

         The Company's procedures with respect to environmental due diligence are to require, prior to the purchase of a Property, that all conditions imposed by a lender loaning funds towards the acquisition of the Property, if applicable, have been satisfied and that all conditions imposed by the title insurer which exclude coverage due to environmental conditions are either removed, waived or found acceptable by a majority of the Company's Directors. Where neither lender nor title insurer conditions raise issues regarding environmental due diligence, the Company may nevertheless require certain protective representations from the seller of a Property, including a satisfactory level one environmental study of the Property site.

         The Directors will not borrow funds in order to distribute the proceeds to the Shareholders and thereby offset under-performance by the properties, unless required to do so for REIT qualification purposes. The Bylaws specifically prohibit such borrowings.

         The Company presently owns interests in five Properties in four different states and has contracted to purchase a sixth Property in a fifth state (Arizona). See "PROPERTIES." The Company has not identified any additional Properties which it intends to purchase with the proceeds from this offering. Although there can be no assurance as to when the proceeds from the offering will be fully invested, the Directors do not anticipate that there will be an extended period required to locate and evaluate Properties and complete their acquisition by the Company. The Directors have delegated to AAA the responsibility of locating suitable Properties for the Company to acquire and of assisting in other respects in connection with Property acquisition. See "PRIOR PERFORMANCE" and "MANAGEMENT - Background and Experience" for a discussion of AAA's and Taylor's qualifications and experience in this regard.

         In determining whether a property is a suitable acquisition for the Company, the Directors will consider the following factors, among others:

         (a)      the safety of the investment;

         (b) the location, condition, use and design of the property and its suitability for a long-term net lease or a lease that otherwise limits the amount of expenses to be incurred by the Company;

         (c) the terms of the proposed lease (including, specifically, provisions relating to rent increases or percentage rent and provisions relating to passing on operating expenses to tenants);

         (d) the credit worthiness of the lessee (who must have a net worth of at least $40,000,000 based on the lessee's most recent audited financial statement or other similar evidence establishing net worth) and the cash flow expected to be generated by the property;

         (e)      the prospects for long-term appreciation of the property;

         (f)      the prospects for long-range liquidity of the investment; and

         (g)      the stability and potential growth of the community.

         With respect to the credit of a prospective tenant, the Company will evaluate the party's creditworthiness in terms of its most recent audited financial statements, its general credit history, any trends exhibited by its credit rating, appropriate references, if available, the type of business in which it engages, the size and scope of its business, the length of its operating history, the background and experience of its management and similar types of factors. In keeping with the Company's philosophy as to the safety of the investment, the Company is willing to receive a somewhat lower rent in exchange for having a higher credit standard in the tenant.

         Another set of important factors in assessing properties for acquisition and the terms of prospective leases are the property's prospects for long-term appreciation and the prospects for long-range liquidity of the investment. If the Company is successful in its efforts relating to safety of the investment and creditworthiness of the lessee, then to a degree the Properties' prospects for long-term appreciation and liquidity will be enhanced. Other considerations of the Company affecting appreciation of the Properties and liquidity of the investment include: inclusion of lease clauses providing for increased rents based on a tenant's increased revenues, lease clauses providing for periodic inflation adjustments to the base rent, minimizing deferred maintenance by prompt attention to repair and replacement needs at the Properties and by including common area maintenance clauses in the leases, and locating Properties in areas where the financial institutions are less inclined to make speculative real estate loans (to potential competitors) than was the case in the past.

         Prospective investors should recognize that the Directors may in good faith select Properties that do not satisfy one or more of standards applicable to the aforementioned factors. There is no assurance that even if a Property satisfies, by the Directors' standards, every one of the aforementioned factors, such a Property will perform profitably for the Company.

         Any transaction with a Director, officer or Affiliate that involves the acquisition of a Property from such person must be approved by a majority of the Independent Directors as being fair, competitive and commercially reasonable and no less favorable to the Company than transactions involving similar properties with similar circumstances. NO OTHER RESTRICTIONS APPLY WITH RESPECT TO THE COMPANY'S ACQUISITION OF PROPERTIES FROM A DIRECTOR, OFFICER OR AFFILIATE.

         The Company shall not sell or lease Property to an officer, Director or Affiliate.

         Prior private programs and three public programs sponsored by Taylor and AAA have acquired properties that were leased to retail companies, restaurant companies, financial institutions, automobile repair and service companies, medical companies and similar tenants. The Company will pursue the possible acquisition of similar properties but may also negotiate the acquisition by the Company of other types of properties.

         The purchase price of each Property will be supported by an independent Appraisal of the fair market value of the Property. Nevertheless, the Directors will rely on their own analyses and not solely on Appraisals in determining whether to acquire a particular property, as Appraisals should not be relied upon exclusively as measures of true worth or realizable value. Copies of such Appraisals will be retained at the offices of the Company for at least five years and will be available for inspection and duplication by any Shareholder at the Shareholder's cost.

         Prior to the acquisition of any Property, the Company will be provided with evidence satisfactory to the Directors that it will acquire marketable title to such Property, subject only to such liens and encumbrances as are acceptable to the Directors. Such evidence may include a policy of title insurance, an opinion of counsel or such other evidence as is customary in the locality in which the Property is situated.

         During the offering period and at such time as the Directors believe a reasonable probability exists that an additional Property will be acquired by the Company, this Prospectus will be supplemented to disclose the pending acquisition. Based upon the experience and acquisition methods of the Directors, this will normally occur on the signing of a legally binding purchase agreement, but may occur before or after such signing, depending on the particular circumstances surrounding each potential acquisition. A supplement to this Prospectus will describe in detail the proposed terms of purchase, the Property to be acquired, the financial results of the prior operation, if any, of the Property, and other information considered appropriate for an understanding of the transaction. In addition, AAA may, under the foregoing circumstances, include an "acquisition report" with respect to such Property in any regular correspondence that it may send to Shareholders. Upon termination of this offering, no further supplements to this Prospectus will be distributed, but Shareholders will receive reports containing substantially equivalent information about acquisitions.

         IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE COMPANY WILL ULTIMATELY CONSUMMATE SUCH PROPOSED ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF SUCH SUPPLEMENT AND THE ACTUAL PURCHASE.

Development and Construction of Properties

         The Company may on occasion purchase Properties on which improvements must be constructed or completed after acquisition. Under the Company's Bylaws not more than 10% of the total assets of the Company may be invested in Unimproved Real Property and the Company does not intend to seek shareholder approval to exceed such percentage. Depending upon the circumstances, improvements will be constructed or completed either by third party development companies from whom the Company purchases the Properties, by the tenants to whom such Properties are leased or by development companies other than the sellers of the Properties which may be AAA Affiliates. The Company may borrow money in order to finance the construction or completion of improvements on particular Properties. However, the total amount of funds which the Company may borrow for the construction or completion of improvements on a particular Property, together will all other funds borrowed by the Company in connection the acquisition of such Property, may not exceed 50% of the value of the Property at that time.

         To the extent the Company acquires Property on which improvements are to be constructed or completed, the Company is subject to risk in connection with the builder's ability to control construction costs or to build in conformity with plans, specifications and timetables and to make the Property available to the lessee within the time projected. The Company will endeavor to purchase construction projects only if a construction loan and permanent loan commitment has been secured (but only to the extent that such loans are necessary in order to complete the projects). Performance may be affected or delayed by conditions beyond the builder's control such as building restrictions, clearances and environmental impact studies imposed or caused by governmental bodies, labor strikes, adverse weather, unavailability of materials or of skilled labor and by the financial insolvency of the builder or any subcontractors prior to completion of construction. Such factors can result in increased costs of a project, corresponding depletion of the Company's offering proceeds, working capital reserves and/or cash from operations and could possibly result in the loss of permanent mortgage loan commitments relied upon as a primary source for repayment of construction loans.

         The Company may use the following techniques to reduce the risk of any non-performance by the builder and to assure compliance with approved plans and specifications: (1) a labor and material bond, a completion bond or a performance bond, or more than one of the foregoing, may be required; (2) if in the opinion of the Directors the financial position of the builder so warrants, a personal guaranty or pledge of other assets may be accepted in lieu of, or required in addition to, a bond; (3) before deciding not to require either (1) or (2), the Directors will make an appropriate investigation and obtain sufficient information to satisfy themselves that the builder has substantial assets in relation to the project under construction and/or a good record of completion; (4) in some cases, the builder of the Property will be required to leaseback the Property from the Company until construction is completed with lease payments designed to return to the Company a portion of its funds paid to the builder during construction and to require the builder to bear the risk of construction; (5) where possible, the Company will purchase Property subject to the construction loan and the Directors will endeavor not to have the Company be liable on such loan; and (6) depending on the financial condition of the builder, the contract may provide that portions of the purchase price payments to the former owners will be withheld until a notice of completion of construction is obtained.

Dividends

         The Company intends to distribute as dividends earnings from operations to the Shareholders within 30 days after the close of each fiscal quarter. During the offering and acquisition phase of the Company's operations, the Directors intend to distribute interest income earned on proceeds that are temporarily invested. The ultimate amount of such distributions will depend upon the profitable operation and cash flow needs of the Company. In order to preserve the Company's qualification as a REIT, the Company is required to distribute at least 95% of its distributable REIT Taxable Income. Because of the possible receipt of such income without corresponding distributable cash it is possible that the Company may make such required distributions from borrowed funds or working capital reserves. There can be no assurance that funds for required distributions will be available from any such sources. See "INCOME TAX ASPECTS - DISTRIBUTION REQUIREMENTS." Distributions may be reinvested in Shares of the Company under the Dividend Reinvestment Plan. See "SUMMARY OF DIVIDEND REINVESTMENT PLAN." The Company has paid dividends to Shareholders for each of its fiscal quarters since July 1994.

Sale of Properties

         The Company may sell some or all of its Properties over time. The determination of whether a particular Property should be sold or otherwise disposed of will be made after consideration of performance of the Property and market conditions and will depend, in part, on the economic benefits of continued ownership. In deciding whether to sell Properties, the Directors will consider factors such as potential capital appreciation, cash flow and federal income tax consequences. Affiliates of one or more Directors may be selected to perform various substantial real estate brokerage functions in connection with the sale of Properties by the Company. The Company will not sell or lease any Property to the Directors or their Affiliates.

         Any net proceeds from the sale of any Property may, at the election of the Directors based upon their then current evaluation of the real estate market conditions, either be distributed to the Shareholders or be reinvested in other Properties. A reinvestment in other Properties would be feasible only if it can be accomplished on such a basis that the status of the Company as a REIT will not be adversely affected by such reinvestment. Any Properties in which net proceeds from a sale are reinvested will be subject to the same acquisition guidelines as Properties initially acquired by the Company. See "Properties."

         In connection with the sale of a Property owned by the Company, purchase money obligations secured by mortgages may be taken as partial payment. The terms of payment to the Company will be affected by custom in the area in which the Property being sold is located and the then prevailing economic conditions. To the extent the Company receives notes and property other than cash on sales, such proceeds will not be included in net proceeds of sale until and to the extent the notes or other property are actually collected, sold, refinanced or otherwise liquidated. Therefore, dividends to Shareholders of the proceeds of a sale may be delayed until the notes or other property are collected at maturity, sold, refinanced or otherwise converted to cash. The Company may receive payments (cash and other property) in the year of sale in an amount less than the full sales price and subsequent payments may be spread over several years. The entire balance of the principal may be a balloon payment due at maturity. For federal income tax purposes, unless the Company elects otherwise it will report the gain on such sale ratably as principal payments are received under the installment method of accounting.

Borrowing Policies -- Restriction on Leverage

         In the exercise of their duties the Directors may elect to borrow funds on behalf of the Company in order to take advantage of particular acquisition opportunities, cover the cost of improving a Property, cover costs not met by insurance or cover operating costs. In any event, the Directors will not encumber any Property in excess of 50 percent of its fair market value at the time the borrowing is entered into. See "INVESTMENT OBJECTIVES AND POLICIES--Acquisition of Properties" for a more detailed discussion. Furthermore, the Directors will not borrow funds in order to use the proceeds from the borrowing to pay dividends to the Company's Shareholders, unless such borrowings are necessary for REIT qualification purposes. See "INCOME TAX ASPECTS."

         The Company may not borrow from a Sponsor, an Adviser, which includes AAA, a Director, or any Affiliate thereof, unless a majority of Directors, including a majority of Independent Directors, not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

         The Company will not issue any senior securities nor will it invest net proceeds of this offering in junior mortgages, junior deeds of trust or similar obligations.

Joint Venture Investments

         The Company, through the Directors, may elect to enter into joint ventures with unaffiliated third parties. The Company may also invest in a Property jointly with another publicly-registered entity sponsored by an Affiliate that has investment objectives and management compensation provisions substantially identical to those of the Company, subject to certain terms and conditions contained in the Bylaws, which are summarized below. The Company's ability to enter into such a joint venture with another entity sponsored an Affiliate may be important if the Company wishes to acquire an interest in a specified Property but does not have sufficient funds (or, at the time it enters into a commitment to acquire a specified property, cannot determine whether it will have sufficient funds) to make the full equity investment required to acquire such Property. The Company has previously invested in two Properties through joint ventures with Affiliates. See "Properties" for more details.

         The Bylaws require that, in the event of any such joint venture with another entity sponsored by the Adviser or an Affiliate, the following conditions must be satisfied. First, the Company will invest only in a joint venture having investment objectives comparable to the Company and the investment by each party to the joint venture must be on substantially the same terms and conditions; provided, however, the Company shall own more than fifty percent (50%) of any joint venture between it and its Sponsor or Affiliate. Second, in making any such joint venture investment, the Company may not pay more than once, directly or indirectly, for the same services and may not act indirectly through any such joint venture if the Company would be prohibited from doing so directly because of restrictions contained in the Bylaws. Third, in the event of a proposed sale of the Property initiated by the other joint venture partner, the Company must have a right of first refusal to purchase the other party's interest.

         The Company may not have absolute control in a joint venture context. There is a potential risk of impasse on joint venture decisions and a potential risk that, even though the Company will have the right of first refusal to purchase the other party's interest in the joint venture, the Company may not have the resources to exercise such right. Disputes may arise under a joint venture agreement which could raise a conflict of interest for certain Directors of the Company. See "CONFLICTS OF INTEREST -- Transactions with AAA."

Reserves for Operating Expenses

         The Company expects that approximately 1% of the gross proceeds of the offering will be reserved initially to meet costs and expenses of the Company's Properties, capital expenditures and cash distributions. To the extent that such reserve and any income of the Company are insufficient to defray such costs and other obligations and liabilities, it will be necessary to attempt to finance or refinance properties or, in the event financing or refinancing is not available on acceptable terms, to liquidate the Company's investment in certain of its Properties on possibly unfavorable terms. During the holding period of a Property, the Company may increase reserves from rental income to meet anticipated costs and expenses and other economic contingencies. If, in any fiscal quarter, the Directors determine that reserves are in excess of the amount necessary for Company operations, such excess may be included in and distributed as dividends.


         The Total Operating Expenses of the Company, including, but not limited to certain administration items such as personnel salaries and the salary of Taylor, shall (in the absence of a satisfactory showing to the contrary) be deemed to be excessive if they exceed in any fiscal year the greater of 2.0% of its Average Invested Assets or 25% of its net income for such year. The Independent Directors shall have the responsibility of limiting such expenses to amounts that do not exceed such limitations unless such Independent Directors shall have made a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of expenses is justified for such year. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meeting of the Board of Directors.


Management of Properties

         Each existing Property is presently managed and all new Properties are expected to be managed by AAA. Such management will include providing leasing services in connection with identifying and qualifying prospective tenants, assisting in the negotiation of the leases, providing monthly statements as to the income and expense applicable to each Property, receiving and depositing monthly lease payments, periodic verification of tenant payment of real estate taxes and insurance coverage, and periodic inspection of Properties and tenants' sales records where applicable. AAA will be compensated for such management for a fee of between 2% and 4% of rental income depending on the Property but in no event to exceed what is reasonable in the marketplace, which includes an allocable portion of its overhead expenses. See "COMPENSATION TO MANAGEMENT AND AFFILIATES." The property management fees paid to AAA will be included in the calculation of "Total Operating Expenses" as discussed above under "Reserves for Operating Expenses." The tenants will be responsible, at their expense, for day-to-day oversight and maintenance of the Properties.

         AAA is presently owned by Taylor. Since its inception, AAA has engaged in the business of providing real estate management services to real estate investment programs sponsored by Taylor and his Affiliates. It has managed over $40,000,000 of commercial real estate, including the Properties owned by the Company. AAA also provides property management services to non-affiliated persons.


         The property management contract with AAA is for a term of twelve (12) months. It will be renewed automatically for additional 12-month periods unless terminated on sixty (60) days' prior written notice by either party. Under this contract, AAA is charged with the responsibility of collecting all amounts due the Company in connection with the managed Properties, including rentals, rental adjustments and reimbursements, if any. AAA is also empowered to enforce, on behalf of the Company, the tenant's responsibilities under the lease. AAA is authorized to hire attorneys, accountants, administrative personnel and other professionals or contractors as it deems necessary or appropriate to effect its duties under the agreement. AAA also has authority to hire such persons as may be necessary to fulfill the Company's responsibility as owner and lessor of the Property, including contractors, subcontractors, materialmen, laborers, surveyors, architects and engineers. The contract provides that AAA will be reimbursed for its costs and expenses in fulfilling its duties.

Changes in Investment Objectives and Policies


         Shareholders have voting rights with respect to the establishment, implementation or alteration of the investment objectives and policies of the Company. The Directors will not make any material changes in the investment objectives and policies described above without first obtaining the approval of Shareholders owning in the aggregate more than 50% of the then outstanding Shares.



Certain Financial Activities Not Permitted

         It is the policy of the Company not to engage in the following financial or investment activities, among other activities, except to the extent indicated:

         a)       issue senior securities;

         b) make loans to other persons, including, but not limited to, a Sponsor, an Adviser, which includes AAA, or any Affiliate thereof except as permitted in Section 3.13(c) of the Company's Bylaws to wholly owned subsidiaries of the Company and, except construction loans for the construction of improvements on Properties acquired by the Company that are already leased to qualifying tenants and those loans insured or guaranteed by a government or government agency;

         c) invest in the securities of other issuers for the purpose of exercising control;

         d)       underwrite the securities of other issuers;

         e) engage in the purchase and sale of investments, other than the Properties which satisfy the Company's investment objectives or for the purpose of investing on a short-term basis Company reserves and funds available for the purchase of Properties;

         f) investment in real estate mortgages, other than purchase money mortgages acquired by the Company in connection with the sale of one or more of its Properties;

         g) invest in the securities of or interests in persons primarily engaged in real estate activities, except as otherwise permitted in connection with possible joint venture investments with another entity; and

         h) invest in equity securities of any non-governmental issue, including other real estate investment trusts or limited partnerships for a period in excess of eighteen months, unless a majority of Directors, including a majority of Independent Directors, approves the transaction.

         Material changes in investment policies must be approved by a majority in interest of the Shareholders.

================================================================================

                                   PROPERTIES

================================================================================

General

                  Following is information concerning each of the Properties owned by the Company as of the date of the Prospectus. The information describes each Property, the acquisition of the Property and the terms of the lease to which the Property is subject. Unless otherwise stated, the Company owns one hundred percent (100%) of each Property in fee simple and acquired each Property from an unrelated third party. All such Properties, or interests therein, were acquired by the Company for cash.

                  The Properties are unencumbered. The Company, in general, recovers the cost of its Properties for federal income tax purposes by using the straight-line method of depreciation over 39 years.

                  Unless otherwise stated, each Property is subject to a net lease whereby the tenant bears substantially all costs of maintenance, insurance and property taxes with respect to the Property and the lease on each property is in full force and effect and lease payments are current. Unless otherwise indicated, the total net rentable square feet of each property is presently under lease.

                  In the opinion of the Company's management, each of the Properties is adequately covered by the standard type of property and casualty insurance policies held by persons engaged primarily in the business in which the Property is presently operated.

                  The Table set forth below summarizes current annual rental information concerning each of the Company's properties.

                                        Purchase                      Total            Actual
          Name of Property              Price of                      Leasable         Annual            Percent
            and Location               Property(1)                     Sq. Ft.          Rent(2)          Vacant        Cap Rate(4)
          ----------------             ----------                     --------         --------          -------       ----------
Blockbusters Music Property            $  867,000                      14,047          $ 95,864             0%             11.00%
Wichita, Kansas(3)

OneCare Health Industries Property      1,680,000                      14,000           180,600             0%             10.75%
Houston, Texas

AFC, Inc. (Church's Chicken               789,532                       2,200            90,796             0%             11.50%
Facility) Property
Smyrna (suburb of Atlanta),
Georgia

Blockbusters Music Property               850,020                      15,158            93,516             0%             11.00%
Independence (suburb of Kansas
City), Missouri(3)

Radio Shack Property                    1,062,439                       5,200           108,903             0%             10.25%
Mesquite (suburb of Dallas), Texas
- --------------------------------------------------------------------------------------------------------------------------------

TOTALS

(1) Purchase price represents the pro rata sale price of the Properties and does not include other Acquisition Fees and Acquisition Expenses.

(2) The figures set forth in this column represent current actual rent on the Properties (or, in those cases in which the Company holds interests in the Properties through joint ventures, the Company's share, as a joint venture partner, of current actual rent on such Properties). Actual rent is subject to successive increases over the original and renewal terms of the leases on the Properties.

(3) The Company owns an interest in this Property through a joint-venture with an Affiliate.

(4) Capitalization rate is determined by dividing annual rent by the purchase price of the Property.

Blockbuster Music Store, Wichita, Kansas

         Description. On September 12, 1995, the Company acting in joint venture ("the Joint Venture") with AAA Net Realty Fund XI, Ltd. acquired fee simple title to real estate and improvements located at 6909 E. Collage, Wichita, Kansas. The Property is operated as a Blockbuster Music Store. The Property consists of a free standing building located on a tract of land containing approximately 1.24 acres. The improvements consist of a free standing one story masonry building containing approximately 14,047 square feet.

         The Property was acquired subject to a lease with Blockbuster Music, a subsidiary of Viacom, Inc., the successor-in-interest by merger to Blockbuster Entertainment Corporation ("Viacom") which guaranteed the primary term of the lease. With respect to Viacom at the time the property was acquired, as reported by its management, consolidated revenues totaled $7.3 billion and $2 billion for the years ended December 31, 1994 and 1993. Viacom recorded consolidated net earnings of $89.6 million and $171 million, respectively, for the same periods. Its current assets at December 31, 1994, exceeded current liabilities by $1.1 billion and total assets exceeded total liabilities by $11.8 billion. It was the opinion of the management of the Company, following review of the consolidated financial statements of Viacom and subsidiaries, that Viacom's financial condition at the time of acquisition was sufficient to meet the investment criteria of the Company.

         Lease Information. The original term of the lease is 10 years. The Lease began on December 7, 1994, and will expire December 31, 2004. The tenant has the option to renew the Lease for three additional terms of five years each.

         The base annual maximum rent during the first five years of the original term of the Lease is $187,968.00 (based on the current base annual rent, the initial capitalization rate is 11.0%). The base annual minimum rent will be $206,835.00 during the second five years of the original term.

         During the 3 renewal terms the base annual rent will be $227,532.00, $250,201.00 and $275,264.00, respectively. In addition to the base rent, the tenant pays all real estate taxes, hazard and liability insurance premiums and costs of general maintenance on the Property. The landlord is required to maintain and repair, if necessary, the foundation, exterior plumbing system, exterior electrical system, the exterior utility lines and connections to the Property, the sprinkler mains, if any, structural systems, including the roof, roof membrane, roof covering and load bearing walls and floor slabs and masonry walls. Management believes that the warranties and guaranties provided by the contractor for this Property should adequately cover the Company for any such maintenance or repairs that it may be required to provide during a for some period beyond the initial term of the lease.

         Terms of Acquisition. The Property was acquired by the Joint Venture for $1,700,000. AAA Net Realty Fund XI, Ltd. owns a 49% interest in the Joint Venture and the Company owns a 51% interest.

         Competitive Conditions. There are no retail music stores in the immediate vicinity of the Property. In the vicinity of the Property are merchants such as a car dealership, a McDonald's, a Men's Wearhouse and a Kinkos.

OneCare Health Industries, Houston, Texas

         Description. On March 31, 1995, the Company entered into a contract to acquire fee simple title to real estate and improvements located at 8925 Highway 6 North, Houston, Texas. The Property, with all improvements completed, consists of a free standing one-story building containing approximately 14,000 square feet. The Property is located on a tract of land containing approximately 1.4216 acres.

         As part of the acquisition process, the Company made a construction loan in the amount of $1,445,000.00. The construction loan was used to construct the improvements on the Property. The loan accrued interest at the prime lending rate plus one percent with interest being payable monthly. The loan was secured by a first lien on the Property, plus an assignment of the Lease (as described below). Further, the principals of Turner Adreac, L.C., guaranteed the payment of the construction loan. The loan was paid in full at the time the Company acquired the Property.

         The Property was acquired subject to an existing lease ("OneCare Lease") with OneCare, a Texas Non-Profit Corporation, as lessee, pursuant to a long-term net lease. The performance of the OneCare Lease is guaranteed by Hermann Hospital ("Hermann"), a Texas Testamentary Trust. Hermann provided its financial statements to the Company and the Company determined that Hermann meets all of the Company's established criteria with respect to the credit-worthiness of prospective tenants. In compliance with specific requests, these financial statements and related financial information provided to the Company are being treated as confidential information.

         Lease Information. The primary term of the OneCare Lease began when construction of the improvements was completed and expires 10 years later. The tenant has the option to renew the lease for two additional terms of five years each. The base annual minimum rent during the first three years of the primary term of the lease is $180,600.00. The base annual minimum rent will be $197,341.00 during the second three years of the primary term, $215,640.09 during the third three years of the primary term, and $235,636.00 during the final year of the primary term. Rent during the renewal terms is subject to negotiation between the landlord and the tenant. In addition to the base rent, the tenant pays all real estate taxes on the Property. The tenant also pays for all utilities charges. The landlord is required to maintain and repair the exterior, the foundation, the structural walls and the roof of the building located on the Property and to maintain the parking lot and landscaping on the Property. However, the tenant is required to pay the landlord for such maintenance.

         Terms of Acquisition. The Company acquired its interest in the property for $ 1,680,000.

         Competitive Conditions. There are no similar medical buildings located in the close proximity to the Property.

Blockbuster Music Store, Independence, Missouri

         Description. On November 14, 1994, the Joint Venture (the "Joint Venture") comprised of affiliate AAA Net Realty Fund X, Ltd., and the Company acquired fee simple title to real estate and improvements located at 13907 East Highway 40 (the intersection of Highway 40 and Nolan Road), Independence (a suburb of Kansas City), Missouri. The Property consists of a free-standing building located on a tract of land containing approximately 1.374 acres. The improvements consist of a one-story masonry building containing approximately 15,158 square feet.

         The Property is presently leased to Blockbuster Music, pursuant to a long-term net lease ("Blockbuster Lease"). Blockbuster is a subsidiary of Viacom, the successor-in-interest by merger to Blockbuster Entertainment Corporation which guaranteed the original term of the Blockbuster Lease. Based upon its review of the consolidated financial statements of Viacom and subsidiaries, the Company was, at the time of the acquisition, of the opinion that Viacom's financial condition is sufficient to meet its investment criteria.

         Lease Information. The Blockbuster Lease, which began on April 18, 1994, is for an original term of ten years and will expire on April 30, 2004. The tenant has the option to renew the lease for three additional terms of five years each. The base annual minimum rent during the first five years of the original term of the lease is $170,527.44. (Based upon the current base annual rent, the initial capitalization rate is 11.0%). The base annual minimum will be $187,656.04 during the second five years of the original term. During the three renewal terms the base annual rent will be $206,300.38, $226,915.26 and $249,652.26, respectively. In addition to the base rent, the tenant also pays all real estate taxes on the property as well as utilities for and repairs to the Property.

         Terms of Acquisition. The Joint Venture acquired its interest in the property for $1,550,000.00. The Company and AAA Net Realty Fund X, Ltd., own a 54.84% and 45.16% interest, respectively, in the Joint Venture.

         Competitive Conditions. There are no retail music stores in the immediate vicinity of the Property. In the vicinity of the Property are merchants such as K-Mart, Builder's Square, Black-Eyed Pea Restaurant, Toys'R'Us and Best Buy.

AFC, Inc., Doing Business As America's Favorite Chicken Co., Smyrna, Georgia

         Description. On July 22, 1994, the Company acquired fee simple title to real estate and improvements located at 5120 South Cobb Drive, Smyrna (a suburb of Atlanta), Georgia. The Property consists of a free-standing building located on a tract of land containing approximately .782 acres. The improvements consist of a one-story building containing approximately 2,200 square feet.

         The Property is presently leased to AFC, a Minnesota corporation, pursuant to a long-term net lease (the "AFC Lease"). AFC operates a Church's Chicken restaurant on the Property. AFC is a privately held corporation. AFC provided its financial statements to the Company and the Company determined that AFC meets all of the Company's established criteria with respect to the credit-worthiness of prospective tenants. AFC required that these financial statements and related financial information provided to the Company be treated as confidential information since otherwise AFC believes it would be adversely affected if this information was obtained by its competition.

         Lease Information. The AFC Lease is for an initial term of twenty years and will expire on July 21, 2014. The tenant has the option to renew the AFC Lease for four additional terms of five years each. The base annual minimum rent during the first five years of the original term of the lease is $90,796. The base annual minimum rent will be $99,875 during the second five years of the original term, $109,862 during the third five years of the original term, and $120,847 during the final five years of the original term. In addition to the base rent, the tenant pays percentage rent equal to 5% times certain "break points" specified in the lease. The tenant also pays all real estate taxes on the Property as well as utilities for and repairs to the Property.

         Terms of Acquisition. The Company acquired its interest in the Property for an aggregate purchase price of $789,532. The Property was acquired from AFC.

         Competitive Conditions. Fast-food and family-style restaurants located in close proximity to the Property include a Subway, a Blimpie, a Taco Bell, a Checkers, and an Arby's, in addition to several local restaurants.

Tandy Corporation, Mesquite, Texas

         Description. On June 15, 1994, the Company acquired fee simple title to real estate and improvements located at 1505 North Town East Boulevard, Mesquite (a suburb of Dallas), Texas. The Property consists of a free-standing building located on a tract of land of approximately 33,760 square feet. The improvements consist of a rectangular brick masonry building containing approximately 5,200 square feet.

         The Property is presently leased to Tandy Corporation, a Delaware Corporation, pursuant to a long-term net lease (the "Tandy Lease"). The Tandy Corporation, America's largest retailer of consumer electronics and personal computers, operates a Radio Shack Store (i.,e., an electronics retail sales store) on the Property. As reported by its management in its financial statements which were reviewed prior to the acquisition, the Tandy Corporation's sales revenues increased 12 percent for the year ended December 31, 1993 as compared to the fiscal year ended June 30, 1992. (The Tandy Corporation changed its fiscal year end from June 30 to December 31, effective December 31, 1992). The Tandy Corporation reported net income for 1993 of approximately $97 million. The Tandy Corporation's current assets on December 31, 1993 exceeded current liabilities by $1.1 billion and its total assets exceeded total liabilities by $
1.95 billion. Persons interested in receiving a copy of the publicly issued financial statements of Tandy Corporation for the 1995 fiscal year should contact the company.

         Lease Information. The Tandy Lease is for an initial term of 15 years and there are approximately 10 1/2 years remaining on the original lease (the original lease term will expire on November 30, 2006). The tenant has the option to renew the Tandy Lease for two additional terms of five years each. The base monthly minimum rent during the original term of the lease is $9,075. The base monthly minimum rent during the renewal option terms will be $10,981.03 during the first term and $12,062.48 during the second term. In addition to the base rent, the tenant pays percentage rent equal to the amount by which two percent (2%) of the tenant's gross sales exceed the tenant's yearly base minimum rent. The tenant also pays all real estate taxes on the Property as well as utilities for and repairs to the Property.

         Terms of Acquisition. The Company acquired its interest in the Property for an aggregate purchase price of $1,062,439.

         As of the date of this Prospectus, other than as set forth above, the Company owns no other properties and has identified no other properties that it intends to acquire. The Company will evaluate various properties for acquisition and will engage in discussions with sellers from time to time regarding the purchase of additional Properties. Depending on the proceeds obtained, the Company intends to diversify the type and location of commercial additional Properties acquired. The Company is not limited as to the amount or percentage of its assets that may be invested in any specific Property.

         The Company has contracted to purchase an additional Property, but has not yet consummated such purchase. A description of the Property, the lease information with respect to the Property, the terms of the acquisition and the competitive conditions in the locale of the Property are set forth below; however, there is no assurance that the transaction will be consummated or, if consummated, that it will close on the terms described below.

Just For Feet, Inc., Tucson, Arizona

         Description. On January 19, 1996, the Company entered into a contract to purchase fee simple title to real estate and improvements located at 4775 Oracle Road, Tucson, Arizona. Assuming that all contingencies are met, including, without limitation, the completion of construction of a 19,400 square foot, free standing, one story building on the Property, the closing of the purchase of the Property will take place on or before September 1, 1996. The Property is located on a tract of land consisting of 2.936 acres.

         The Property will be acquired subject to a net lease with Just For Feet, Inc., an Alabama corporation ("JFFI"), which will operate a retail store on the Property which sells athletic footwear and apparel and related items. With respect to JFFI, as reported by its management, revenues totalled $56,363,000 and $23,678,600 for the years ended January 31, 1995 and January 31, 1994, respectively. JFFI recorded consolidated net earnings of $3,218,100 for the year ended January 31, 1995 and consolidated net losses of $203,000 for the year ended January 31, 1994. Current assets of JFFI at January 31, 1995, exceeded current liabilities by $64,616,600, and total assets at such date exceeded total liabilities by $72,983,400. It is the opinion of the management of the Company, upon reviewing the financial statements of JFFI, that JFFI's financial condition is sufficient to meet the investment criteria of the Company.

         Lease Information. The original term of the lease, which is anticipated to begin on or about September 1, 1996, will be twenty years. The tenant has the option to renew the lease for two additional terms of five years each.

         The base annual minimum rent during the first five years of the original term of the lease will be $354,008.00 (based upon the current base annual rent, the initial capitalization rate is 10.80%). The base annual minimum rent will be $389,424.00 during the second five years of the original term of the lease, $428,366.00 during the third five years of the original term of the lease, and $471,203.00 during the last five years of the original term of the lease. During the two renewal terms of the lease, the base annual rent will be $518,320.00 and $570,152.00, respectively. In addition to the base annual rent, the tenant will pay all real estate taxes and utility charges on the Property and will be required, at its sole expense, to keep and maintain the improvements in good repair and appearance, except for ordinary wear and tear, and make all structural and nonstructural repairs of every kind which may be required to keep the improvements in good condition, repair and appearance.

         Terms of Acquisition. The cost to acquire the Property will be $3,271,136.00 and will be paid in cash. The Company will acquire a 51.9% interest in a joint venture with AAA Affiliates.

         Competitive Conditions. The Property is located within approximately 150 yards of the entrance of the Oracle Mall, a regional shopping mall in Tucson, Arizona, and near a Home Depot. A substantial number of national retailers, including Payless Shoes and Converse, fast food restaurants and department stores operate stores in the Oracle Mall.

         In the opinion of the management of the Company, when the Property is acquired by the Company, as required under the terms of the lease, the Property will be adequately covered by the standard type of property and casualty insurance policies held by persons engaged primarily in the business in which the Property will be operated.

================================================================================
                                   MANAGEMENT
================================================================================


Board of Directors

         The business and affairs of the Company are managed under the direction of the Board of Directors, which has retained AAA to manage the day-to-day affairs of the Company and its acquisition and disposition of investments. Under Maryland law, each Director must perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company and with the care of an ordinarily prudent person in a like position under similar circumstances. According to the Bylaws of the Company, the Directors have a fiduciary duty to the Company and the Shareholders and have a fiduciary duty to the Shareholders to supervise the relationship of the Company with the Advisor. The Directors have agreed to limit the idemnification they will seek from the Company in accordance with the restrictions contained in the Bylaws. The Bylaws of the Company generally provide that a Director may be indemnified for any liability or loss suffered by him or her if (i) the Directors determine, in good faith, that the course or conduct which caused such loss or liability was in the best interests of the Company, (ii) the Director requesting indemnification was acting on behalf of or performing services for the Company,
(iii) such liability or loss was not the result of negligence or misconduct by the Director (or, in the case of an Independent Director, gross negligence or willful misconduct) and (iv) such indemnification is recoverable only out of the net assets of the Company.

         In addition, the Directors have agreed to limit the indemnification they will seek in connection with securities law violations in accordance with the restrictions contained in the Bylaws. In the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable. In the event that a claim for indemnification for liabilities arising under the Act (other than the payment by the Company of expenses incurred or paid by the Directors in the successful defense of any such action, suit or proceeding) is asserted by the Directors in connection with the securities being registered, the Company will submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         In general, decisions made by the Directors respecting Company operations must be made by a majority of Directors present at a meeting which has been duly called and at which a quorum is present. The Bylaws require that an "Inside Transaction" (as defined therein) be approved by a majority of the Board of Directors, including a majority of the Independent Directors who are not parties to and have no financial interest in the Inside Transaction. A majority of the Directors must consist of Independent Directors. An Independent Director may not be employed by or receive any compensation (other than Director's fees and reimbursed expenses) from, or otherwise be affiliated with, the Company or an affiliate, or have general present business or a professional relationship with, or serve as an officer or director of an Affiliate. See "DEFINITIONS." An Independent Director may not perform material services for the Company, except as a Director.

         Although the Company believes it unlikely, it is possible that the disinterested Directors (if there is an even number) would deadlock on a particular matter because one or more Directors cannot vote due to an interest they have in a particular proposed transaction involving the Company. The Company's Bylaws provide that in that event, the Company is prohibited from entering into or continuing in a transaction that benefits or would benefit the interested Director(s).

         The Company presently has three Directors, two of whom are unaffiliated with any entity that provides or would provide goods or services to the Company. The Bylaws provide for a minimum of three and a maximum of nine Directors, with the exact number, which is currently three, to be set from time to time by the Directors. The Bylaw provision providing for the number of Directors may be amended from time to time by a majority of the votes of the Shareholders entitled to be cast thereon. Although the number of Directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent Director. Each of the Directors were recommended for appointment or election by Taylor.

         Each Director will hold office until the next annual meeting of Shareholders and until his successor is duly elected and qualified. Directors may be re-elected by Shareholders. A Director may resign at any time and may be removed with or without cause by the Shareholders upon the affirmative vote of at least a majority of all the outstanding votes entitled to be cast for the election of directors. A vacancy created by a change in the authorized number of Directors or the death, resignation, removal, adjudicated incompetence, or other incapacity of a Director may be filled by the remaining Directors, and a vacancy created by an increase in the number of Directors may be filled by action of a majority of the entire Board of Directors; provided, however, that the Independent Directors shall nominate replacements for vacancies among Independent Directors.

         Directors are not required to devote all of their time to the affairs of the Company. The Directors will continue to meet quarterly, or more frequently as necessary. The Directors do not devote a substantial portion of their time to the discharge of their duties as Directors and each Director's principal occupation and principal source of income is unrelated to the Company. As a consequence, the Directors, in exercising their responsibilities, rely heavily on Mr. Taylor. The Directors are empowered to fix the compensation of the Company's officers and may pay the Directors such compensation for special services as they deem reasonable. Presently, the Company pays each Director a fee of $500.00 for each meeting attended in person and $500.00 for each meeting attended by telephonic means, and reimburses each such Director for their actual costs and expenses in attending Director meetings.

         The Bylaws provide that the Directors, and the Company's officers, may engage in business activities of types conducted by the Company and that they are generally not required to present to the Company any investment opportunities which become available to them, regardless of whether the opportunities are within the Company's investment policies. It is the policy of the Company that each Director is required to disclose any interest he or she has in AAA or its Affiliates. See "RISK FACTORS" and "CONFLICTS OF INTEREST."

         In exercising their discretion in managing the affairs of the Company, the Directors must follow the investment objectives and the general investment and borrowing policies of the Company set forth in this Prospectus. The Directors may establish, from time to time, further written policies on investments and borrowings and will monitor the administrative procedures, investment operations and performance of the Company to assure that these policies are effected and are in the best interest of the Shareholders. Until modified by the Directors, the Company will continue to follow the policies on investments and borrowing set forth in this Prospectus. No material investment objectives of the Company may be changed by the Directors without the approval of a majority vote of the Shareholders.

         The Directors also review the fees and expenses of the Company no less often than annually and with sufficient frequency to determine that the expenses incurred are in the best interest of the Shareholders. Any transactions between the Company and any Affiliate must be approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). The Directors are also responsible for reviewing the performance of the Company's officers, particularly Taylor, and determining that the compensation paid to the officers is reasonable in relation to the nature and quality of services performed by them for the Company and under the provisions of their employment contract(s). In reviewing these matters, the Directors consider factors such as the size of the fees paid to the officers in relation to the size, composition and performance of the Company's investments, the success of the officers in generating appropriate investment opportunities, rates charged other REITs and other investors by advisors performing similar services, additional revenues realized by the officers and any Affiliate through their relationship with the Company, whether paid by the Company or others with whom the Company does business, the quality and extent of service and advice furnished by the officers, the performance of the investment portfolio of the Company, and the quality of the Company's investment portfolio relative to the investments generated by the officers for their own accounts.

         The Company's Bylaws do not specify qualifications for officers with whom the Company may contract for services. In selecting an officer, the Directors will consider a number of factors, including his or her experience and management abilities, the performance history in investing or advising in the investment in real estate acquisition, operation and disposition, and the identity and location of other employers.

Directors and Executive Officers of the Company

         The Directors and executive officers of the Company are as follows:

               Name                                      Position

H. Kerr Taylor                        Chairman of the Board, President, Chief
                                      Executive Officer, Treasurer, Director

Phil P. Moss                          Executive Vice President

Robert S. Cartwright, Jr.             Director*

George A. McCanse, Jr.                Director*

- -------------------------
*        Denotes Independent Director

         These Directors and executive officers have held these positions since the Company first offered its securities to the public in March 1994.

Management Decisions

         The day-to-day activities of the officers, including activities relating to the services provided to the Company, are the primary responsibility of AAA. AAA is primarily responsible for the selection of Company investments and the negotiation of their acquisition and disposition. The Board of Directors has empowered Taylor to authorize and approve Company investment proposals on behalf of the Company between meetings of the Directors. However, the Board of Directors retains ultimate authority to authorize and approve Company investments.

         AAA will provide the off-site (and to the extent needed, any on-site) property management services to the Company. Such services are expected to include, without limitation, leasing, releasing, tenant accounting and monitoring and the periodic preparation of property operating statements. The amounts paid by the Company to AAA for its Property management service fees will be that which is reasonable and competitive and amounts necessary to reimburse it for its actual expenses incurred in connection with providing these services. Any fees or reimbursement amounts paid by the Company will not exceed an amount that would be charged by unaffiliated entities rendering comparable services in the same geographic location.

         Fees for acquisition services and acquisition expenses may be paid by the Company to AAA or third party brokers or both, within certain limitations. See "INVESTMENT OBJECTIVES AND POLICIES -- Acquisition of Properties." Amounts paid for Property management services will be for a fee and to reimburse actual expenses in providing such services within certain limitations. Administrative services, if provided by AAA, will be furnished at a price which does not exceed the lesser of the actual cost for such services or the competitive price which would be charged by non-affiliated persons rendering similar services in the same or comparable geographic areas.

Background and Experience

         H. KERR TAYLOR. H. Kerr Taylor, age 45, will serve as the President, Treasurer and Chairman of the Board of Directors of the Company. Taylor has been an attorney since 1979, has earned an M.B.A. at Southern Methodist University, is a real estate broker and has over twenty years of experience as a specialist in acquiring and operating income-producing real properties. He has been involved in the development, analysis, marketing and management of private investment programs investing in properties since 1975. Taylor's principal activity for more than the last five years is to serve as the president, sole director and sole shareholder of AAA, a company he founded under a predecessor name in 1983 to own and operate the net lease properties formerly owned and operated by Taylor and Taylor Affiliates.

         From 1995 Taylor served, first, as a director, and, then, as a non-voting advisory director, of Park National Bank of Houston until February 1996, at which time Park National Bank of Houston was purchased by Frost Bank. Taylor also has served on the board of directors of a charitable institution. Taylor is currently a general partner or principal of a general partner of each of the limited partnerships set forth under "Prior Performance". Taylor is a member of the Texas Association of Realtors and the Texas Bar Association and a former member of the American Bar Association. Taylor holds the Series 7, 22, 24, 39, and 63 securities licenses and he is a registered principal in Securities America, Inc., a NASD member broker-dealer, and a Selected Dealer for the Company. Taylor is the author of numerous published articles and is a speaker and leader of seminars for attorneys, CPAs and enrolled agents across the state of Texas for which continuing education credits have been granted.

         ROBERT S. CARTWRIGHT, JR. Robert S. Cartwright, Jr., is currently a Professor of Computer Science at Rice University. Professor Cartwright earned a bachelor's degree magna cum laude in Applied Mathematics from Harvard College in 1971 and a doctoral degree in Computer Science from Stanford University in 1977. From September 1976 until June 1980, he served as Assistant Professor of Computer Science at Cornell University. In July 1980, he joined the faculty of Rice University as Associate Professor of Computer Science. He was promoted to the rank of Professor in July 1986. During his fifteen years as a faculty member at Rice University, he has twice served as Chairman of the Computer Science Department during 1985-1986 and 1989-1990.

         Professor Cartwright has compiled an extensive record of professional service. He was a charter member of the editorial boards of LISP and Symbolic
Computation: An International Journal and ACM Letters on Programming Languages and Systems. He has served as Program Chair of the ACM Conference on LISP and Functional Programming and ACM Symposium on Principles of Programming Languages and as General Chair for the SIGPLAN Conference on Programming Language Design and Implementation. He is currently a member of the ACM Turing Award Committee, which selects the annual recipient of the most prestigious international prize for computer science research. He is also a member of the Board of Directors of the Computing Research Association and a former member of the Computer Science Advanced Placement Committee for the Educational Testing Service.

         Professor Cartwright is an active private investor in equities, bonds, mutual funds, and real estate. He has also served for two terms on the Rice University Committee on Fringe Benefits, which advises the University President on retirement plans.

         GEORGE A. MCCANSE, JR. George A. McCanse, Jr., is President of Value OnLine, Inc., an online computer communications and data access service for the commercial real estate valuation industry.

         Mr. McCanse is a member of the Appraisal Institute (MAI designation), the Pension Real Estate Association, and the International Council of Shopping Centers. He is also a participating member of the Valuation Committee of the National Council of Real Estate Investment Fiduciaries.

         Mr. McCanse is 42 years old and resides in New Canaan, Connecticut. He holds a BBA degree from the University of Texas and has pursued graduate level study in real estate, architecture and finance. He has also been involved in real estate investing and development, including the acquisition and sale of over $150,000,000 of real estate during the 1970s and 1980s.

         PHIL P. MOSS. Phil P. Moss is the Executive Vice President of AAA. Moss has been involved as a real estate investor in owning, operating and managing shopping centers, office buildings, apartment projects, retail outlets and various other properties for the past 25 years. Specifically in his capacity with AAA, Moss has been involved in leasing and property acquisitions for various companies since 1988. He received his B.B.A. degree from and did graduate work at the University of Texas. He is a retired Major in the United States Air Force.

         The Property acquisition and management affairs of the Company will be delegated to a group of people supervised by Taylor. These other individuals who are specialists in their respective fields are engaged by AAA, which utilizes their respective services on an as-needed basis to perform services on behalf of the eleven Taylor sponsored public and private real estate limited partnerships. These individuals will not be employees of the Company nor are they employees of the Taylor-sponsored partnerships, although they do perform various services and activities for those partnerships.


         Jane Costello is a certified public accountant and is responsible for the financial and tax accounting relating to the AAA-sponsored partnerships and their properties. She has over 15 years experience as an accountant, including over 4 years with a national public accounting firm. She has been engaged in her own accounting practice for the past 6 years. Costello received a B.B.A. degree in accounting from the University of Texas.

================================================================================

                                PRIOR PERFORMANCE

================================================================================

         The information presented in this section summarizes the historical experience of real estate programs previously sponsored by AAA and its Affiliates. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THESE PRIOR PARTNERSHIPS.

         AAA and its Affiliates have sponsored a total of seven non-public programs and three public programs in the last 10 years. As of December 31, 1995, a total of approximately $27,332,600 had been raised from over 1,492 investors through all such programs. The properties acquired in the prior programs are located throughout the United States, including Tennessee, Minnesota, Oklahoma, Kansas, Georgia, Texas, Arizona and Missouri.


         Nearly $19,677,790 has been expended through December 31, 1995, on a total of 24 properties which include 24 commercial buildings. Commercial properties are leased to restaurants, medical facilities, automotive and other retail stores, a financial institution and an office building. All of the properties were existing when acquired. None of the other properties have been sold. Each of the 10 programs previously sponsored, had investment objectives similar to those of the Company.


         As of the date of this Prospectus, no AAA sponsored real estate program established since 1985 has failed to make a quarterly distribution, and all AAA-sponsored public real estate partnerships and many AAA-sponsored private real estate partnerships whose investments are required to be made on a cash only basis have increased the amount of their distributions as the programs mature.

         The following table sets forth summary information as of December 31, 1995, regarding property acquisitions during the three preceding years by two limited partnerships that, either individually or through a Joint Venture arrangement, acquired properties which have investment objectives similar to those of the Company. The general investment objectives of each partnership of acquiring net leased properties with the potential for long-term appreciation and providing periodic cash distributions to investors that are partially tax-sheltered have been met. Whether the objectives of acquiring properties that will conserve the investors' capital and provide an inflation hedge have been met can only be determined after the partnerships' properties have been sold, which has not yet occurred.

Name of Partnership                Type of Property              Type of Program               Method of Financing
- ------------------------------------------------------------------------------------------------------------------
AAA Net Realty Fund                1 restaurant                  Public                        All-Cash
         X, Ltd.                   2 retail stores*
                                   1 automotive store
                                   1 medical facility
- ------------------------------------------------------------------------------------------------------------------
AAA Net Realty Fund                2 retail stores**             Public                        All-Cash
         XI, Ltd.


* One property was acquired with a combination of proceeds from AAA Net Realty Fund X, Ltd. and the Company.

** One property was acquired with a combination of proceeds from AAA Net Realty Fund XI, Ltd. and the Company.

         The Company may joint venture with unaffiliated third parties or an Affiliate that has objectives and management compensation provisions substantially identical to those of the Company, subject to the terms and conditions contained in the Company's Bylaws. See "INVESTMENT OBJECTIVES AND POLICIES--JOINT VENTURE INVESTMENTS".

         AAA Net Realty Fund X, Ltd. ("Fund X") whose general partner is H. Kerr Taylor, has disclosed that its prospectus was not supplemented on a timely basis with updated audited financial statements, information about its property acquisitions and other material information as required under the Securities Act of 1933, as amended. Fund X did, however, publicly disclose such information in its Form 8-K, 10-Q and 10-K filings with the SEC. The Company has procedures in place to assure that its prospectus will be updated as required.

         A more detailed description of property acquisitions made by the partnerships with investment objectives similar to those of the Company is contained in Part II of the registration statement filed with the SEC with respect to the securities offered by this Prospectus and is available from the Company without fee upon request.

         Further information about the operations of the four most recent partnerships with similar investment objectives is contained in the prior performance tables included in Exhibit A to this Prospectus. Cash generated from operations by affiliate partnerships (as reflected in Table III of the attached Prior Performance Tables) is higher than net income reported on a GAAP basis by the amount of depreciation and amortization. When such cash is distributed by these partnerships, investors receive a return of a portion of their invested capital to the extent of the depreciation and amortization.

================================================================================

                      MANAGEMENT AND AFFILIATE COMPENSATION

================================================================================

         The table on the next page sets forth the type, and to the extent practicable, estimates of the amounts of all compensation, income, distributions and other payments that management and its Affiliates will or may receive in connection with this offering and the operation of the Company.

         The Affiliates may receive compensation, subject to certain restrictions, in connection with various transactions in which the Company may engage, including the acquisition, development, operation, financing and sale of Properties. In recommending one transaction over another to the Company, conflicts of interest may arise within the management where the compensation to Affiliates resulting from one transaction is greater than that from the other. See "CONFLICTS OF INTEREST". Any compensation payable to Affiliates in an isolated transaction or generally in a series of similar transactions must be determined to be fair and reasonable, and be approved by a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors). Except as described, the Company will pay compensation to management and Affiliates before it pays dividends to the Shareholders.

     Person Receiving                          Form and Method
       Compensation                            of Compensation                               Estimated Amount
       ------------                            ---------------                               ----------------

                          PROPERTY ACQUISITIONS, CONSTRUCTION AND DEVELOPMENT
AAA                           Acquisition Fees and Acquisition Expenses                   Not determinable at this time.
                              payable by the Company and/or the sellers of
                              Properties.  Total Acquisition Fees and
                              Expenses paid to all persons in connection
                              with property acquisitions and Construction
                              Fees and Development Fees paid to
                              Affiliates, may not exceed 6.0% of the
                              Contract Price for the Property. (1)(2)(3)(4)(5)

                                             COMPANY OPERATIONS

     Person Receiving                          Form and Method
       Compensation                            of Compensation                               Estimated Amount
       ------------                            ---------------                               ----------------
H. Kerr Taylor                President and Chairman of the Board of              Not determinable at this time.(6)
                              Directors

AAA                           Property management fees will generally be          Not determinable at this time.
                              from 2.0% to 4.0% of rental income from
                              the Property under management and may not
                              exceed the fair, reasonable and competitive
                              compensation paid to others rendering similar
                              services as an ongoing public activity in the
                              same geographical location.

 Directors                    Directors receive a fee of $500.00 for each         Not determinable at this time.
                              meeting attended in person and a fee of $500.00
                              for each meeting attended telephonically. All
                              Directors are reimbursed for their costs of
                              attending meetings. Directors may receive options
                              and/or warrants to purchase the company's common
                              stock.

AAA                           Compensation for other services related to          Not determinable at this time.
                              the management and operation of the
                              Company and its Properties, including leasing
                              fees, mortgage brokerage fees and
                              maintenance fees; provided, however, that
                              any such compensation must be found by the
                              Directors not interested in the transaction
                              (including a majority of the Independent
                              Directors) to be fair and reasonable and not
                              to exceed rates charged for similar services
                              by others in the same geographical location.

     Person Receiving                          Form and Method
       Compensation                            of Compensation                               Estimated Amount
       ------------                            ---------------                               ----------------

                                            PROPERTY DISPOSITIONS
AAA                           Real estate brokerage commissions for                       Not determinable at this time.
                              substantial services actually performed in
                              connection with the sale or disposition of a
                              Company Property; provided that this
                              compensation may not exceed one-half of the
                              brokerage commissions paid to all persons in
                              connection with the transaction, and may in
                              no event exceed 3.0% of the sale or
                              disposition price.

                              Also, the total of all real estate commissions paid to all persons in connection with the transaction may not exceed the lesser of (a) a Competitive Real Estate Commission, or (b) 6.0% of the contracted for sale or disposition price. The payment of this compensation to an Adviser of the Company (which includes AAA) or its Affiliate is subordinated to the receipt by the Company of a profit from the sale of the property, net of real estate commissions.(2)(7)

                              Incentive fees may be paid in the form of an interest in the gain from the sale of Company assets for which full consideration is not paid in cash or property of equivalent value.(8)

(1) The total of (i) all Acquisition Fees paid by all persons, and (ii) Acquisition Expenses paid by the Company in connection with the acquisition of a Property must be reasonable and may not exceed an amount equal to 6% of the Contract Price for the Property unless a majority of the Directors not otherwise interested in the transaction (including a majority of the Independent Directors) approves the transaction as being commercially competitive and fair and reasonable to the Company.

(2) Either the Company or the seller of the Property may pay Acquisition Fees in connection with the Company's acquisition of Properties. To the extent the seller pays such compensation, the seller can be expected to have increased the price of the Property and, therefore, the price may be greater to the Company than it would be if such compensation were not paid and, to that extent, the Company can be considered as paying, indirectly, such compensation.

(3) The Company has in the past, and may in the future, subject to certain conditions, reinvest the proceeds from the refinancing, sale or disposition of a Property in additional Properties, or in the maintenance, repair or remodeling of existing properties. Affiliates may receive compensation as described above in connection with any reinvestment of such proceeds. See note (1) above. See "INVESTMENT OBJECTIVES AND POLICIES."

(4) The Company may contract to purchase Properties from Affiliates, including Properties which are undeveloped at the time of execution of the contract, but which will be developed at the time of the closing of the contract. The purchase price of any such Properties from Affiliates may be in excess of the costs to the Affiliate of acquiring, constructing and developing such Properties, including allocated overhead, only if substantial justification exists for such excess and such excess is reasonable. As is the case in the acquisition by the Company of any Property from an Affiliate, the terms of the sale contract with the Affiliate must be approved by a majority of the Independent Directors as being fair and reasonable and no less favorable to the Company than terms available from unaffiliated third parties.

(5) Construction Fees and Development Fees payable to Affiliates are included within the definition of Acquisition Fees and the total of all such fees when added to the Acquisition Fees and the Acquisition Expenses may not exceed 6% of the Contract Price for the Property, unless a majority of the disinterested Directors (including a majority of the Independent Directors) approves the transaction as being commercially competitive, fair and reasonable to the Company.


(6) The Company has commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. On August 22, 1995, the Directors approved a special compensation payment to Taylor in the amount of $150,000. Taylor has received no other compensation from the Company for serving as its President. In connection therewith, the Company issued to Taylor a demand promissory note in the amount of $150,000 payable on the earlier of July 15, 1996 or the date on which the Company receives $10,000,000 of proceeds from its Initial Public Offering. Taylor is presently entitled to, but has not demanded, such payment. The note is payable in cash or in Shares, depending on the availability of cash for such payment.


(7) Any portion of a subordinated brokerage commission which is not allowable under the specified subordination provisions will be deferred and payable when first allowable under such provisions.

(8) An interest in the gain from the sale of assets of the Company, for which full consideration is not paid in cash or property of equivalent value, shall be allowed provided the amount of percentage of such interest is reasonable. Such an interest in gain from the sale of Company assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders, in the aggregate, of an amount equal to 100% of the original issue price of Company shares, plus an amount equal to 6% of the original issue price of the Company shares per annum cumulative. For purposes of this Section, the original issue price of the Company may be reduced by prior cash distributions to Shareholders of net proceeds from the sale of Company assets. In the case of multiple Advisers, Advisers and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to Company assets by each respective Adviser or any Affiliate.


================================================================================

                              ERISA CONSIDERATIONS

================================================================================

         The following is a summary of certain non-tax considerations associated with an investment in the Company by a qualified employee benefit plan, KEOGH Plan, or IRA ("Benefit Plans"). This summary is based on the provisions of ERISA and the Code, as amended, through the date of this Prospectus and relevant regulations and opinions issued by the Service and the Department of Labor. It is possible that future legislative or administrative changes or court decisions may significantly modify the statements set forth herein. It is also possible that said changes may apply to transactions entered into prior to the date of their enactment.

         The Employee Retirement Income Security Act of 1974 ("ERISA") in general requires that employee benefit plans subject to ERISA must have all of their assets held in trust and that a trustee or duly authorized investment manager has exclusive authority and discretion to manage and control their assets. In addition, the Code provides similar rules for employee benefit plans which are not subject to ERISA, including individual retirement accounts and KEOGH plans that cover only self-employed persons. This requirement is satisfied with respect to the investment if the indicia of ownership of the securities are held in trust on behalf of the plan. Counsel is of the opinion that the Company's method of identifying owners of the Securities will satisfy the ERISA "holding in trust" requirement.

         FIDUCIARIES. In general, a person will be a Benefit Plan fiduciary under ERISA if among other things, that person has discretionary authority or control with respect to Plan assets or provides investment advice for a fee with respect to such assets. Accordingly, whether or not a person is a Benefit Plan fiduciary will depend on the facts and circumstances underlying that person's relationship with the Plan and each person should consult his own advisor or that of the Benefit Plan regarding questions of fiduciary status.

         Benefit Plan fiduciaries are required under ERISA to determine whether an investment in the Securities will satisfy the prudent man, adequate diversification and other fiduciary standards set forth in ERISA. A fiduciary's decision to cause a plan to invest in the Securities should include, among other things, an analysis of whether (i) the investment is in accordance with the governing instruments of the plan and its needs and objectives; (ii) the investment satisfies the diversification requirement of ERISA Section 404(a)(I)(C); (iii) the purchase is prudent considering the nature of the investment, the Company's compensation structure, the lack of a ready market for the Securities and the other risks discussed in this Prospectus; and (iv) the investment is made solely in the interest of the plan participants. The Department of Labor has ruled that for diversification purposes, plan fiduciaries are entitled to look to the underlying assets of the Company. The other ERISA requirements must be satisfied on an individual facts and circumstances basis.

         PROHIBITED TRANSACTIONS. A fiduciary of a Benefit Plan is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to that of the Plan, or receiving any consideration for its own account from a party dealing with the Plan in a transaction regarding the Plan's assets. Benefit Plan fiduciaries may incur substantial taxes and penalties in the event they enter into transactions involving Benefit Plan assets which constitute a prohibited transaction under ERISA. A "prohibited transaction" under ERISA should not be confused with a Prohibited Transaction under the REIT provisions discussed under the "INCOME TAX ASPECTS" section of this Prospectus.

         In general, a prohibited transaction for ERISA purposes is a transaction involving the assets of the Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. ERISA prohibits these transactions regardless of how beneficial they may be to the Benefit Plan. Prohibited transactions include the sale, exchange, or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person.

         A prohibited transaction could occur if the Company, any Selected Dealer, or their respective Affiliates, is a fiduciary (within the meaning of ERISA) with respect to the purchase of Securities by a Benefit Plan. This will be true even if the Company assets underlying the Securities do not constitute Plan assets as discussed below. Thus, unless an administrative or statutory exemption applies, Securities should not be purchased by any Benefit Plan for which either the Company, a Selected Dealer, or their respective Affiliates, is a fiduciary with respect to such Securities purchase.

         In the case of a prohibited transaction, the Code imposes an excise tax equal to 5% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not corrected. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, AAA and possibly other fiduciaries of Benefit Plan Shareholders subject to ERISA who permitted a prohibited transaction to occur or otherwise breach their fiduciary responsibilities would be required to restore to the Plan any profits realized by them as a result of the transaction or breach, and to make good to the Plan any losses it incurred as a result of the transaction or breach. Where an IRA invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under the Code.

         ANNUAL VALUATION. ERISA requires that assets of a plan be valued to reflect market value as of the close of each plan year. ERISA requires a fiduciary of a Benefit Plan to determine annually the fair market value of each asset of the plan as of the end of the Plan's fiscal year and to file an annual report reflecting that value. Where no fair market value of a particular asset is available, the fiduciary is required to make a good faith determination of the asset's "fair market value" assuming an orderly liquidation at the time the determination is made. A trustee or custodian of an IRA must, in addition, provide the IRA participants with a statement of the value of the IRA each year. There presently exists no regular secondary market for the Securities and it is not anticipated that one will develop in the immediate future. Further, the Directors have no present policy of reporting a fair market value for the Securities to Plan fiduciaries on an annual basis, although they may in the future do so. Accordingly, it may be difficult for Plan fiduciaries to adequately value the Securities from year-to-year and it may not be practical to take into account appreciation in the value of the Company's properties until such time as the Company sells or otherwise disposes of its properties.

         UNRELATED BUSINESS INCOME. A Benefit Plan investing in Securities will not be subject to tax on distributions from the Company so long as the Company qualifies as a REIT. The Service has ruled that dividends and other distributions from a REIT are not taxable to Section 501(a) organizations as "unrelated business income". This result stands even if the REIT utilizes debt financing to purchase its real property assets. A private foundation, however, may be subject to the excise taxes imposed by Sections 4940 and 4943 of the Code (relating to investment income and excess business holdings). Additionally, the laws and regulations applicable to Section 501(a) organizations set forth other requirements respecting investments by such organizations. These additional requirements may not be addressed in this Prospectus and prospective Shareholders which are Section 501(a) organizations must consult their own tax advisors in this regard.

         PLAN ASSETS. In the event a Benefit Plan purchases Securities and the Company's assets represented by those Securities, rather than the Securities themselves, were considered the Plan's assets under ERISA, the prudent man standards and other provisions of Title I of ERISA applicable to investments made by the Company and certain transactions into which the Company might seek to enter could constitute an improper delegation of a fiduciary responsibility to AAA and expose the fiduciary of the Plan to co-fiduciary liability under ERISA for any breach by AAA of its ERISA fiduciary duties. In such event, investment by an IRA in the Securities might result in an impermissible commingling of Plan assets with other property.

         Accordingly, fiduciaries who hold or acquire Company Securities on behalf of plans or IRAs subject to ERISA, must evaluate the risk that unintended ERISA or Code prohibited transaction questions and fiduciary duty delegation questions may arise if the underlying assets of the plan are treated under ERISA as "plan assets" of such plans or IRAs.

         On November 13, 1986, the United States Department of Labor (the "DOL") promulgated Regulation Section 2510.3-101 (the "DOL Regulation") defining the term of "plan assets" for purpose of the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulation, when a plan makes an equity investment in another entity, the underlying assets of that entity generally will not be considered plan assets if
(i) the equity interest is a "publicly-offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, (ii) the entity is an "operating company," including a "real estate operating company," or (iii) equity participation to benefit plan investors is "not significant." The Company believes that the Shares being sold in the Offering will be "publicly offered" securities within the meaning of the DOL Regulation.

         The DOL Regulation states that the term "equity interest" means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Company believes that the Shares constitute equity interests as so defined.

         The DOL Regulation provides that a "publicly-offered security" is a security that is (i) either (A) part of a class of securities registered under
Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred, (ii) part of a class of securities that is owned by 100 or more investors who are independent of the issuer and of one another ("widely held"), and (iii) freely transferable. The Shares will be registered in 1996 under Section 12(g) of the Exchange Act within the time permitted by the Securities and Exchange Commission. Therefore, the Shares sold in the Offering meet the first requirement. Shares of Common Stock are already widely held within the meaning of the DOL Regulation and thus meet the second requirement.

         With respect to the third requirement, the DOL Regulation provides that a determination as to whether a security is freely transferable is inherently factual in nature and must be made on the basis of all relevant facts and circumstances. The preamble to the DOL Regulations (which is not considered primary legal authority) indicates that this requirement reflects the DOL concern that a plan investor have a reasonable opportunity to liquidate its investment. The DOL Regulation also provides that if a security is part of an offering in which the minimum investment is $10,000 or less (as is the case with the Shares being sold in the offering), certain enumerated restrictions on transfer and assignment ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The preamble to the DOL Regulation (which is not considered primary legal authority) goes one step further, providing that if the minimum investment requirement is satisfied and there are no transfer restrictions other than those enumerated, the security in effect will be presumed to be freely transferable. A security that is not entitled to the presumption may still qualify as freely transferable if the facts and circumstances so indicate. As to the Shares sold in the Offering, no restrictions on transferability of the Shares exist other than those set forth in the Company's Charter. The Company believes that such restrictions are of the type enumerated in the DOL Regulation which ordinarily do not affect a finding of free transferability.

         Accordingly, the Company believes that the Shares should qualify as "freely transferable" under the DOL Regulation, and that, assuming the Shares are "widely held," as described above, such shares will be "Publicly-offered securities" and the underlying assets of the Company will not be considered to be plan assets of any Benefit Plan investing in Shares.

================================================================================

                               INCOME TAX ASPECTS

================================================================================

General

         The following discussion, which has been prepared by the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel to the Company ("Counsel"), summarizes the material provisions of the federal income tax treatment applicable to the Company and to the shareholders in connection with their ownership of Securities of the Company. The discussion relates only to the federal income tax treatment of the Company and its Shareholders and is generally directed to the federal income tax treatment of an individual who is a United States resident and subject to regular federal income tax. It will not otherwise discuss the possible application of the federal income tax law to individual Shareholders. SINCE THE DISCUSSION MAY NOT ADDRESS IN DEPTH ALL OF THE MATERIAL INCOME TAX CONSIDERATIONS FOR EACH SHAREHOLDER'S PERSONAL TAX SITUATION, DOES NOT DISCUSS STATE AND LOCAL INCOME TAX CONSIDERATIONS, AND IS NOT TO BE INTERPRETED AS TAX ADVICE TO PROSPECTIVE SHAREHOLDERS, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THEIR PERSONAL TAX SITUATION.

The Company intends to conduct its operations in a manner that will permit it to qualify and elect to be treated as a REIT for Federal income tax purposes for no later than its first taxable year in which the Company receives the proceeds from this offering and for each taxable year thereafter. The Company has not requested a ruling from the IRS as to the qualification of the Company as a REIT. The Company, however, has obtained an opinion from Counsel that, for Federal income tax purposes, based on current law or interpretations thereof,
(i) the Company will qualify as a REIT provided the Company is operated in the manner described in this Prospectus and in accordance with the representations set forth in this Prospectus and satisfies the Share ownership tests described below, and (ii) based on Revenue Ruling 66-109, 1966-1 C.B. 151, distributions will not constitute unrelated business taxable income ("UBTI") to a shareholder that is a tax-exempt entity (such as a pension plan, IRA or charitable organization) that is required to account for UBTI even if the Company owns debt financed property as that term is defined in the Code, provided that (i) such shareholder does not incur any "acquisition indebtedness" with respect to its Shares and (ii) the Company is not a pension-held REIT as defined by the Code. See "Income Tax Aspects -- Taxation of Tax-Exempt Entities."

         Counsel has rendered no opinion on the other issues discussed under "Income Tax Aspects" because of the prospective or hypothetical nature of the facts and circumstances associated with such an opinion as, for example, the tax treatment of distributions to specific shareholders or the tax treatment of certain real estate transactions. Counsel's opinion represents only its best legal judgment and has no binding effect on the Service or the courts. There is, therefore, no assurance that the conclusions expressed below would be sustained by a court if contested, or that future legislative or administrative changes or court decisions may not significantly modify the statements and opinions expressed herein. Any such future changes could be retroactive with respect to any transactions effected prior to the time they are made.

         In preparing and filing its income tax returns, the Company will make decisions on several tax matters, including the expending or capitalizing of particular expenditures, the allocation of property acquisition costs between land, improvements and personal property and similar items. In making these determinations, the Company will seek advice of its independent accountants, however, in general, such decisions will not be reviewed by Counsel. There is no assurance that some of these determinations will not be challenged by the Service.

         The Code provides tax treatment for organizations that principally invest in real estate or real estates assets (including mortgages secured by real property) which meet certain conditions imposed by Code Sections 856-860 and elect to be taxed as a real estate investment trust ("REIT"). In general, a REIT will not be taxed at the corporate level on its net income which is currently distributed to its shareholders. Thus, taxation as a REIT will substantially eliminate the "double taxation" (tax at both the corporate and Shareholder levels) typically associated with corporations. If the Company fails to continue to qualify as a "REIT" in any year, it would likely be taxed as a domestic corporation and would not receive a deduction for dividends paid to the shareholders. In such event, the shareholders would be taxed in the same manner as shareholders of ordinary domestic corporations, and the Company may be subject to significant tax liabilities, which would reduce the amount of cash available for dividends to the shareholders.

Requirements for Qualification and Taxation as a REIT

         The Company presently qualifies as, and has elected to be taxed as, a REIT. In the opinion of Counsel, assuming that the Company operates in accordance with the method of operation described herein, including the representations of the Directors that they intend to continue to comply with the requirements of Code Sections 856-860, as amended, the Company will continue to qualify for taxation as a REIT. However, no opinion can be given that the Company will actually satisfy the REIT requirements in the future since that they will depend substantially on future events. Further, the Company has not, and does not intend to, request a ruling from the Service as to its tax status.

         To continue to qualify as a REIT, the Company must, among others, meet each of the requirements discussed below.

         OWNERSHIP OF SHARES. The Company's Shares must be held by a minimum of 100 persons for at least 335 days in each of its 12 month taxable years. At all times during the last half of each of its taxable years, no more than 50% in value of the Shares may be owned, directly or indirectly, actually or constructively, by five or fewer individuals. To aid in meeting these requirements, the Company is given the power in its Bylaws to prohibit a transfer of Shares which would produce a violation of these requirements. In determining Share ownership, the attribution rules provided in the Code will, in general, apply. In applying the attribution rules to determine indirect ownership of the Company's Shares, attribution to an individual of Shares owned by or for the individual's partner is ignored.

         NATURE OF ASSETS; DIVERSIFICATION. The Company must meet two tests designed to insure that its investments are primarily in real estate assets (including mortgages secured by real estate), cash, or government securities and that its other assets are diversified. In general, at the end of each fiscal quarter, at least 75% of the value of the Company's total assets must be real estate assets, cash and cash items (including receivables), and government securities. The Company generally may not own securities of any one non-governmental issuer which, in the aggregate, exceed 5% of the value of the Company's total assets. Also, the Company may not own more than 10% of the outstanding voting securities of any one issuer. For the purposes of so evaluating the Company's assets, any Company investments in a partnership or joint venture will be deemed to be a proportionate investment in the assets of such partnership or joint venture. Stock or debt instruments purchased with the new equity capital are treated as real estate assets for the purposes of the 75% Assets test. See the discussion under "New Equity Capital" below.

         SOURCES OF INCOME. To qualify as a REIT, the Company must meet the three separate income tests described below. These tests are designed to ensure that the Company's income is derived principally from passive real estate investments. In evaluating the Company's income, if the Company invests in a partnership or joint venture, the Company will be treated as receiving its proportionate share of the income earned by such partnership or joint venture and, in the Company's hands, any such income will retain the character that it would have in the hands of the partnership or joint venture.

                  THE 75% SOURCE OF INCOME TEST. Under this requirement, at least 75% of the Company's income must be derived from the following sources:

                           - Interest on monetary obligations secured by real
property, including any income derived from a shared appreciation provision which is treated as gain recognized on the sale of the secured property. A "shared appreciation provision" is any interest that is in connection with an obligation that is held by the REIT and secured by an interest in real property, which provision entitles the REIT to receive a specified portion of any gain realized on the sale or exchange of such property (or any gain that would be realized if the property were sold on a specified date). For the purpose of meeting the income requirements, the REIT will be treated as holding the secured property for the period during which it held the shared appreciation provision (or, if shorter, the period during which secured property was held by the person holding such property). The Company does not intend to make substantial investments in such mortgages.

                           - Rents from real property, except for (a) rent based
on the income or profits derived from the property, (b) rent paid by a person or corporation in which the Company owns a 10% or greater interest, and (c) amounts received with respect to real or personal property if the Company furnishes services to tenants, or manages or operates the property, other than through an "independent contractor" from whom the Company does not derive any income. The Company anticipates that most of its income will continue to derive from such rents.

                           - Gain from the sale or other disposition of real
property (including interests in mortgages) which is not property described in Code Section 1221(1). Section 1221(1) property ("dealer property") is stock in trade, inventory, and property held primarily for sale to customers in the ordinary course of the Company's trade or business. In general, income from the sale of dealer property does not qualify under this source of income test because it is active income. The Company does not expect to have significant amounts of such gain.

                           - Dividends or other distributions on shares in other
REITs (except a qualified REIT subsidiary), as well as gain from the sale of such shares. The Company does not expect to invest in any other REIT.

                           - Abatements and refunds of real property taxes.

                           - Income and gain derived from "foreclosure
property." "Foreclosure property" includes real property and related personal property that the Company elects to treat as foreclosure property under a prescribed procedure. See "DEFINITIONS." Under this category, a REIT may receive, for a limited period, income from a property that it acquired involuntarily that otherwise would not qualify because it is active income.

                           - Commitment fees received in consideration for the
REIT's agreement to make secured loans or purchase or lease real property.

         For the purposes of the foregoing, an "independent contractor" is any person who does not own, directly or indirectly, 35% of the REITs Shares, and, in general, which is not 35% or more owned, directly or indirectly, by any person or persons owning 35% or more of the REIT's Shares. Attribution rules apply for such determination so that the Shares of two or more persons may be aggregated in making the determination. The contractor must be adequately compensated for any services performed for the Company. Compensation determined by reference to an unadjusted percentage of gross rents will generally be considered to be adequate where the percentage is reasonable, taking into account the going rate of compensation for managing similar property in the same locality, the services rendered and other relevant factors. An independent contractor may not be an employee of the Company (i.e., the manner in which the contractor carries out its duties as independent contractor must not be subject to the control of the Company).

         To the extent that services (other than those customarily furnished or rendered in connection with the rental of real property) are rendered to the tenants of the property, they must, in general, be provided by an independent contractor and the cost of the services must be borne by the independent contractor or a separate charge on the tenants must be made for such services. The amount of the separate charge must be received and retained by the independent contractor and the independent contractor must be adequately compensated for its services. However, REITs may perform for themselves those services that would not result in the receipt of "unrelated business income" if performed by certain tax exempted entities, without using an independent contractor. The Company does not presently contemplate that it will perform for itself such services.

         A REIT receiving new capital and investing it in stock or bonds, may treat interest, dividends or gains from the sale of such investments as income for the purpose of the 75% source of income test. "New capital" is any amount received by a REIT in exchange for its stock (other than pursuant to a dividend reinvestment plan) or in a public offering of debt obligations of the REIT with maturities of at least five years. However, this provision is applicable only to income received for the one year period beginning on the date that the REIT received such capital. In addition, during that period, stock or bonds bought with new capital will be treated as "real estate assets" for the purposes of the 75% test (as explained, the 75% test requires that 75% or more of the value of a REIT's total assets must be real estate assets, cash, cash items and government securities).

                  THE 95% SOURCE OF INCOME TEST. Under this requirement, the Company must derive at least 95% of its gross income from the sources listed under the 75% source of income test and from dividends from companies other than REITs, interest on obligations that are not secured by real property or gains from the sale or disposition of stock or securities (other than interest in qualified REITs), which is not Code Section 1221(1) property ("dealer property").

         For the purposes of determining whether the Company complies with the 75% and 95% source of income tests detailed above, "gross income" does not include gross income from prohibited transactions. See "DEFINITIONS" and the discussion of prohibited transactions below.

         The Code provides certain relief from this requirement when a REIT has certain types of income that are not accompanied by the receipt of cash. However, the REIT must pay tax on the amounts not distributed (Code Sections 857(a) and (e)).

         Should the Company fail to satisfy either of the 75% or the 95% source of income tests for any taxable year, it will be subject to a 100% excise tax on the greater of the amount by which it fails either test notwithstanding whether the Company qualifies under the relief provision described below. However, it may still qualify as a REIT if (i) its failure to comply was due to reasonable cause and not to willful neglect; (ii) the Company reports the name and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information is not due to fraud with intent to evade tax.

                  THE 30% SOURCE OF INCOME TEST. Under this requirement, the Company must derive less than 30% of its gross income from the sale or other disposition of (i) real property held less than four years, other than foreclosure property or property involuntarily or compulsorily converted within the meaning of Code Section 1033, (ii) stock or securities held less than one year, and (iii) property sold in a prohibited transaction.

         PROHIBITED TRANSACTIONS. A "prohibited transaction" is one involving a sale of dealer property, other than foreclosure property. See "DEFINITIONS." The Code provides a safe harbor whereby the sale of a property is not a prohibited transaction if: (i) the Company held the property for not less than four years;
(ii) the Company made no more than seven property sales (other than "foreclosure property") during such taxable year, or the adjusted basis of all such sales is not more than 10% of the adjusted basis of all of the REIT's assets as of the beginning of such year; (iii) the aggregate expenditures made by the Company (or any partner or joint venturer of the Company) during the four-year period preceding the date of the sale which are includable in the basis of the property do not exceed 30% of the net selling price of such property; and (iv) in the case of land or improvements not acquired through foreclosure or lease termination, the Company held the property for at least four years for the production of rental income. Losses from prohibited transactions may not be taken into account in determining the amount of net income from prohibited transactions. However, any net loss from prohibited transactions may be taken into account in computing REIT taxable income.

         In the event the Service were successful in characterizing the Company as a dealer in connection with any sale of a property, the Company could be subject to the 100% Excise Tax. In addition, capital gain treatment and any otherwise applicable capital gain tax rate with respect to the sale of the property could be unavailable. Under such circumstances, the Company could be unable to satisfy the 75% and 95% source of income tests. Likewise, there is no assurance that improvements made by the Company to any property will not exceed 30% of the net selling price of such properties or that the Company will not make more than seven sales of properties in any one year.

         The Company does not intend to hold any property primarily for sale to customers in the ordinary course of its trade or business ("dealer property"). However, the determination of whether properties are held by the Company as "dealer property" depends on the facts and circumstances relating to the particular property at the time of sale. Also, the Company's purposes for holding property may change during the course of its investments. Accordingly, there can be no assurance that the Company will avoid "dealer status" with respect to each of its properties.

         ADDITIONAL REQUIREMENTS. In addition to the foregoing, the Company must:

         - Except for the application of Code Section 856-860, be taxable as a "domestic corporation";


         - Use the calendar year as its annual accounting period for federal income tax purposes; and


         - Conduct its affairs, with certain limitations, and manage and dispose of its properties under the continuing exclusive authority and management of its Directors.

DISTRIBUTION REQUIREMENTS

         DISTRIBUTIONS DURING THE TAXABLE YEAR. In addition to satisfying the requirements discussed above, in order to qualify for taxation as a REIT the Company must distribute to the shareholders in each taxable year an amount at least equal to the sum of:

         - 95% of its REIT Taxable Income (as defined below), before the deduction for dividends paid and excluding any net capital gain; and

         - 95% of the net income from foreclosure property minus the tax imposed on that income; minus

         -        Excess non-cash income.

         "REIT Taxable Income" is defined under Code and Regulations as the Company's taxable income computed as if the Company were an ordinary corporation with certain adjustments. See "DEFINITIONS" for a detailed definition of REIT Taxable Income.

         In some situations, the Company may produce taxable income in excess of the cash available for distribution by the Company. As a result, from time to time, the Company might have to attempt to borrow, use cash reserves or sell properties to meet the 95% distribution test.

         DISTRIBUTIONS AFTER THE TAXABLE YEAR. Under certain circumstances, the Company can rectify its failure to meet the 95% distribution test by paying dividends after the close of the taxable year.

                  DIVIDENDS PAID IN THE FOLLOWING YEAR. For purposes of the 95% distribution test, the Company is permitted to treat as distributed in a particular taxable year, certain dividends that it pays to the shareholders in the following taxable year. To qualify for this treatment, the dividends must be declared before the date on which the Company's tax return filings are due (including extension periods), and the dividend must be paid within twelve months of the end of the taxable year and no later than the next regular dividend payment after the declaration.

                  DEFICIENCY DIVIDENDS. Although the Company may meet the 95% distribution test based upon the figures reflected in its tax returns, the Service might successfully dispute those figures. If an adjustment is made that causes the dividends paid by the Company to be insufficient to have met the 95% distribution test, it may pay a deficiency dividend, that will be permitted as a deduction in the taxable year to which the adjustment is made, so that the Company will retroactively be deemed in compliance with the 95% distribution test. To qualify as a deficiency dividend, the Company must make this dividend within a specified period. No deficiency dividend deduction is allowed if the deficiency is due and there exists fraud with intent to evade tax or willful failure to file a timely tax return.

Termination or Revocation of REIT Status

         The Company's election to be treated as a REIT will be terminated automatically if it fails to meet one of the various requirements described above. The Company may voluntarily revoke its election within the first 90 days of any taxable year after the first taxable year for which such election is effective in the manner prescribed in the Treasury Regulations. If a termination or revocation occurs, the Company (and its successor) will not be eligible to elect REIT status for any taxable year prior to the fifth taxable year that begins after the taxable year for which the termination or revocation is first effective. However, this five year ineligibility rule will not apply in the case of terminations by failure to satisfy the qualification requirements if: (i) the Company does not willfully fail to timely file an income tax return for the taxable year of the termination, (ii) any incorrect information in such return is not due to fraud with intent to evade tax, and (iii) the Company's failure to qualify as a REIT is due to reasonable cause and not due to willful neglect.

Taxation of the Company

         IF QUALIFIED REIT. The following discussion generally describes the various tax rules applicable to the Company for years in which it qualifies as a REIT.

                  LOSS CARRY FORWARD. The Company generally cannot carry its net operating or net capital losses back to prior years, but it may carry forward net operating loss for 15 years and net capital loss for 5 years.

                  INCOME TAXABLE IF NOT DISTRIBUTED. The Company is taxed on its REIT taxable income which is not timely distributed to the Shareholders and on its undistributed capital gain, as if it were an ordinary domestic corporation. As explained above, this income is essentially the Company's undistributed net income and, in certain circumstances, dividends paid after the end of each taxable year may also be deducted in determining the income subject to tax. However, to discourage a REIT from delaying distributions until the year after the income earned, the Code imposes a nondeductible excise tax on undistributed income of 4% of the amount by which the required distribution exceeds the amount distributed in the taxable year. The required distribution is the sum of 85% of the REIT's ordinary income, plus 95% of its capital gain net income, plus the excess, if any, of the "grossed up required distribution" for the preceding calendar year over the distributed amount for such year. The "grossed up required distribution" for the proceeding calendar year is the sum of the REIT's taxable income for that year (without regard to deductions for REIT distributions) and amounts from earlier years that are not treated as having been distributed.

         If the Company has undistributed net capital gain for a taxable year, it must pay tax on such amounts. Currently, corporate long-term capital gains are taxed as ordinary income, but will be subject to a maximum rate of 35%. The alternative tax rate for corporate net capital gains does not apply.

                  INCOME TAXABLE WHETHER OR NOT DISTRIBUTED. The following forms of income are subject to taxation at the Company level, whether or not they are distributed to the shareholders:

                  - INCOME VIOLATING THE 75% OR 95% SOURCE OF INCOME TESTS. If the Company fails to meet either the 75% or 95% source of income tests described above, but still qualifies for taxation as a REIT under the reasonable cause exception to those tests, a 100% tax is imposed on an amount equal to the result obtained by multiplying (i) the greater of (A) the amount by which the Company failed to meet the 75% test or (B) the amount by which it failed to meet the 95% test, by (ii) a fraction, the numerator of which is the Company's taxable income (with certain adjustments) and the denominator of which is the Company's gross income (with certain adjustments).

                  - NET INCOME FROM FORECLOSURE PROPERTY. The Company's net income from foreclosure property would be taxed at the highest corporate rate, which is presently 35%.

                  - INCOME FROM PROHIBITED TRANSACTIONS. The Company's net income from prohibited transactions will be taxed at a rate of 100% whether or not such income is distributed to the Shareholders.

                  - MINIMUM TAX ON ITEMS OF TAX PREFERENCE. The Company may be subject to the corporate alternative minimum tax ("AMT"), which is similar to the individual AMT. The corporate AMT rate is 20% with a $40,000 exemption amount (phased out at the rate of $.25 on each dollar for AMT income in excess of $150,000) on items of tax preference allocable to it.

                  LIKE KIND DISTRIBUTIONS. The Company's Bylaws do not permit it to make any in-kind distributions to the Shareholders.

                  QUALIFIED REIT SUBSIDIARIES. A REIT owning a "qualified REIT subsidiary", may treat all of the assets, liabilities and items of income, deduction, and credit of the subsidiary as though they were those of the REIT. To be a qualified REIT subsidiary, 100% of the subsidiary must be owned by the REIT during the entire period the subsidiary is in existence.

         IF NOT QUALIFIED REIT. For any taxable year in which the Company fails to qualify as a REIT, it will be taxed at the maximum corporate rate (currently 35%) on its taxable income, whether or not the income is distributed to the Shareholders. In any taxable year for which the Company qualifies as a REIT, it will be taxed as an ordinary corporation only on its undistributed income, except that certain types of income will be taxable at the corporate level whether or not they are distributed to the Shareholders.

Taxation of Domestic Shareholders

         For any taxable year in which the Company fails to qualify as a REIT, distributions to the Shareholders would be taxed as ordinary dividends to the extent of the Company's current and accumulated earnings and profits. Such dividends would be eligible for the dividend exclusion for individuals or the 70% dividends received deduction for corporations.

         TAXATION OF DISTRIBUTIONS. For any taxable year in which the Company qualifies as a REIT, the amounts it distributes to the Shareholders will be taxed as follows:

                  DISTRIBUTIONS FROM ACCUMULATED EARNINGS AND PROFITS. Distributions from the Company will be taxable to Shareholders who are not tax-exempt entities as ordinary income to the extent of the earnings and profits of the Company. Any dividend declared by the Company in October, November, or December of any year payable to Shareholders of record on a specified date in such a month shall be deemed to have been received by each Shareholder on December 31 of such year and to have been paid by the Company on December 31 of such year, provided such dividend actually is paid by January 31, of the following year. Consequently, any such dividend will be taxable to a Shareholder in such Shareholder's taxable year including December 31. (It is possible that any portion of a dividend made to a Shareholder after December 31 not from current or accumulated earnings and profits would be treated as a distribution by the Company in the year it is actually made. Accordingly, if the Company has sufficient earnings and profits in the year in which such dividend actually is paid, no portion of such dividend would be a return of capital distribution.) Dividends paid to such Shareholders will not constitute passive activity income (such income, therefor, will not be subject to reduction by losses from passive activities of a Shareholder who is subject to the passive activity loss rules). Such distributions, however, will be considered investment income, which may be offset by investment deductions.

                  CAPITAL GAIN DISTRIBUTIONS. Company dividends that are designated as capital gains dividends by the Company will be taxed as long-term capital gain to taxable shareholders to the extent that they do not exceed the Company's actual net capital gain for the taxable year. A Shareholder that is a corporation may be required to treat up to 20% of any such capital gains dividend as ordinary income. Such distributions, whether characterized as ordinary income or as capital gains, are not eligible for the 70% dividends received deduction for corporations. Shareholders are not permitted to deduct any net losses of the Company. For tax years beginning after 1992, the maximum Federal income tax rate applicable to net capital gains (the excess of net long-term capital gains over net short-term capital losses) recognized by an individual is 28% as compared to a maximum rate of 39.6% for ordinary income.

                  RETURN OF CAPITAL. To the extent any distributions made by the Company to the Shareholders exceed the current and accumulated earnings and profits of the Company, such distributions will constitute a non-taxable return of capital to the Shareholder to the extent of the Shareholder's adjusted tax basis in his or her Shares. A Shareholder's adjusted tax basis in his or her Shares will be reduced (but not below zero) by the amount of such excess. The proportion of the distributions that exceed such adjusted tax basis will be taxable to the Shareholder as gain from the sale or exchange of his or her Shares.

         NOTIFICATION. The Company will promptly, as required, notify Shareholders of the amount of any items of tax preference and the portion of distributions made during each taxable year that constitute return of invested capital.

         BACK-UP WITHHOLDING. The Company will be required to withhold tax from dividends paid to a Shareholder under certain circumstances as specified in the "back-up" withholding provisions. These provisions only apply to a Shareholder who (i) fails to furnish his or her taxpayer identification number ("TIN") to the Company as required; (ii) who has, according to the Service, furnished an incorrect TIN to the Company; (iii) who has, according to the Service, under-reported interest, dividends or patronage dividend income in the past; or
(iv) who has failed to satisfy the payee's certification requirements of Code
Section 3406. With respect to such a Shareholder, the Company will impose back-up withholding on dividends paid by the fund at the required rate of 31%. Foreign investors are subject to different withholding rules.

         ALTERNATIVE MINIMUM TAX. Individual and other non-corporate Shareholders may, as a result of their investment in the Company, be subject to the Alternative Minimum Tax ("AMT"), but only to the extent it exceeds their regular tax liability. Effective beginning in 1993, a two-tiered, graduated rate schedule for AMT is applicable. The lower tier consists of a 26% rate, applicable to the first $175,000 of a taxpayer's alternative minimum taxable income (AMTI) in excess of the exemption amount. The upper tier consists of a 28% rate, applicable to AMTI that is greater than $175,000 above the exemption amount. For married individuals filing separately, the 28% rate applies to AMTI that is greater than $87,500 above the exemption amount. The exemption amounts are $45,000 for married individuals filing joint returns, $33,750 for unmarried individuals, and $22,500 for married individuals filing separately, estates and trusts.

         AMTI is calculated by adding the taxpayer's items of tax preference to his or her adjusted gross income (computed without regard to any deduction for net operating loss carryovers) and subtracting certain itemized deductions (to the extent they do not create a net operating loss, which can be carried to another year for purposes of the regular tax), the taxpayer's AMT on net operating loss carryovers and the applicable exemption amount. Under the 1986 Act, REITs are subject to AMT to the extent items of tax preference and other items are treated differently for regular tax and AMT purposes. Code Section 59(d) authorizes the Service to issue regulations concerning the apportionment of differently treated items between a REIT and its shareholders. These regulations, when issued, could result in shareholders being allocated such differently treated item for inclusion in their own tax returns.

         STATEMENT OF SHARE OWNERSHIP. Each year the Company must demand from the record holders of designated percentages of its Shares written statements disclosing the actual owners of the Shares. The Company must also maintain permanent records showing the information it has received from the shareholders on this subject, and a list of those persons failing or refusing to comply with the Company's request for that information.

         TAXATION OF TAX-EXEMPT ENTITIES. In general, a shareholder that is a tax-exempt entity not subject to tax on its investment income will not be subject to tax on distributions from the Company. The IRS has ruled that regardless of whether the Company incurs indebtedness in connection with the acquisition of properties, distributions paid by the Company to a shareholder that is a tax-exempt entity will not be treated as UBTI, provided that (i) the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code and the Shares otherwise are not used in an unrelated trade or business of the tax-exempt entity and (ii) the Company is not a pension-held REIT. This opinion applies to a shareholder that is an organization that qualifies under Code Section 401(a), an IRA or any other tax-exempt organization that would compute UBTI, if any, in accordance with Code Section 512(a)(1). However, pursuant to changes that are part of the 1993 Tax Act, if the Company is a pension-held REIT and a tax-exempt shareholder owns more than 10 percent of the Company, such shareholder will be required to recognize as UBTI that percentage of the dividends that it receives from the Company as is equal to the percentage of the Company's gross income that would be UBTI to the Company if the Company were a tax-exempt entity required to recognize UBTI. A REIT is a pension-held REIT if at least one qualified trust holds more than 25 percent of the value of the REIT's shares or one or more qualified trusts, each of whom own more than 10 percent of the REIT's shares, hold more than 50 percent of the value of the REIT's shares.

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from Federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such prospective shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

Foreign Shareholders

         Non-resident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders are subject to United States federal income tax under rules which are complex and the application of which will vary depending on the individual foreign Shareholder's circumstances. Accordingly, no attempt is made to summarize these rules and prospective foreign Shareholders should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers.

Dividend Reinvestment Plan

         Shareholders who elect to participate in the Dividend Reinvestment Plan, if the same is adopted by the Company, will be deemed to have received the gross amount of dividends distributed on their behalf to the Reinvestment Agent as agent for the participants in such Plan. Such deemed dividends will be treated as actual dividends to such Shareholders by the Company and will retain their character and have the tax effects described above. Participants that are subject to federal income tax will thus be taxed as if they received such dividends despite the fact that their distributions have been reinvested and, as a result, they will not receive any cash with which to pay the resulting tax liability. The IRS has ruled that a maximum 5% discount (i.e., dividends reinvested in newly issued Shares at a price equal to 95% of the Shares' fair market value on the distribution date) representing the underwriting and other costs that a REIT otherwise would expect to incur to issue new stock is permitted without causing the REIT to lose its dividends paid deduction. The IRS might assert that Shares issued for a fixed price under the Dividend Reinvestment Plan would violate the 5% discount cap if the Company's assets have appreciated. However, based on the availability of updated appraisals, the Company will adjust the Plan's Share purchase price to take into account asset value changes between distribution dates to strive to preserve its dividends paid deduction. Shares received pursuant to the Dividend Reinvestment Plan, if the same is adopted by the Company, will have a holding period which begins on the day after purchase by the Reinvestment Agent. The tax basis of the Shares acquired through the Dividend Reinvestment Plan will generally be the gross amount of the deemed dividends invested in such Shares.

United States Report Requirements

         Subject to regulations, the IRS may impose annual reporting requirements of certain United States and foreign persons directly holding United States Real Property Interests ("USRPIs"). The required reports are in addition to any necessary income tax returns. Furthermore, because Shares in a domestically controlled REIT do not constitute USRPIs, such reporting requirements will not apply to a foreign Shareholder in the Company (assuming that the Company will be domestically controlled) if such Shareholder does not otherwise own USRPIs. However, the Company is required to file an information return with the IRS setting forth the name, address and taxpayer identification number of the payee of dividends from the Company, whether the payee is a nominee or is the actual beneficial owner of the Shares.

State and Local Taxes

         Treatment of the Company and the Shareholders under state and local tax laws may differ substantially from the federal income tax treatment described above. CONSEQUENTLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

================================================================================

                      SUMMARY OF DIVIDEND REINVESTMENT PLAN

================================================================================


         The Company may adopt the Dividend Reinvestment Plan pursuant to which Shareholders who purchase Shares in the Offering may elect to have the full amount of their cash distributions from the Company reinvested in additional Shares of the Company. Certain Selected Dealers may not offer their clients the opportunity to participate in the Dividend Reinvestment Plan, when the same is adopted by the Company. Each prospective investor who wishes to participate in the Dividend Reinvestment Plan, if the same is adopted by the Company, should consult with the investor's Selected Dealer as to the Selected Dealer's position regarding participation in the Dividend Reinvestment Plan. The following discussion summarizes the principal terms of the proposed Dividend Reinvestment Plan. A copy of the proposed Dividend Reinvestment Plan is attached hereto as Exhibit C.


General

         If the Company adopts the Dividend Reinvestment Plan, the Company may, but is not obligated to, retain an agent (the "Reinvestment Agent") to act on behalf of the participants in the Dividend Reinvestment Plan (the "Participants"). If the Company retains a Reinvestment Agent, the Reinvestment Agent will be independent (i.e., not an Affiliate) of the Company and will be paid competitive fees by the Company for the Reinvestment Agent's services. Prior to the time that the offering terminates, if the Dividend Reinvestment Plan is so adopted, the Company or the Reinvestment Agent, as the case may be, will invest all cash distributions attributable to Shares owned by Participants in Shares at the Offering Price per Share, or $10.25 per Share. Until the Offering has terminated, Participants will be charged Selling Commissions on Shares purchased for their accounts on the same basis as other investors purchasing in the offering. See "The Offering -- Plan of Distribution." Accordingly, the Company will pay the Selected Dealers, which may include Affiliates, Selling Commissions of up to 8.0% (subject to reduction under the circumstances provided under "PLAN OF DISTRIBUTION") and a diligence fee of 0.5%. The Company may also pay such Selected Dealers a non-accountable expense allowance of up to 2.0%. No additional fees will be charged with respect to Shares purchased under the Dividend Reinvestment Plan other than those paid with respect to a purchase of Shares in the offering, except that there will be an administrative charge equal to 5% of the amount of each reinvestment by a Participant, but not less than $.10 or more than $2.50 for each reinvestment transaction. Each Participant will pay to the Company at the end of each fiscal quarter of the Company the aggregate of administrative charges incurred by the Participant during such quarter.

         After the offering has terminated, the Company or the Reinvestment Agent, as the case may be, will invest all distributions attributable to Shares owned by Participants in Shares at a price per Share equal to the then "fair market value" of a Share. For this purpose, "fair market value" shall be as determined by the Directors, in good faith on an ongoing basis, and is expected to be based, initially, upon the amount of increase or decrease, if any, in the pro forma net income of the Company's real estate investments. Commencing no later than three full fiscal years following the termination of the offering, such Share valuation will be based upon an estimate of the amount Shareholders would receive if the Company's real estate investments were then sold for their estimated value and if such proceeds, together with the other assets of the Company, were distributed in a liquidation of the Company as described in this Prospectus. Such Share valuations are anticipated to be performed by the Directors or Affiliates thereof, and no independent valuation will be obtained unless the Directors elect to obtain an independent valuation. There can be no assurance that the estimated value per Share would actually be realized by the Company or the Shareholders upon the liquidation of the Company, or that the Shareholders could realize the estimated net asset value of their Shares if they were to attempt to sell their Shares.

         During the offering Shares shall be available for purchase pursuant to the Dividend Reinvestment Plan, if the same is adopted by the Company, (i) out of the additional $750,000 (73,170.7317 Shares) registered with the Securities and Exchange Commission or (ii) to the extent not sold pursuant to the offering, out of the Shares offered pursuant to the offering. After the termination of the offering, Shares shall be available for purchase pursuant to the Dividend Reinvestment Plan, if the same is adopted by the Company, only out of the additional 73,170.7317 Shares registered with the Securities and Exchange Commission. If it adopts it, the Company may register additional Shares for the Dividend Reinvestment Plan in the future if it determines that it would be appropriate, but there is no assurance that it will do so. After the termination, Shares issued pursuant to the Dividend Reinvestment Plan, if it is adopted by the Company, may only be purchased pursuant to an "evergreen" prospectus.

Investment of Distributions

         Distributions will be used by the Company or the Reinvestment Agent, as the case may be, promptly following the payment date with respect to such distributions, to purchase Shares on behalf of the Participants from the Company to the extent such Shares are available. If sufficient Shares are not available, the distributions will be held in one or more interest-bearing accounts until Shares are available to purchase. Any such funds that have not been invested in Shares within 30 days after receipt by the Reinvestment Agent and, in any event, by the end of the fiscal quarter in which they are received, will be paid to the Participants. The interest earned on such accounts will be paid to the Company to the extent necessary to pay for any administrative expenses relating to the costs of the Dividend Reinvestment Plan and any excess remaining thereafter shall be distributed, in its entirety, to the Participants.

         At this time, Participants will not have the option to make voluntary contributions to the Dividend Reinvestment Plan, if the same is adopted by the Company, to purchase Shares in excess of the amount of Shares that can be purchased with their cash distributions. At any time after it adopts the Dividend Reinvestment Plan, if ever, the Company reserves the right, however, to amend the Dividend Reinvestment Plan in the future to permit voluntary contributions to the Dividend Reinvestment Plan by Participants.

         All proceeds received by the Company from Shares purchased by Participants pursuant to the Dividend Reinvestment Plan, if it is adopted by the Company, after the termination of the offering, less any portion thereof which the Directors deem necessary to be allocated for working capital reserves, and less payments for Acquisition Fees and Acquisition Expenses (see "MANAGEMENT AND AFFILIATE COMPENSATION"), will be used by the Company to acquire additional Properties or to make improvements to existing Properties of the Company in accordance with the investment objectives and policies of the Company then in effect. See "INVESTMENT OBJECTIVES AND POLICIES."

Participant Accounts, Fees, and Allocation of Shares

         If the Company adopts the Dividend Reinvestment Plan, for each Participant, the Company or the Reinvestment Agent, as the case may be, will maintain an account which shall reflect for each fiscal quarter the distributions received by the Reinvestment Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant. At the end of each fiscal quarter, the Company or the Reinvestment Agent, as the case may be, shall disburse to each Participant an amount equal to the balance in such Participant's account. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. Any interest earned on such accounts will be paid to the Company to defray certain costs relating to the Dividend Reinvestment Plan and any excess will be distributed to the Participants. The administrative charge to each Participant for reinvestment transaction shall be equal to 5% of the reinvestment amount, but not less than $.75 or more than $2.50 for each reinvestment transaction. The Participant shall pay to the Company at the end of each quarter all such administrative charges incurred by the Participant during such quarter.

         Each Participant during a fiscal quarter will acquire and own a pro rata portion of each Share acquired pursuant to the Dividend Reinvestment Plan during such quarter, based on the amount in the Participant's account at the time the Share is acquired. The ownership of the Shares shall be reflected on the books of the Company. Shares acquired pursuant to the Dividend Reinvestment Plan will entitle the Participant to the same rights and be treated in the same manner as those purchased by the Participants in the Offering.

         The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

Reports to Participants

         If the Dividend Reinvestment Plan is adopted, within 60 days after the end of each fiscal quarter, the Company or the Reinvestment Agent, as the case may be, will mail to each Participant a statement of account describing, as to such Participant, the distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to each Participant (see "Participant Accounts, Fees, and Allocation of Shares" above), and the total Shares purchased on behalf of the Participant pursuant to the Dividend Reinvestment Plan.

Election to Participate or Terminate Participation

         Shareholders may become Participants in the Dividend Reinvestment Plan, if and when the same is adopted by the Company, by making a written election to participate on their Subscription Agreements at the time they subscribe for Shares. Any Shareholder who has not previously elected to participate in the Dividend Reinvestment Plan may so elect at any time by written notice to the Company of such Shareholder's desire to participate in the Dividend Reinvestment Plan. Participation in the Dividend Reinvestment Plan, if and when the same is adopted by the Company, will commence with the next distribution payable under the adopted Dividend Reinvestment Plan after receipt of the Participant's notice, provided it is received at least fifteen days prior to the last day of the fiscal quarter to which such distribution relates. Subject to the preceding sentence, the election to participate in the Dividend Reinvestment Plan, whether made upon subscription or subsequently, will apply to all distributions attributable to the fiscal quarters thereafter, assuming that the Dividend Reinvestment Plan has been adopted by the Company at such time. Participants will be able to terminate their participation in the Dividend Reinvestment Plan at any time without penalty by delivering written notice to the Company. Termination shall apply to the then next distribution which would otherwise have been payable under the Dividend Reinvestment Plan, provided that the Participant's notice of termination was received within fifteen days prior to the end of the fiscal quarter of the Company as to which such distribution relates.

         The Company reserves the right to prohibit qualified Benefit Plans from participating in the Dividend Reinvestment Plan if such participation would cause the underlying assets of the Company to constitute "plan assets" of Benefit Plans. See "ERISA CONTRIBUTIONS."

Federal Income Tax Considerations


         Taxable Shareholders who elect to participate in the Dividend Reinvestment Plan, if the same is adopted by the Company, may incur a tax liability for Company income and gain allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the Dividend Reinvestment Plan. For a discussion of the federal income tax consequences of participation in the Dividend Reinvestment Plan, see "Income Tax Aspects -- Dividend Reinvestment Plan."

Amendments and Termination

         At any time after the Dividend Reinvestment Plan is adopted by the Company, if ever, the Company has the right to amend any aspect of the Dividend Reinvestment Plan, provided that notice of the amendment is sent to Participants at least 30 days prior to the effective date thereof. The Company also reserves the right to terminate the Dividend Reinvestment Plan for any reason at any time after the same is adopted by the Company, if ever, by ten days' prior written notice of termination to all Participants.

================================================================================

                          DESCRIPTION OF ORGANIZATIONAL
                            DOCUMENTS AND SECURITIES

================================================================================

         The following description of the Company's organizational documents and Shares does not purport to be complete but contains a summary of portions of the Company's Charter and Bylaws, and is qualified in its entirety by reference to those documents, copies of which are available upon request.

Description of Shares


        The Company is authorized to issue up to 2,853,658.5365 shares of common stock pursuant to this offering. The Shares have a $.01 par value. As of the completion of the initial public offering on March 15, 1996, there were 1,028,253 Shares issued and outstanding. An additional 71,170.7317 shares have been authorized and registered for issuance pursuant to the Dividend Reinvestment Plan following the termination of the initial offering under this Prospectus. In addition, 504,126 shares of common stock are reserved for issuance upon the exercise of warrants which are issued and outstanding.


         Each Share is entitled to participate equally in dividends when and if declared by the Directors and in the distribution of assets of the Company upon liquidation. Each Share is entitled to one vote and will be fully paid and nonassessable by the Company when the Share is issued and paid for. The Shares are not subject to redemption of the Company, except in limited circumstances in order to preserve the Company's REIT status under the REIT Provisions. See the discussion below. The Shares have no preemptive rights (which are intended to ensure that a Shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional Shares by the Company). The Shares do not have cumulative voting under Maryland law for the election of Directors. Other than shares of the Company's common stock and warrants to purchase shares of common stock which are already issued and outstanding, and the shares of common stock issuable upon the exercise of such warrants, the Company currently does not intend to issue any securities other than the Shares ("PLAN OF DISTRIBUTION"), although it may do so from time to time in either public or private distributions.

         The Directors may authorize the listing, issuance and sale of Shares on a national security exchange or on NASDAQ. The Directors may determine at a later date to list the Shares on a national securities exchange or on NASDAQ, but no such decision as to such listing has yet been made to do so. Maryland law permits a Maryland corporation, if such power is provided for in its charter, to classify or to reclassify any unissued stock by setting or changing the preferences conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the redemption of such stock, all as determined by the Directors. The Company is not so authorized and may do so only upon amendment of its Charter.


         Actual issuance of a certificate evidencing the Shares is optional, except in those states where state laws or regulations require the Company to issue certificates evidencing ownership of Shares. The Company may not issue Share certificates unless it receives a request in writing to do so together with a payment of $5.00 administrative charge to the extent such fee may legally be charged. Shareholders who do not elect to receive Share certificates will own such Shares in "uncertificated" or "book entry" form and will be treated in a like manner as those who do receive a certificate. Owning Shares in uncertificated or book entry form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferrable certificates, and
(b) eliminate the need to return a duly executed Share certificate to the Transfer Agent to effect the transfer. Transfers can be effected simply by mailing a duly executed stock power to the Transfer Agent subject to transfer restrictions necessary to maintain the Company's qualification as a REIT. See "Limitations on Holdings and Transfer" under this Section -- "DESCRIPTION OF ORGANIZATIONAL DOCUMENTS AND SECURITIES."

Transfer Agent

         The current Transfer Agent for the Shares is Service Data Corporation. The Directors are currently in discussions as to whether or not to change the Transfer Agent and may do so during the term of or after the termination of the offering.

Meetings and Special Voting Requirements

         The next Annual Meeting of Shareholders will be held on such date as shall be fixed by the Board of Directors, but in any event no fewer than 30 days nor more than 61 days after delivery of the annual report of the Company. Special meetings of Shareholders may be called only upon the request of a majority of the Directors, a majority of the Independent Directors, the President, or upon the written request of Shareholders entitled to cast at least 10% of all of the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of Stockholders entitled to cast a majority of votes shall constitute a quorum at any Shareholders' meeting. The organizational documents may generally be amended by a majority vote of the Shareholders. However, an amendment of any provision which requires, pursuant to the terms of the Charter or Bylaws of the Company, a greater than majority vote must be approved by a vote of the Shareholders holding shares representing at least 66-2/3% of the votes entitled to be cast thereon.


         Other matters on which the Shareholders are entitled to vote include:
(i) the election and removal of Directors; (ii) a voluntary change in the Company's status as a REIT; and/or (iii) the dissolution of the Company.


         A majority of the Directors (including a majority of the Independent Directors) may, in their discretion from time to time, amend certain portions of the Bylaws. However, the Shareholders may amend the Bylaws upon a vote of a majority of the votes entitled to be cast thereon.

         Any action pertaining to a transaction involving the Company in which any Adviser (including AAA), any Director or officer of the Company, or any Affiliate of any of the foregoing persons has an interest ("Inside Transaction") shall specifically be approved with respect to any isolated transactions or generally be approved with respect to any series of similar transactions, by a majority of the members of the Board of Directors, including a majority of the Independent Directors who are not parties to and have no financial interest in such Inside Transaction and who are not Affiliates of such interested party, even if such Directors constitute less than a quorum. Any deadlock in voting by the Independent Directors shall result in disapproval of the Inside Transaction with respect to which the voting was conducted.

Bylaws

         The Bylaws have been adopted by the Directors (including a majority of the Independent Directors).

Limitations on Holdings and Transfer


         For the Company to qualify as a "REIT" under the Code, not more than 50 percent of its outstanding Shares may be owned by five or fewer individuals during the last half of each year and outstanding Shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year except with respect to the first taxable year for which an election to be treated as an REIT is made. The Company's Charter restricts the accumulation or transfer of Shares if any accumulation or transfer could result in any person beneficially owning, in accordance with the Code, in excess of 9.8% of the then outstanding Shares, or could result in the Company being disqualified as a "REIT" under the Code. Such restrictions authorize the Board of Directors of the Company to refuse to give effect to such transfer on the books of the Company as to Shares accumulated in excess of the 9.8% ownership limit. Although the intent of these restrictions is to preclude transfers which would violate the ownership limit or protect the Company's status as a REIT under the Code, there can be no assurance that such restrictions will achieve their intent.

         A transferee who acquires Shares in a restricted transfer is required to indemnify, defend, and hold the Company and all other Shareholders harmless from and against all damages, losses, costs, and expenses, including, without limitation, reasonable attorneys' fees, incurred or suffered by the Company or such Shareholders by virtue of the Company's loss of its qualification as a REIT if such loss is a result of the transferee's acquisition. See "INCOME TAX ASPECTS".

================================================================================

                             REPORTS TO SHAREHOLDERS

================================================================================

         The Company will provide periodic reports to the Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on an accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to Shareholders within 30 days following the close of each fiscal year. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with any Affiliates, and of compensation and fees paid or payable by the Company to the management and its Affiliates. The information required by Form 10-Q will be made available to Shareholders within 45 days of the close of each of the first 3 fiscal quarters of each year.

         The Directors will provide the Shareholders that are qualified retirement plans with an annual statement of value in order to permit them to comply with ERISA annual reporting requirements. The statement will report the net asset value of Securities based upon the amount Shareholders would receive if Properties were sold at their appraised values as of the close of the Company fiscal year and if such proceeds, together with the other funds of the Company, were distributed in liquidation of the Company. Until 1999, the Company is permitted to value all Properties at cost, although it is not required to do so; however, during the offering period, it is anticipated that the net asset value of each Share will be deemed to be the net offering price of $9.02. Thereafter, whenever the Company is not offering shares of its common stock, the Company will perform a valuation update based on capitalization of income for each property unless the Company previously obtained an appraisal for such Property dated within nine months prior to the end of the relevant fiscal year. After the first three annual reports, the Directors may elect to deliver such reports to all Shareholders. Shareholders will not be forwarded copies of appraisals or updates. In providing such reports to the Shareholders, neither the Company nor its Affiliates thereby make any warranty, guarantee or representation that (1) the Shareholders or the Company, upon liquidation, will actually realize the estimated value per Share, or (2) the Shareholders will realize the estimated net asset value if they attempt to sell their Shares.


         Shareholders have the right under applicable federal and Maryland law to obtain certain information about the Company and, at their expense, may obtain a list of names and addresses of the Shareholders. Shareholders have the right to inspect and duplicate the Company's Appraisal records. In the event that the SEC promulgates rules and/or in the event that applicable State securities laws or the North American Securities Administrators Association ("NASAA") Guidelines are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and filing certain of the aforementioned reports if the Directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the SEC and applicable State and NASAA Guidelines, one or more of which may then be amended.


================================================================================

                              PLAN OF DISTRIBUTION

================================================================================

         The Company is offering a total of 2,853,658.5365 Shares of its common stock. The minimum investment required of each investor is $20.50 (2 Shares). No minimum number of Shares must be sold in this offering within the initial offering period which is two years after the date of this prospectus. The offering period is subject to extension thereafter federally and in states which permit such extension (but such extension will not be permitted in Minnesota).

         The Company has registered with the SEC a total of 2,926,829.2682 Shares, including Shares available for the Dividend Reinvestment Plan.

         Each investor purchasing Securities will be required to complete and execute an Order Form (also referred to sometimes as a "subscription agreement") which includes certain representations (Exhibit B). At the time the prospective investor submits such subscription agreement, he must tender a check to the Company in the amount of $10.25 for each Share being purchased except for fractional shares acquired after an investor purchases the 2 Share minimum. Checks should be made payable to American Asset Advisers Trust, Inc. Shares will only be sold to an investor who represents in writing that, at the time he executes the subscription agreement, he meets the applicable suitability requirements. See "SUITABILITY."

         All funds received from subscribers whose subscriptions have been accepted will be deposited directly into an account of the Company. A subscriber is not entitled to the return of his funds, unless the Company rejects his subscription.

         The Company has complete discretion to reject any subscription agreement executed by any investor within thirty days of its submission. It is anticipated that subscriptions would be rejected for an investor's failure to meet the suitability requirements, an over-subscription of the offering, or for other reasons determined to be in the best interest of the Company. If any investor's subscription is rejected, such investor's funds submitted with the subscription will be promptly returned to the investor. The Company may not complete a sale to an investor until at least 5 business days after the date the investor receives a final Prospectus. The Company or its designee shall send each investor a confirmation of his/her or its purchase.


         The Securities are being offered by selected broker-dealers that are members of the National Association of Securities Dealers, Inc. and who enter into Selected Dealer Agreements. All Selected Dealers in the offering will offer and sell Securities in the Company on the same terms and conditions. The Selected Dealers will receive commissions of up to 8% of the gross proceeds from the sale of the Securities and may receive up to an additional .5% of the gross proceeds to cover actual due diligence expenses relating to the offering. Up to 2% per Share may be paid by the Company as a non-accountable expense reimbursement to certain Selected Dealers. In no event, will the total compensation to Selected Dealers including commissions, nonaccountable continuing marketing assistance fees and nonaccountable expense reimbursements exceed 10% of gross proceeds plus .5% for actual due diligence expense reimbursements.


         Until the termination of the offering period, Shareholders who elect to participate in the Dividend Reinvestment Plan also will be charged selling commissions on Shares purchased for their accounts on the same basis as they were charged for the Shares they purchased pursuant to the offering. After termination, no selling commissions will be paid for shares purchased pursuant to the Dividend Reinvestment Plan.

         The reallowed portion of the commission on sales will be discounted by varying amounts in connection with sales of $250,000 or more of Shares to a single purchaser, thereby reducing the aggregate selling commissions. The net proceeds per Share to the Company, however, will remain the same. The total amount of the discount is calculated by applying the applicable selling commission percentage set forth on the schedule below to each level of Shares purchased affected by an investor's qualifying purchases. For example, an investor purchasing $390,240 of Shares will have an 8% commission applicable to 249,999.99 of Shares, a 7.4% commission applicable to the next $50,000 of Shares and a 7% commission applicable to the last $90,240.01 of Shares. The amount of the purchase price savings resulting from a volume purchase will be refunded to the purchaser upon acceptance of the subscription, in the discretion of the Company, either in the form of a cash refund or additional shares valued at the Offering Price. The discount for volume purchasers is granted in accordance with the following schedule:

                            Purchase             Selling
 Amount of Shares           Price Per           Commission           % of Share          Net Savings
   Purchased                  Share             Per Share               Price            Per Share(1)
 ----------------           ---------           ----------           ----------          ------------
Less than $250,000           $10.25                $.82                 8.0%                $0.00

$250,000 - $299,999           10.25                 .76                 7.4%                 0.06

                            Purchase             Selling
 Amount of Shares           Price Per           Commission           % of Share          Net Savings
   Purchased                  Share             Per Share               Price            Per Share(1)
 ----------------           ---------           ----------           ----------          ------------
$300,000 - $399,999           10.25                .72                  7.0%                0.10

$400,000 - $499,999           10.25                .65                  6.3%                0.17

$500,000 - $599,999           10.25                .60                  5.9%                0.22

$600,000 - $699,999           10.25                .54                  5.3%                0.28

$700,000 - $799,999           10.25                .50                  4.9%                0.32

$800,000 - $899,999           10.25                .44                  4.3%                0.38

$900,000 or more              10.25                .39                  3.8%                0.43

- -----------------
(1) Reflects the amount per Share which, in the discretion of the Company, will be refunded to the Investor or applied to the purchase of additional Shares for the account of the Investor.

         The Company expects to permit the sale of certain Shares without any selling commission such as in the case of acquisitions by Persons who purchase an aggregate number of Shares totalling $1,000,000 or more of total purchase price or by Persons who are registered investment advisers, trust companies or bank trust departments. On a case by case basis, in lieu of the commission, the Company will either rebate the commission or issue additional shares valued at the offering price. The Company also reserves the right to sell its shares to its officers, Directors and employees net of the maximum commission and other sales compensation aggregating up to 10.5% that could otherwise be paid to a Selected Dealer by the Company.

         Investors, who, in connection with their purchase of Shares, have engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services in lieu of normal commissions based on the volume of securities sold may agree with the Company to reduce the amount of selling commissions payable with respect to such sale to zero. In lieu of refunding the purchase price savings, the Company shall have the discretion to pay the amount of such savings to the investor in the form of Shares valued at the offering price.

         For purposes of determining the selling commissions payable with respect to subscriptions made by a single purchaser, certain subscriptions may be combined and the selling commissions apportioned pro rata among the subscriptions. Separate subscriptions by an individual, his or her spouse, their minor children, trusts established on behalf of any of them, and a corporation, partnership, association or similar organized group in which any of the foregoing hold a controlling interest (provided such entity has been in existence for at least six months at the time of subscription and was not formed for the purpose of subscribing) will be treated as submitted by a single purchaser. Moreover, any purchaser (whether an individual, a corporation, partnership, trust or other entity) that subscribes for additional interests subsequent to an initial purchase of Securities may combine all such prior and subsequent subscriptions for the purpose of computing total selling commissions. Shares purchased pursuant to the Dividend Reinvestment Plan will not be combined with other subscriptions for Shares by the investor in determining the discount to which such investor may be entitled. See "SUMMARY OF DIVIDEND REINVESTMENT PLAN."

         The following purchasers will be permitted to aggregate their subscriptions as described below for purposes of the reduced selling commissions for volume purchases: (1) all profit-sharing pension and other retirements trusts (other than any self-employed retirement plan or IRA) and all funds and foundations maintained by a single corporation, partnership or other entity;
(ii) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a single bank or entity (except an individual, or an investment adviser registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in the Company; and (iii) all clients of an investment advisor registered under the Investment Advisers Act of 1940 who have been advised by such advisor on an ongoing basis regarding investments other than in the Company, who have been advised by such advisor regarding an investment in the Company, and who are not being charged by such advisor or its affiliates, through the payment of commissions or otherwise, for the advice rendered by such advisor in connection with the purchase of interests. No purchaser may simultaneously combine subscriptions with purchasers in more than one of categories (i), (ii) and
(iii).

         On or after acceptance of his subscription agreement by the Company, an investor will have no right to withdraw any funds submitted during the offering period. Securities will be evidenced on the books and records of the Company, which will include a list of Shareholders' names, addresses and number of Shares owned. Investors will receive Share certificates only if they request a certificate in writing together with the remittance to the Company of a $5.00 administrative fee.

         The Selected Dealers and their controlling persons, will be indemnified by the Company against certain liabilities, including liabilities under the Securities Act of 1933.

================================================================================

                                 SALES MATERIALS

================================================================================

         Sales material prepared by the Company may be used in connection with this offering. Such material may be used only when accompanied or preceded by the delivery of this Prospectus. The offering is made only by means of this Prospectus and shall be identified with the Company name and logo on the cover page. Such sales material does not purport to be complete and should not be considered part of this Prospectus or as forming the basis of the offering of the Shares.

================================================================================

                                LEGAL PROCEEDINGS

================================================================================

         Neither the Company nor the officers or Directors are parties to any pending legal proceedings that are material to the Company.

================================================================================

                                     EXPERTS

================================================================================

         The consolidated balance sheets of American Asset Advisers Trust, Inc. as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995 and 1994 and for the period from August 17, 1993 (incorporation) to December 31, 1993 included in this Prospectus have been audited by Deloitte & Touche, LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The statements concerning federal taxes under the headings "Income Tax Aspects" and "Risks Factors" have been reviewed by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, counsel for the Company, and have been included herein, to the extent they constitute matters of law, in reliance upon the authority of said firm as experts thereon.

================================================================================

                                  LEGAL OPINION

================================================================================

         The legality of the Shares being offered hereby have been passed upon for the Company by its counsel, Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel (which currently represents the Company, AAA and other Affiliates of both), which firm will rely in this regard as to certain matters of Maryland law on the opinion of Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland.

================================================================================

                               FURTHER INFORMATION

================================================================================

         This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto which the Company has filed with the SEC, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made. Copies of the Exhibits are on file at the offices of the SEC in Washington, D.C. and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the SEC or may be obtained through the Commission's Internet address at http://www.sec.gov.

         All summaries contained herein of documents which are filed as Exhibits to the Registration Statement are qualified in their entirety by this reference to those Exhibits. The Company has not knowingly made any untrue statement of a material fact or admitted to any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statement therein not misleading.

================================================================================

                                   DEFINITIONS

================================================================================

         "AAA" means American Asset Advisers Realty Corporation, a Texas corporation whose sole shareholder is Taylor, the President and Chairman of the Board of the Company.

         "Act" means the Securities Act of 1933, as amended from time to time.

         "Acquisition Expenses" means those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

         "Acquisition Fees" means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans or the purchase, development or construction of property by the Company. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, Development Fee, Construction Fee, nonrecurring management fee, loan fees or points or any fee of similar nature, however designated. Excluded shall be Development Fees and Construction Fees paid to Persons not affiliated with the Sponsor in connection with the actual development and construction of the project.

         "Adviser" shall mean the Person responsible for directing or performing the day-to-day business affairs of the Company, including a Person to which an Adviser subcontracts substantially all such functions.

         "Affiliate" means as to any person, any other person who (i) owns beneficially, directly or indirectly, 10% or more of the outstanding capital stock, shares or equity interests of such person; or (ii) is an officer, retired officer, director, trustee, or general partner of such person; or (iii) controls, is controlled by or is under common control with, such person; or (iv) if such other person is an officer, director, trustee, or general partner of another entity, then the entity for which that person acts in any capacity.

         "American Asset Adviser Programs" means AAA Net Realty Fund IX, Ltd., AAA Net Realty Fund X, Ltd., AAA Net Realty Fund XI, Ltd., and any other real estate limited partnerships or REITs sponsored by American Asset Advisers Realty Corporation or its Affiliates with investment objectives substantially similar to the Company.

         "Appraisal" means the valuation of real property (which value may take into consideration the existing state of the property or a state to be created) by an independent, qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers (MAI) or is a disinterested person who, in the judgment of the Directors, is qualified to make such a determination. Each Appraisal shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Shareholder. The independent qualified appraiser shall be selected by a majority of the Directors (including a majority of the Independent Directors).

         "Appraised Value" means the value of a particular property as stated in the Appraisal.




         "Average Invested Assets" means for any period the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

         "Beneficial Ownership, Beneficially Own or Beneficial Owner of Shares" means the ownership of such Shares for purposes of part II, subchapter M of the Code, including the attribution of ownership provisions of Section 542 and 544 of the Code, or if, under Rule 13d-3 of the Exchange Act, such Person would be deemed to have beneficial ownership of such Shares.

         "Benefit Plan" means an IRA, Keogh or employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.


         "Board of Directors, or Directors" means the persons holding such office, as of any particular time, under the Charter, whether they be the Directors named therein or additional or successor Directors.


         "Bylaws" means the Bylaws of the Company.

         "Charter" means the Charter of the Company filed with the State Department of Assessments and Taxation of Maryland, as may be amended from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means American Asset Advisers Trust, Inc., a Maryland corporation.

         "Competitive Real Estate Commission" means real estate or brokerage commission paid for the purchase or sale of a property which is reasonable, customary and competitive in light of the size, type and location of such property.

         "Construction Fee" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide Major Repairs or Rehabilitation on a Company project.

         "Contract Price for the Property" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

         "Development Fee" means a fee for the packaging of the Company's property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific property, either initially or at a later date.

         "Director(s)" means, as of any particular time, the members of the Board of Directors of the Company.

         "Distributable REIT Taxable Income" means an amount equal to or greater than (i) the sum of 95% of: (a) the REIT Taxable Income for the taxable year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (b) the excess of the net income from foreclosure property, as defined in Section 856 of the Code, over the tax imposed on such income less (ii) any excess noncash income, as defined in Section 857 of the Code.

         "Dividend Reinvestment Plan" or "Plan" shall mean the Dividend Reinvestment Plan, in substantially the form attached hereto as Exhibit D, as amended from time to time.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Exchange Act" means The Securities Exchange Act of 1934, as amended.

         "Independent Directors" means the Director(s) of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or an Adviser (including AAA) of the Company.

         (a) A Director shall be deemed to be associated with the Sponsor or Adviser if he or she:

             i. owns an interest in the Sponsor, Adviser, or any of their Affiliates; or

             ii. is employed by the Sponsor, Adviser, or any of their Affiliates; or

             iii. is an officer or director of Sponsor, Adviser, or any of their Affiliates; or

             iv. performs services, other than as a Director, for the Company; or

             v. is a Director for more than three Companies organized by the Sponsor or advised the Adviser; or

             vi. has any material business or professional relationship with the Sponsor, Adviser, or any of their Affiliates.

         (b) For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Adviser and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director:

             i. annual gross revenue, derived from all sources, during either of the last two years; or

             ii.    net worth, on a fair market value basis.

         (c) An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Adviser, any of their Affiliates, or the Company.

         "Independent Expert" means a Person with no material current or prior business or personal relationship with an Adviser (including AAA) or Director who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

         "Initial Public Offering" means the first public offering of up to 2,000,000 shares of the common stock of the Company and Warrants to purchase 1,000,000 shares, which public offering terminated on March 15, 1996.

         "IRA" means an Individual Retirement Account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

         "KEOGH" means a retirement benefit plan covering a person with net earnings from self-employment, also known as an H.R.10 plan.

         "Leverage" means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

         "Majority Vote" means the affirmative vote of at least a majority of the Shares then outstanding represented and voting at a duly held meeting at which a quorum is present or by written consent of the Shareholders.

         "NASD" means The National Association of Securities Dealers, Inc.

         "Net Assets" means the total assets (other than intangible) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.


         "Organization and Offering Expenses" means those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing Shares, including, but not limited to, (i) the preparing, printing, filing and delivery of the Registration Statement and the Prospectus (including any amendments thereof or supplements thereto) and the preparing and printing of contractual agreements between the Company and the Selected Dealers (including copies thereof), (ii) the preparing and printing of the Charter and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of a Company and thereafter for the continued good standing of a Company, (iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws, (iv) any escrow arrangements, including any compensation to an escrow agent, (v) the filing fees payable to the SEC and to the NASD, (vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Selected Dealers, including the cost of their counsel, (vii) the fees of the Company's counsel and independent public accountants, (viii) all advertising expenses incurred in connection with the offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs, and (ix) selling commissions, marketing fees, incentive fees, investment banking fees and wholesaling fees and expenses incurred in connection with the sale of the Shares.


         "Participants" means those Limited Partners who elect to participate in the Dividend Reinvestment Plan.

         "Permitted Temporary Investments" means United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any Federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptances, public money market funds or other similar short-term highly liquid investments.

         "Person(s)" means individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint venturers, associations, companies, trusts, banks, trust companies, land trusts, business trusts and any other entities, government agencies and political subdivisions thereof.

         "Prohibited Transaction" under the REIT Provisions means sale of assets held by the Company primarily for sale to customers in the ordinary course of business other than (i) foreclosure property and (ii) certain dispositions of real estate assets which satisfy Section 857(b)(6)(C) of the Code.


         "Prospectus" means this prospectus pursuant to which the Company is offering up to 2,853,658.5365 Shares, as the same may at any time and from time to time be amended or supplemented.


         "Regulations" means the federal income tax regulations which are the official United States Treasury Department interpretations of the Code.

         "Reinvestment Agent" means the independent agent for Participants in the Dividend Reinvestment Plan.

         "REIT" or "Real Estate Investment Trust" means a real estate investment trust as defined under Sections 856-860 of the Code.

         "REIT Provisions of the Code" or "REIT Provisions" means Parts II and III of Subchapter M of Chapter 1 of the Code or successor statutes, and regulations and rulings promulgated thereunder.

         "REIT Taxable Income" means the taxable income of a REIT, adjusted as follows: (i) the deduction for dividends received allowable to trusts under Sections 241 through 247, 249 and 250 of the Code is not allowed; (ii) the deduction for dividends paid under Section 561 of the Code is allowed, but is computed without regard to that portion of such deduction attributable to net income from foreclosure property; (iii) taxable income is computed without regard to Section 443(b) of the Code relating to the computation of tax upon the change of an annual accounting period; (iv) net income from Foreclosure Property that is not qualified REIT income without regard to the foreclosure property provisions of the Code is excluded; (v) the tax imposed for failing the 75% Income Test and/or the 95% Income Test is deducted; and (vi) income derived from Prohibited Transactions is excluded.

         "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include:

         (a) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or

         (b) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction there will be no significant adverse change in any of the following:

             i.     Shareholders' voting rights;

             ii.    the term of existence of the Company;

             iii.   Sponsor or Adviser compensation;

             iv.    the Company's investment objectives.

         "Roll-Up Entity" means a partnership, real estate investment trust, corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

         "Sales Commissions" means the fee payable to the Selected Dealers in any amount of up to 8.0% of the offering price of the Shares sold pursuant to the offering, plus up to an additional .5% of the offering price of the Shares sold pursuant to the offering to cover actual due diligence expenses relating to the offering.

         "SEC" means the Securities and Exchange Commission.

         "Selected Dealers" means broker-dealers who are members of the NASD and who have executed a Selected Dealer Agreement with the Company.

         "Service" or "IRS" means The Internal Revenue Service.

         "Shareholders" means those Persons who at any particular time are shown as holders of record of Shares on the books and records of the Company.

         "Shares" means the Shares of the Company's common stock, $.01 par value per share, offered pursuant to this Prospectus.

         "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is as that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

         (a) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other persons;

         (b) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

         (c) having a substantial number of relationships and contacts with the Company;

         (d) possessing significant rights to control Company properties;

         (e) receiving fees for providing services to Company which are paid on a basis that is not customary in the industry; or

         (f) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

         "Total Operating Expenses" means the aggregate expenses of every character paid or incurred by the Company as determined under generally accepted accounting principles, but excluding:

         (a) The expense of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's Shares;

         (b) interest payments;

         (c) taxes;

         (d) non-cash expenditures such as depreciation, amortization, and bad debt reserves;

         (e) incentive fees;

         (f) Acquisition Fees and Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, construction, development and ownership of real estate interests, mortgage loans, and other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

         "UBTI" means unrelated business taxable income as defined in Section 512 of the Code.

         "Unimproved Real Property" means the real property of the Company which has the following three characteristics:

         (a) an equity interest in real property which as not acquired for the purpose of producing rental or other operating income;

         (b) has no development or construction in process on such land; and

         (c) no development or construction on such land is planned in good faith to commence on such land within one year.

                       AMERICAN ASSET ADVISERS TRUST, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                   FOR THE YEARS ENDED DECEMBER 31, 1995, 1994
    AND FOR THE PERIOD AUGUST 17, 1993 (INCORPORATION) TO DECEMBER 31, 1993

                       AMERICAN ASSET ADVISERS TRUST, INC.
                          INDEX TO FINANCIAL STATEMENTS




                                                                                    PAGE
FINANCIAL STATEMENTS:                                                               ----

Independent Auditors' Report                                                         F-3
Consolidated Balance Sheets, December 31, 1995 and 1994                              F-4
Consolidated Statements of Operations for the Years Ended
    December 31, 1995 and 1994 and for the Period
    August 17, 1993 (Incorporation) to December 31, 1993                             F-5
Consolidated Statements of Shareholders' Equity
    for the Years Ended December 31, 1995 and 1994 and for
    the Period August 17, 1993 (Incorporation) to December 31, 1993                  F-6
Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1995 and 1994 and for the Period
    August 17, 1993 (Incorporation) to December 31, 1993                      F-7 to F-8
Notes to Consolidated Financial Statements for Years Ended
    December 31, 1995 and 1994 and for the Period
    August 17, 1993 (Incorporation) to December 31, 1993                     F-9 to F-14

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
American Asset Advisers Trust, Inc.

We have audited the accompanying consolidated balance sheets of American Asset Advisers Trust, Inc. (the "Company") as of December 31, 1995 and 1994 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1995 and 1994 and for the period from August 17, 1993 (Incorporation) to December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 and for the period from August 17, 1993 (Incorporation) to December 31, 1993 in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
- ------------------------

DELOITTE & TOUCHE LLP

Omaha, Nebraska
March 12, 1996

                       AMERICAN ASSET ADVISERS TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994


ASSETS                                                                   1995                   1994
- ------                                                              ---------------        --------------
CASH AND CASH EQUIVALENTS                                           $    1 ,564,961        $    1,285,587

ACCOUNTS RECEIVABLE                                                              --                    69

PROPERTY:
Land                                                                      2,152,103             1,074,690
Buildings                                                                 4,436,074             1,923,113
                                                                    ---------------        --------------
                                                                          6,588,177             2,997,803
Accumulated depreciation                                                    (81,512)              (14,546)
                                                                    ---------------        --------------
TOTAL PROPERTY                                                            6,506,665             2,983,257
                                                                    ---------------        --------------

NET INVESTMENT IN DIRECT FINANCING LEASE                                    582,753               584,396

OTHER ASSETS:
  Acquisition costs                                                          77,761                   677
  Accrued rental income                                                      23,845                    --
  Organization costs, net of accumulated amortization
    of $99,130 and $37,660, respectively                                    214,638               255,753
                                                                    ---------------        --------------

TOTAL OTHER ASSETS                                                          316,244               256,430
                                                                    ---------------        --------------

TOTAL ASSETS                                                        $     8,970,623        $    5,109,739
                                                                    ===============        ==============


LIABILITIES AND SHAREHOLDERS' EQUITY
- ------------------------------------

LIABILITIES
  Accounts payable                                                  $        67,481        $        1,423
  Compensation payable                                                      150,000                    --
  Security deposit                                                           15,050                    --
                                                                    ---------------        --------------

TOTAL LIABILITIES                                                           232,531                 1,423
                                                                    ---------------        --------------

MINORITY INTEREST                                                         1,596,169               733,487

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value, 25,000,000 shares
    authorized, 827,876 and 490,921 shares issued and
    outstanding, respectively                                                 8,279                 4,909
Additional paid-in capital                                                7,438,368             4,419,005
Accumulated distributions in excess of earnings                            (304,724)              (49,085)
                                                                    ---------------        --------------

TOTAL SHAREHOLDERS' EQUITY                                                7,141,923             4,374,829
                                                                    ---------------        --------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $     8,970,623        $    5,109,739
                                                                    ===============        ==============


See Notes to Consolidated Financial Statements

                       AMERICAN ASSET ADVISERS TRUST, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
       FOR THE PERIOD AUGUST 17, 1993 (INCORPORATION) TO DECEMBER 31, 1993


                                                                                          Aug. 17, 1993
                                                                                              to
                                                            1995             1994         Dec. 31, 1993
                                                        ------------     ------------     -------------
REVENUES
    RENTAL INCOME FROM OPERATING LEASES                 $    434,563     $     93,552     $           -
    EARNED INCOME FROM DIRECT FINANCING LEASES                60,574           28,090                 -
    INTEREST INCOME                                          127,947           37,564             1,606
                                                        ------------     ------------     -------------

TOTAL REVENUES                                               623,084          159,206             1,606
                                                        ------------     ------------     -------------
EXPENSES
    AMORTIZATION                                              61,470           35,265             2,395
    COMPENSATION                                             150,000                -                 -
    DEPRECIATION                                              66,966           14,546                 -
    DIRECTORS' FEES                                           16,500           10,500                 -
    LEGAL AND PROFESSIONAL FEES                               49,863            5,531                 -
    PRINTING                                                   7,835                -                 -
    OTHER                                                     14,626            5,452               536
                                                        ------------     ------------     -------------

TOTAL EXPENSES                                               367,260           71,294             2,931
                                                        ------------     ------------     -------------

INCOME (LOSS) BEFORE MINORITY
    INTEREST IN NET INCOME OF
    CONSOLIDATED JOINT VENTURES                              255,824           87,912            (1,325)

MINORITY INTEREST IN NET INCOME
    OF CONSOLIDATED JOINT VENTURES                           (92,378)          (8,367)                -
                                                        ------------     ------------     -------------

NET INCOME (LOSS)                                       $    163,446     $     79,545     $      (1,325)
                                                        ============     ============     =============

NET INCOME (LOSS) PER SHARE                             $        .24     $        .32     $        (.07)
                                                        ============     ============     =============

WEIGHTED AVERAGE COMMON &
 COMMON EQUIVALENT SHARES                                    672,794          251,768            20,001
                                                        ============     ============     =============


See Notes to Consolidated Financial Statements

                       AMERICAN ASSET ADVISERS TRUST, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
       FOR THE PERIOD AUGUST 17, 1993 (INCORPORATION) TO DECEMBER 31, 1993

                                                                                        Accumulated
                                                                                       Distributions
                                                Common            Additional            In Excess of
                                                Stock           Paid-In-Capital           Earnings             Total
                                             ------------     ------------------     ------------------     ------------
BALANCE AT AUGUST 15, 1993                   $          -        $          -           $          -        $          -

  Issuance of common stock                            200             199,810                      -             200,010

  Distributions                                         -                   -                 (1,070)             (1,070)

  Net loss                                              -                   -                 (1,325)             (1,325)
                                             ------------        ------------           ------------        ------------


BALANCE AT DECEMBER 31, 1993                          200             199,810                 (2,395)            197,615

  Issuance of common stock                          4,709           4,704,495                      -           4,709,204

  Issuance costs                                        -            (485,300)                     -            (485,300)

  Distributions                                         -                   -               (126,235)           (126,235)

  Net income                                            -                   -                 79,545              79,545
                                             ------------        ------------           ------------        ------------


BALANCE AT DECEMBER 31, 1994                        4,909           4,419,005                (49,085)          4,374,829

  Issuance of common stock                          3,370           3,366,175                      -           3,369,545

  Issuance costs                                        -            (346,812)                     -            (346,812)

  Distributions                                         -                   -               (419,085)           (419,085)

  Net income                                            -                   -                163,446             163,446
                                             ------------        ------------           ------------        ------------


BALANCE AT DECEMBER 31, 1995                 $      8,279        $  7,438,368           $   (304,724)       $  7,141,923
                                             ============        ============           ============        ============



See Notes to Consolidated Financial Statements

                       AMERICAN ASSET ADVISERS TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
       FOR THE PERIOD AUGUST 17, 1993 (INCORPORATION) TO DECEMBER 31, 1993



                                                                                                     AUG.17,1993
                                                                                                         TO
                                                                       1995             1994         DEC.31,1993
                                                                   ------------     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)                                                  $    163,446     $     79,545     $     (1,325)

Adjustments to reconcile net income (loss) to
 net cash flows from operating activities
  Amortization                                                           61,470           35,265            2,395
  Depreciation                                                           66,966           14,546                -
  Minority interest                                                      92,378            8,367                -
  Decrease (increase) in accounts receivable                                 69              (69)               -
  Increase in accounts payable                                           66,058            1,423                -
  Increase in compensation payable                                      150,000                -                -
  Increase in security deposits                                          15,050                -                -
  Cash receipts from direct financing lease in excess of
   income recognized                                                      2,980              100                -
  Increase in accrued rental income                                     (23,845)               -                -
  Increase in organization costs                                        (20,355)        (234,595)         (58,818)
                                                                   ------------     ------------     ------------
NET CASH FLOWS FROM OPERATING ACTIVITIES                                574,217          (95,418)         (57,748)
                                                                   ------------     ------------     ------------

CASH FLOWS FROM INVESTING ACTIVITIES
 Acquisitions of real estate:
    Accounted for under the operating method                         (2,715,431)      (2,262,667)               -
    Accounted for under the direct financing method                      (1,337)        (584,496)               -
    Acquisition costs                                                   (77,084)            (677)               -
                                                                   ------------     ------------     ------------

NET CASH FLOWS FROM INVESTING ACTIVITIES                             (2,793,852)      (2,847,840)               -
                                                                   ------------     ------------     ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of stock, net of issuance costs            3,022,733        4,223,904          200,010
    Distributions paid to shareholders                                 (419,085)        (126,235)          (1,070)
    Distributions to minority interest partners                        (104,639)         (10,016)               -
                                                                   ------------     ------------     ------------
NET CASH FLOWS FROM FINANCING ACTIVITIES                              2,499,009        4,087,653          198,940
                                                                   ------------     ------------     ------------
NET INCREASE IN CASH & CASH EQUIVALENTS                                 279,374        1,144,395          141,192
CASH & CASH EQUIVALENTS, beginning of period                          1,285,587          141,192                -
                                                                   ------------     ------------     ------------
CASH & CASH EQUIVALENTS, end of period                             $  1,564,961     $  1,285,587     $    141,192
                                                                   ============     ============     ============


See Notes to Consolidated Financial Statements

                       AMERICAN ASSET ADVISERS TRUST, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
               FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 AND
       FOR THE PERIOD AUGUST 17, 1993 (INCORPORATION) TO DECEMBER 31, 1993

                                                                                   Aug. 17, 1993
                                                                                        to
                                                     1995             1994         Dec. 31, 1993
                                                 ------------     ------------     -------------
SUPPLEMENTAL SCHEDULE OF NON-CASH
  FINANCING ACTIVITIES:
  Real estate contributed by partners
    of the consolidated joint ventures           $   874,943      $    735,136     $           -
                                                 ============     ============     =============





See Notes to Consolidated Financial Statements.

                       AMERICAN ASSET ADVISERS TRUST, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
     AND FOR THE PERIOD AUGUST 17, 1993 (INCORPORATION) TO DECEMBER 31, 1993


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND NATURE OF OPERATIONS

American Asset Advisers Trust, Inc. ("the Company") was incorporated on August 17, 1993 as a Maryland corporation. The initial issuance of 20,001 shares of stock for $200,010 was to American Asset Advisers Realty Corporation ("AAA"). Commencing March 17, 1994 the Company offered up to 2,000,000 additional shares of common stock together with 1,000,000 warrants. The warrants are exercisable at $9 per share between March 1997 and March 1998. As of December 31, 1995 a total of 807,875 additional shares had been issued bringing the total shares issued and outstanding to 827,876. As of December 31, 1995 and 1994, 403,937 and 235,460 warrants were outstanding, respectively.

The Company was formed to acquire commercial and industrial real estate properties using invested and borrowed funds. The selection, acquisition and supervision of the operation of the properties is managed by AAA, a related party.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of American Asset Advisers Trust, Inc. and its majority interest in two real estate joint ventures with related parties.

BASIS OF ACCOUNTING

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are reflected when incurred.

CASH AND CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds.

REAL ESTATE

Real estate is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method.

Under the operating method, the properties are recorded at the lower of cost or net realizable value. Rental income is recognized ratably over the life of the lease and depreciation is charged as incurred. Under the direct financing method, properties are recorded at their net investment (see Note 3). Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

The financial statements of the Company do not include any income from contingent rentals for 1995, 1994 or 1993.

The Company obtains an appraisal on each property prior to a property's acquisition and also performs an annual valuation update to evaluate potential impairment for each property for which an appraisal is older than nine months. This valuation is based on capitalization of income for each property, a review of current market conditions and any significant events or factors which would be considered as an impairment to a property's value.

DEPRECIATION

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

ORGANIZATION COSTS

Organization costs incurred in the formation of the Company are amortized on a straight-line basis over five years.

STATEMENT OF CASH FLOWS - SUPPLEMENTAL INFORMATION

No cash was paid for income taxes or interest during 1995, 1994 or 1993.

FEDERAL INCOME TAXES

The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 95% of its real estate investment trust taxable income is distributed by March 15 of the following year.

EARNINGS PER SHARE

The number of shares used in earnings per share calculations for 1995, 1994 and 1993 are based on the weighted average number of shares of common stock outstanding and, if dilutive, common stock equivalents (stock warrants) of the Company using the treasury stock method.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company believes the carrying value of financial instruments consisting of cash and cash equivalents approximates their fair value.

RECLASSIFICATIONS

Certain reclassifications have been made to prior period financial statements to conform to those classifications used in 1995.

2. OPERATING LEASES

A summary of minimum future rentals, exclusive of any renewals, under noncancellable operating leases is as follows:

      1996                                          $    675,233
      1997                                          $    675,233
      1998                                          $    679,651
      1999                                          $    706,318
      2000                                          $    730,696
      2001-2014                                     $  3,564,242

3. NET INVESTMENT IN DIRECT FINANCING LEASE

The Company's net investment in its direct financing lease at December 31, 1995 and 1994 included:

                                                     1995                    1994
                                                 ------------            ------------
         Minimum lease payments receivable       $  1,383,086            $  1,446,640
         Less: Unearned income                        800,333                 862,244
                                                 ------------            ------------

                                                 $    582,753            $    584,396
                                                 ============            ============

A summary of minimum future rentals, exclusive of any renewals, under the noncancellable direct financing lease is summarized as follows:

      1996                                        $     63,554
      1997                                        $     63,554
      1998                                        $     63,554
      1999                                        $     66,490
      2000                                        $     69,915
      2001-2014                                   $  1,056,019

4. MINORITY INTEREST

On October 27, 1994 the Company formed a joint venture, AAA Joint Venture 94-1, with AAA Net Realty Fund X, Ltd., an affiliated partnership for the purpose of acquiring a property in Independence, Missouri on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 54.84%. The minority interest is 45.16%.

On September 12, 1995, the Company formed a joint venture, AAA Joint Venture 95-2, with AAA Net Realty Fund XI, Ltd., an affiliated partnership for the purpose of acquiring a property in Wichita, Kansas on lease to Blockbuster Music Retail, Inc. The Company's interest in the joint venture is 51%. The minority interest is 49%.

5. MAJOR TENANTS

The Company's operations are all related to the acquisition and leasing of commercial real estate properties. The following schedule summarizes rental income by lessee for 1995 and 1994 under both operating and direct financing methods of accounting:


                                                                                         1995             1994
                                                                                     ------------     ------------
Tandy Corporation (Mesquite, Texas)                                                  $    108,903     $     59,290

America's Favorite Chicken Company (Smyrna, Georgia)                                 $     94,118     $     40,173

Blockbuster Music Retail, Inc. (Independence, Missouri and Wichita, Kansas)          $    238,906     $     22,179

OneCare Health Industries, Inc. (Houston, Texas)                                     $     53,210     $          -

6. FEDERAL INCOME TAXES

The differences between net income for financial reporting purposes and taxable income before distribution deductions relate primarily to temporary differences and to certain organization costs which are amortized for financial reporting purposes only.

For income tax purposes, distributions paid to shareholders consist of ordinary income, capital gains and return of capital as follows:

                                        1995             1994             1993
                                    ------------     ------------     ------------
Ordinary Income                     $    342,210     $    105,456     $      1,325

Capital gains                                  -                -                -

Return of capital                         76,875           20,779                -
                                    ------------     ------------     ------------

                                    $    419,085     $    126,235     $      1,325
                                    ============     ============     ============

7. RELATED PARTY TRANSACTIONS

20,001 Shares of the Company's stock are owned by American Asset Advisers Realty Corporation. The common stock of AAA is wholly owned by H. Kerr Taylor, President and Director of the Company. In addition, the Company has entered into an Omnibus Services Agreement with AAA whereby AAA provides property acquisition, leasing, administrative and management services for the Company. $2,954 was paid to AAA during 1994 for such services. No payments were made to AAA in 1995 or 1993 for such services although additional costs were incurred by AAA for each year. The Company has no future obligations related to these costs.

Certain costs have been incurred by AAA in connection with the organization and syndication of the Company. Reimbursement of these costs become obligations of the Company in accordance with the terms of the offering. The costs to organize the Company have been capitalized as Organization Costs. At December 31, 1994, $58,110 in reimbursements had been paid to AAA. No reimbursements were received in 1993 or 1995. In addition, $64,848 of costs were incurred by AAA in 1995 in connection with the issuance and marketing of the Company's stock. These costs are reflected as syndication costs. $9,256 of these costs were owed to AAA at December 31, 1995. No reimbursements were paid in 1994 or 1993 for Syndication Costs.

In accordance with the terms of the offering, AAA is entitled to receive property management fees ranging from 2% to 4% of rental income from each of the Company's properties. No payments have been made to AAA in 1995, 1994 or 1993 for property management fees and the Company has no future obligations related to these costs.

Acquisition fees, including real estate commissions, finders fees, consulting fees and any other non-recurring fees incurred in connection with locating, evaluating and selecting properties and structuring and negotiating the acquisition of properties are included in the basis of the properties. $232,378 and $131,077 of acquisition fees were incurred and paid to AAA during 1995 and 1994, respectively. No acquisition fees were paid in 1993.

On August 22, 1995, the Board of Directors approved a special compensation payment for Mr. H. Kerr Taylor in the amount of $150,000. In connection therewith, the Company executed a demand note payable at the earlier of July 15, 1996 or the receipt of $10,000,000 from the Company's stock offering. The note shall be payable in cash or stock depending on the availability of cash for such payment. No compensation arrangements were considered by the Board prior to this time because the Company had not raised sufficient funds through its stock offering, as determined by the judgment of the Board, considered necessary for any compensation to be granted. The compensation had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 1995 Board meeting.

No decisions as yet have been made with respect to any additional compensation for any period after August 1995. The Board of Directors has commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. Accordingly, the financial statements do not include any accruals for compensation subsequent to August 1995.

On October 27, 1994 the Company entered into a joint venture agreement with AAA Net Realty Fund X, Ltd., an affiliated partnership for the purchase of a property. The Company's interest in the joint venture is 54.84%. On September 12, 1995, the Company entered a joint venture agreement with AAA Net Realty Fund XI, Ltd., an affiliated partnership for the purchase of a property. The Company's interest in the joint venture is 51%.


8. CURRENT ACCOUNTING PRONOUNCEMENTS

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121) entitled "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". SFAS No. 121 establishes accounting standards for the recognition and measurement of the impairment of long-lived assets, which include the Company's real estate investments. The provisions of this statement require that long-lived assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review of recoverability, the provisions of SFAS No. 121 require the estimation of the expected future cash flows (undiscounted and without interest charges) to result from the use of the asset and its eventual disposition, with an impairment loss recognized if the sum of such cash flows is less than the carrying value of the asset. The statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reflected at the lower of carrying amount or fair value less costs to sell. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995. Management of the Company does not believe such adoption will have a material effect on the Company's financial position or results of operations.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (SFAS No. 123), "Accounting for Stock-Based Compensation", which is effective for the Company on January 1, 1996. SFAS No. 123 requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. Companies are permitted, however, to continue to apply APB Opinion No. 25, which recognizes compensation cost based on the intrinsic value of the equity instruments awarded. Should a stock compensation program be adopted, the Company intends to apply APB No. 25 to its stock based compensation awards to employees and/or directors and will disclose the required proforma effect on net income and earnings per share.

9. PROPERTY ACQUISITIONS

On September 26, 1995, the Company acquired a newly constructed property on lease to OneCare Health Industries, Inc. for a total price of $1,780,800. The lease agreement extends for ten years with provisions for an escalation in the rent after the third, sixth and ninth years of the lease. The Company recorded $53,210 of rental income from OneCare for 1995.

On September 12, 1995, the Company acquired a 51% interest in a property on lease to Blockbuster Music Retail, Inc. through a joint venture with a related party for the purchase price of $919,020. The property was acquired subject to an existing ten year lease which began in December 1994, upon the completion of building, and continues to December 2004. The lease provides for an escalation in the rent after five years. Rental income for 1995 totaled $58,956 from this property.

Rental income, net income and net income per share for a full year of operations under both operating and direct financing leases would have been $634,408, $222,842 and $.33, respectively.

10. SUBSEQUENT EVENT

On January 19, 1996, the Company entered into an agreement with Tucson Oracle Limited Partnership for the purchase of a property to be constructed in Tucson, Arizona. The property will be acquired subject to a lease with Just For Feet, Inc. The purchase price for the property totals $3,271,136 and will be paid with funds raised from the Initial Public Offering and, if necessary, through a joint venture with a related party.

                             AMERICAN ASSET ADVISERS
                   INDEX TO UNAUDITED FINANCIAL STATEMENTS


                                                                         PAGE
                                                                         ----
FINANCIAL STATEMENTS:

Unaudited Consolidated Balance Sheets for the Period Ended                F-16
  March 31, 1996

Unaudited Statements of Operations for the Period Ended                   F-17
  March 31, 1996

Unaudited Consolidated Statements of Shareholders' Equity                 F-18
  for the Period Ended March 31, 1996

Unaudited Consolidated Statements of Cash Flows for                       F-19
  the Period Ended March 31, 1996

Unaudited Notes to Consolidated Financial Statements for          F-20 to F-23
  the Period Ended March 31, 1996


All other financial statement schedules are omitted as the required information is either inapplicable or is included in the financial statements or related notes.

                       AMERICAN ASSET ADVISERS TRUST, INC.
                           CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 1996 AND DECEMBER 31, 1995

                                                          MARCH 31,        DECEMBER 31,
                                                            1996              1995
                                                         (UNAUDITED)
                                                         ------------      -----------
ASSETS

CASH & CASH EQUIVALENTS                                  $  2,960,403      $ 1,564,961

ACCOUNTS RECEIVABLE                                           107,483                0

PROPERTY:
         Escrow deposits                                      100,000                0
         Land                                               2,152,103        2,152,103
         Buildings                                          4,436,074        4,436,074
                                                         ------------      -----------
                                                            6,688,177        6,588,177
         Accumulated depreciation                            (109,958)         (81,512)
                                                         ------------      -----------
TOTAL PROPERTY                                              6,578,219        6,506,665
                                                         ------------      -----------
NET INVESTMENT IN DIRECT FINANCING LEASE                      582,024          582,753

OTHER ASSETS:
         Acquisition costs                                    151,767           77,761
         Accrued rental income                                 35,147           23,845
         Organizational costs, net of accumulated
          amortization of $114,577 and $99,130,
          respectively                                        290,530          214,638
                                                         ------------      -----------
TOTAL OTHER ASSETS                                            477,444          316,244
                                                         ------------      -----------
TOTAL ASSETS                                               10,705,573        8,970,623
                                                         ============      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES

Accounts payable                                               51,386           67,481
Compensation payable                                          150,000          150,000
Security deposit                                               15,050           15,050
                                                         ------------      -----------
TOTAL LIABILITIES                                             216,436          232,531

MINORITY INTEREST                                           1,591,232        1,596,169

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, 25,000,000
         shares authorized, 1,028,253 and 827,876
         shares issued and outstanding, respectively           10,283            8,279
Additional paid-in capital                                  9,237,634        7,438,368
Accumulated distributions in excess of earnings              (350,012)        (304,724)
                                                         ------------      -----------
TOTAL SHAREHOLDERS' EQUITY                                  8,897,905        7,141,923
                                                         ------------      -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $ 10,705,573      $ 8,970,623
                                                         ============      ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       AMERICAN ASSET ADVISERS TRUST, INC.
                            STATEMENTS OF OPERATIONS

          FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995

                                   (UNAUDITED)

                                                          1996           1995
                                                        ---------      ---------
REVENUES
         Rental income from operating leases            $ 181,331      $  77,888
         Earned income from direct financing leases        13,938         14,022
         Interest income                                   32,303         29,572
                                                        ---------      ---------
         TOTAL REVENUES                                   227,572        121,482
                                                        ---------      ---------

EXPENSES
         Administrative                                     8,544              0
         Amortization                                      15,447         15,129
         Depreciation                                      28,446         12,334
         Directors' fees                                    4,500          6,000
         Filing fees                                          250            250
         Legal & Professional fees                         10,912          8,954
         Printing                                           2,322          1,176
         Travel                                               885            467
         Other                                              1,489          1,168
                                                        ---------      ---------
         TOTAL EXPENSES                                    72,795         45,478
                                                        ---------      ---------
INCOME BEFORE MINORITY INTEREST IN
         NET INCOME OF CONSOLIDATED JOINT VENTURE         154,777         76,004

MINORITY INTEREST IN NET INCOME OF
         CONSOLIDATED JOINT VENTURE                       (37,341)       (15,953)
                                                        ---------      ---------
NET INCOME                                              $ 117,436      $  60,051
                                                        =========      =========
NET INCOME PER SHARE                                    $    0.12      $    0.11
                                                        =========      =========
WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING                    976,309        558,271
                                                        =========      =========

                       AMERICAN ASSET ADVISERS TRUST, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                    FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                   (UNAUDITED)

                                                                 Accumulated
                                                 Additional     Distributions
                                   Common         Paid in       in Excess of
                                   Stock          Capital         Earnings          Total
                                 ---------      -----------     -------------     ----------
Balance at December 31, 1995     $   8,279      $ 7,438,368      $  (304,724)     $7,141,923

Issuance of common stock             2,004        2,001,764                        2,003,768

Issuance costs                                     (202,498)                        (202,498)

Distributions                                                       (162,724)       (162,724)

Net income                                                           117,436         117,436
                                 ---------      -----------      -----------      ----------
Balance at March 31, 1996        $  10,283      $ 9,237,634      $  (350,012)     $8,897,905
                                 =========      ===========      ===========      ==========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       AMERICAN ASSET ADVISERS TRUST, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995
                                   (UNAUDITED)

                                                      1996              1995
                                                   -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES

Net income                                         $   117,436      $    60,051

Adjustments to reconcile net income
  to net cash flows from operating activities:
Amortization                                            15,447           15,129
Depreciation                                            28,446           12,334
Increase in accounts receivable                       (107,483)          (5,000)
Increase (decrease) in accounts payable                (16,095)           3,155
Cash receipts from direct financing lease
  in excess of income recognized                           729              645
Increase in escrow deposits                           (100,000)         (75,000)
Increase in accrued rental income                      (11,302)               0
Increase in organization costs                         (91,339)         (15,530)
Increase in minority interest                           37,341           15,953
                                                   -----------      -----------
NET CASH FLOWS FROM OPERATING ACTIVITIES              (126,820)          11,737
                                                   -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of real estate:
 Accounted for under the operating method                    0           (1,064)
Acquisition costs                                      (74,006)        (122,419)
                                                   -----------      -----------
NET CASH FLOWS FROM INVESTING ACTIVITIES               (74,006)        (123,483)
                                                   -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of stock, net of
  issuance costs                                     1,801,270          838,074
Increase in short-term notes receivable                      0         (506,363)
Distributions paid to shareholders                    (162,724)         (84,500)
Distributions to minority interest partners            (42,278)         (19,252)
                                                   -----------      -----------
NET CASH FLOWS FROM FINANCING ACTIVITIES             1,596,268          227,959
                                                   -----------      -----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                               1,395,442          116,213

CASH and CASH EQUIVALENTS at beginning
  of period                                          1,564,961        1,285,587
                                                   -----------      -----------
CASH and CASH EQUIVALENTS at end
  of period                                        $ 2,960,403      $ 1,401,800
                                                   ===========      ===========


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                       AMERICAN ASSET ADVISERS TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND MARCH 31, 1995
                                   (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

American Asset Advisers Trust, Inc. ("the Company") was incorporated on August 17, 1993 as a Maryland corporation. The initial issuance of 20,001 shares of stock for $200,010 was to American Asset Advisers Realty Corporation. Commencing March 17, 1994, the Company offered up to 2,000,000 additional shares of common stock together with 1,000,000 warrants. The warrants are exercisable at $9 per share between April 1997 and April 1998. The offering period terminated on March 15, 1996 with subscriptions having been received for 1,028,253 shares.

The Company was formed with the intention to qualify and to operate as a real estate investment trust under federal tax laws. The Company will acquire commercial and industrial properties using invested and borrowed funds. The selection, acquisition and supervision of the operation of properties is managed by American Asset Advisers Realty Corporation, ("AAA'), a related party.

The consolidated financial statements include the accounts of American Asset Advisers Trust, Inc. and its majority interest in two joint ventures.

The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are reflected when incurred. Rental income is recorded ratably over the life of the lease.

For purposes of the statement of cash flows the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. There has been no cash paid for income taxes or interest during 1996 or 1995.

Real estate is leased to others on a net lease basis whereby all operating expenses related to the properties including property taxes, insurance and common area maintenance are the responsibility of the tenant. The leases are accounted for under the operating method or the direct financing method.

Under the operating method, the properties are recorded at cost. Rental income is recognized ratably over the life of the lease and depreciation is charged as incurred.

Under the direct financing method, properties are recorded at their net investment. Unearned income is deferred and amortized to income over the life of the lease so as to produce a constant periodic rate of return.

Buildings are depreciated using the straight-line method over an estimated useful life of 39 years.

Organization costs incurred in the formation of the Company are amortized on a straight-line basis over five years.

Syndication costs incurred in the raising of capital through the sale of common stock is treated as a reduction of stockholders' equity.

The Company is qualified as a real estate investment trust ("REIT') under the Internal Revenue Code of 1986, and is, therefore, not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status, including the requirement that at least 95% of its real estate investment trust taxable income is distributed by March 15 of the following year.

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the disclosures required by generally accepted accounting principles. The financial statements reflect all normal and recurring adjustments which are, in the opinion of management, necessary to present a fair statement of results for the three month periods ended March 31, 1996 and March 31, 1995.

The financial statements of American Asset Advisers Trust, Inc. contained herein should be read in conjunction with the financial statements included in the Partnership's annual report on Form 10-K for the year ended December 31, 1995.

2. RELATED PARTY TRANSACTIONS

20,001 shares of the Company's stock are owned by American Asset Advisers Realty Corporation ("AAA"). The common stock of AAA is wholly owned by H. Kerr Taylor, President and Director of the Company. In addition, the Company has entered into an Omnibus Services Agreement with AAA whereby AAA provides acquisition, leasing, administrative and management services for the Company. For the three months ended March 31, 1996, $8,544 was paid to AAA for administrative services. No fees were paid to AAA during the three months ended March 31, 1995 for administrative services.

Certain costs have been incurred by AAA in connection with the organization and syndication of the Company. Reimbursement of these costs become obligations of the Company in accordance with the terms of the offering. $51,541 of costs were incurred by AAA during the first three months of 1996 in connection with the issuance and marketing of the Company's stock. These costs are reflected as syndication costs. No reimbursements were paid during the first three months of 1995 for syndication costs.

Acquisition fees, including real estate commissions, finders fees, consulting fees and any other non-recurring fees incurred in connection with locating, evaluating and selecting properties and structuring and negotiating the acquisition of properties are included in the basis of the properties. $74,006 of acquisition fees were incurred and paid to AAA for the three months ended March 31, 1996. $122,419 of acquisition fees were incurred and paid to AAA for the three months ended March 31, 1995.

On August 22, 1995, the Board of Directors approved a special compensation payment plan for H. Kerr Taylor in the amount of $150,000 for services provided from August 1993 through August 1995. In connection therewith, the Company executed a demand note payable at the earlier of July 15, 1996 or the receipt of subscriptions of $10,000,000 from the Company's stock offering. The note shall be payable without any interest in cash or stock depending on the availability of cash for such payment. No compensation arrangements were considered by the Board prior to this time because the Company had not raised sufficient funds through its stock offering, as determined by the judgment of the Board, considered necessary for any compensation to be granted. The compensation had not been accrued prior to August 22, 1995 because its payment was uncertain and the level of compensation had not been determined until the August 22, 1995 Board meeting. As of the termination of the initial public offering, the Company had sold in excess of $10,000,000. Although Mr. Taylor can demand payment on the note, such demand has not been made. The decision regarding the nature of the payment, whether in stock or cash, will be made by the Board of Directors at the time Taylor demands payment.

No decisions as yet have been made with respect to any additional compensation for any period after August 1995. The Board of Directors has commissioned an external study with respect to the amount and type of compensation which could be paid in the future to officers and/or directors, as well as the contingencies and performance standards on which compensation will be determined. Accordingly, the financial statements do not include any accruals for compensation subsequent to August 1995.

On April 5, 1996, the Company entered into a joint venture with AAA Net Realty Fund XI, Ltd. and AAA Net Realty Fund X, Ltd., affiliated partnerships, for the purchase of a property. The Company's interest in the joint venture is 51.9%. This property is now under construction and there will be no income produced until construction is completed and the joint venture purchases the property. On September 12, 1995, the Company entered into a joint venture agreement with AAA Net Realty Fund XI, Ltd. for the purchase of a property. The Company's interest in the joint venture is 51%.

3. MAJOR TENANTS


The following schedule summarizes total rental in       1996                      1995
March 31, 1996 and 1995:                               -------                   -------
  Tandy Corporation                                    $27,225                   $27,225
  America's Favorite Chicken Co.                       $23,060                   $22,054
  Blockbuster Music Retail, Inc.                       $94,575                   $42,631
  One Care Health Industries, Inc.                     $50,409                   $0

4. EARNINGS PER SHARE

The number of shares used in earnings per share calculations for the three month periods ended March 31, 1996 and March 31, 1995 are based on the weighted average number of shares of common stock outstanding and, if dilutive, common stock equivalents (stock warrants) of the Company using the modified treasury stock method.

5. SUBSEQUENT EVENT

The Company has recently filed a registration statement with the Securities and Exchange Commission for the sale of additional securities. Such offering has not commenced.

                                    EXHIBIT A

                            PRIOR PERFORMANCE TABLES

The information in this section shows certain relevant summary information concerning prior partnerships sponsored by Affiliates (the "Prior Programs") which had investment objectives similar to the Company.

The investment objectives of these prior programs, which are substantially the same as those of the Company, generally include preservation of capital, the potential for increased income and protection against information, potential for capital appreciation and partially tax-sheltered cash distributions.

INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING SHARES OF THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAMS.

DESCRIPTION OF TABLES

The following Tables are included herein:

  Table I   -     Experience in Raising and Investing Funds

  Table II  -     Compensation to Sponsor

  Table III -     Operating Results of Prior Programs

  Table VI -      Acquisitions of Properties by Programs

All information contained in Tables I, II, III, and VI is as of December 31, 1995. The following is a brief description of the Tables.

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I presents information on a percentage basis showing the experience of the Sponsor and Affiliates in raising and investing funds for the Prior Programs, the offerings of which closed in the three year period ended December 31, 1995. Also included is information on one program which has not closed.

The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of dollars raised. The Table also shows the date the offering commenced and the time required to raise funds for investment.

TABLE II - COMPENSATION TO SPONSOR

Table II provides information on a total dollar basis regarding amounts and types of compensation paid to the Sponsor or Affiliates of the Prior Programs.

The Table indicates the total offering proceeds and the portion of such offering proceeds paid to the Sponsor and Affiliates in connection with the Prior Programs, the offerings of which closed in the three year period ended December 31, 1995 and one program which ash not been closed. The Table also shows the amounts paid to the Sponsor and Affiliates from cash generated from operations on a cumulative basis commencing with inception and ending December 31, 1995.

TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents a summary of operating results of the Prior Programs, the offerings of which closed in the five year period ended December 31, 1995 and one current program which has not closed.

TABLE IV - RESULTS OF COMPLETED PROGRAMS

Table IV is omitted from this section because neither the Sponsor nor any Affiliates have been involved in completed programs which had investment objectives similar to those of the Company.

TABLE V - SALES OR DISPOSALS OF PROPERTIES

Table V is omitted from this section because there have been no property sales or disposals from any of the Prior Programs.

TABLE VI - ACQUISITIONS OF PROPERTIES BY PROGRAMS

Table VI provides certain information pertaining to properties acquired during the past three years by the Prior Programs.

PRIOR PROGRAMS

Information in this section pertains to the following programs:

      AAA Net Realty Fund Goodyear, Ltd.                   "AAA Goodyear"
      AAA Net Realty Fund IX, Ltd.                         "AAA Net Realty IX"
      AAA Net Realty Fund X, Ltd.                          "AAA Net Realty X"
      AAA Net Realty Fund IX, Ltd.                         "AAA Net Realty XI"

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                   (UNAUDITED)

                                               AAA NET                 AAA NET
                                               REALTY                  REALTY
                                               FUND X                FUND XI (3)
                                           --------------          --------------

Dollar Amount Offered                      $   20,000,000          $   20,000,000

Dollar Amount Raised                       $   11,453,610          $    3,828,490

Less Offering Expenses:
 Selling Commissions
  and Discounts                                      8.0%                    8.0%
 Organizational Expenses (1)                         2.6%                    4.5%
 Marketing Support & Due Diligence                   2.5%                    2.5%

Reserve for Operations                               1.0%                    1.0%

Percent Available for
  Investment                                        88.4%                   84.0%

Acquisition Costs
  Cash Down Payment                                 77.4%                   41.6%
  Acquisition Fees (2)                               3.8%                    1.8%
  Other                                              0.0%                    0.0%

Total Acquisition Costs                             81.2%                   43.4%

Percent Leveraged                                    0.0%                    0.0%

Date Offering Began                        9-17-92                 10-27-94

Length of Offering (in months)               24                      N/A

Months to Invest 90% of
  Amount Available for
  Investment (Measured from
  Beginning of Offering)                     28                      N/A

- -----------------------------------

(1) Organizational expenses include legal, accounting, printing, escrow, filing, recording and other related expenses associated with the formation and original organization of the Partnership and also included fees paid to affiliates.

(2)      Acquisition fees include fees paid to the general partner.

(3) The offering period for AAA Net Realty Fund XI, Ltd, is for two years and will terminate on October 26, 1996.

                                    TABLE II

                             COMPENSATION TO SPONSOR

                                   (UNAUDITED)

                                                                                                     FEES PAID
                                                                                                   WITHIN LAST 3
                                                                 AAA NET           AAA NET           YEARS FOR
                                                                  REALTY           REALTY            ALL OTHER
                                                                  FUND X         FUND XI (1)        PROGRAMS (2)
                                                             --------------     --------------     --------------

Date Offering Commenced                                         9-17-92            10-27-94           1980-1990

Dollar Amount Raised                                         $   11,453,610     $    3,828,490     $   12,241,730

Amount paid to sponsor from proceeds of offering:
  Underwriting fees                                          $            0     $            0     $            0
  Acquisition fees                                           $      436,046     $       70,098     $            0
  Real estate commissions                                    $            0     $            0     $            0
  Advisory Fees                                              $            0     $            0     $            0
  Reimbursement for
   organizational expense                                    $      300,000     $      106,321     $            0
  Other                                                      $            0     $            0     $            0

Dollar amount of cash
 generated from operations
 before deducting payments
 to sponsor                                                  $    1,800,390     $      124,038     $    3,294,800

Amount paid to sponsor from
  operations:
  Property management fee                                    $            0     $            0     $            0
  Reimbursements                                             $       90,419     $            0     $      145,616
  Leasing Commissions                                        $            0     $            0     $            0
  Other (General Partner
  Distributions)                                             $        6,750     $            0     $       29,325

Dollar amount of property sales
 and refinancing before deducting
 payments to sponsor
  - cash                                                            N/A                N/A                N/A
  - notes                                                           N/A                N/A                N/A

Amount paid to sponsor from
 property sales and
 refinancing:
 Real Estate Commissions                                            N/A                N/A                N/A
 Incentive fees                                                     N/A                N/A                N/A
 Other (identify & quantify)                                        N/A                N/A                N/A

(1) The offering period for AAA Net Realty Fund XI, Ltd. is for two years and will terminate on October 26, 1996.

(2) Represents information for ten private programs sponsored between 1980 and 1990

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                         AAA NET REALTY GOODYEAR (1)(2)
                                   (UNAUDITED)

                                              1990           1991            1992           1993          1994         1995
                                            --------    -----------       ---------       ----------   ----------   ----------
Gross Revenues                              $  2,586    $    85,490       $ 107,333       $  107,376   $  107,443   $  107,438

Profit on sale of properties                $      0    $         0       $       0       $        0   $        0   $        0

Less: Operating expenses (4)                $     59    $    12,933       $   5,945       $    6,016   $    4,942   $    3,994
Interest expense                            $      0    $         0       $       0       $        0   $        0   $        0
Depreciation and amortization               $  1,572    $    27,918       $  36,372       $   36,372   $   36,372   $   34,801

Net Income - GAAP Basis                     $    955    $    44,639       $  65,016       $   64,988   $   66,129   $   68,643
Taxable Income
- -from operations                            $    955    $    44,639       $  65,016       $   64,988   $   66,129   $   68,643
- -from gain on sale                          $      0    $         0       $       0       $        0   $        0   $        0
Cash generated from operations (5)          $  1,767    $    65,762       $  86,959(8)    $  101,278   $  102,480   $  118,026
Cash generated from sales                   $      0    $         0       $       0       $        0   $        0   $        0
Cash generated from refinancing             $      0    $         0       $       0       $        0   $        0   $        0
Cash generated from operations,
sales and refinancing                       $  1,767    $    65,762       $  86,959       $  101,278   $  102,480   $  118,026
Less: Cash distributions to investors (3)
- - from operating cash flow                  $      0    $    59,180       $ 101,388       $  100,392   $  100,392   $  100,392
- - from cash flow from prior period          $      0    $         0       $     589       $        0   $        0   $        0
- - from sales and refinancing                $      0    $         0       $       0       $        0   $        0   $        0
- - from return of capital                    $      0    $   105,910(7)    $       0       $        0   $        0   $        0
Cash generated (deficiency) after
cash distributions to investors             $  1,767    ($   99,328)       ($15,018)(8)   $      886   $    2,088   $   17,634
Less: Cash distributions to
general partner                             $      0    $       452       $     960       $      880   $      960   $      960
Cash generated (deficiency) after
cash distributions                          $  1,767    ($   99,780)       ($15,978)      $        6   $    1,128   $   16,674
Special items (not including
sales and refinancing):                     $      0
Limited partners' capital contributions     $385,000    $   950,000       $       0       $        0   $        0   $        0
General partner's capital contributions     $      0    $         0       $       0       $        0   $        0   $        0
Organization costs                          ($26,950)   ($   40,550)      $       0       $        0   $        0   $        0
Syndication costs                           ($30,800)   ($   76,000)      $       0       $        0   $        0   $        0
Property acquisitions                       ($ 9,000)   $ 1,020,260)      $       0       $        0   $        0   $        0
Cash generated (deficiency) after cash
distributions and special items             $320,017    $  (286,590)      ($15,978)       $        6   $    1,128   $   16,674

                                  TABLE III
                     OPERATING RESULTS OF PRIOR PROGRAMS



                        AAA NET REALTY GOODYEAR (1)(2)
                                 (UNAUDITED)


                                                        1990       1991         1992        1993      1994       1995
                                                      --------   --------    ---------    --------  --------   --------
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED (7)

Federal Income Tax Results (6)
Ordinary income (loss)

- - from operations                                        $2.48     $33.43       $52.90      $52.87    $53.80     $55.85
- - from recapture                                         $0.00     $ 0.00       $ 0.00      $ 0.00    $ 0.00     $ 0.00
Capital gain (loss)                                      $0.00     $ 0.00       $ 0.00      $ 0.00    $ 0.00     $ 0.00
Cash distributions to Investors (6)
Source (on GAAP Basis)

- - Investment income from current period                  $0.00     $33.43       $52.90(8)   $52.87    $53.80     $55.85
- - Investment income from prior period                    $0.00     $ 0.00       $ 0.00      $ 0.00    $ 0.00     $ 0.00
- - Return of capital (10)                                 $0.00     $90.23(7)    $30.07      $28.81    $27.88     $25.83
Source (on Cash Basis)

- - Sales                                                  $0.00     $ 0.00       $ 0.00      $ 0.00    $ 0.00     $ 0.00
- - Refinancing                                            $0.00     $ 0.00       $ 0.00      $ 0.00    $ 0.00     $ 0.00
- - Operations                                             $0.00     $44.33       $82.50(8)   $81.68    $81.68     $81.68
- - Cash flow from prior period                            $0.00     $ 0.00       $ 0.47      $ 0.00    $ 0.00     $ 0.00
- - Return of capital                                      $0.00     $79.33(7)    $ 0.00      $ 0.00    $ 0.00     $ 0.00


Amount (in percentage terms)
remaining invested in program
properties at the end of the last
year reported in the Table
(original total acquisition cost
of properties retained divided
by original total acquisition
cost of all properties in
program)                                                   N/A        100%         100%        100%      100%       100%

SEE NOTES TO TABLES

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                          AAA NET REALTY FUND IX (1)(2)
                                   (UNAUDITED)

                                                1991           1992           1993           1994          1995
                                            -----------    -----------    -----------    -----------   -----------
Gross Revenues                              $   141,719    $   373,681    $   491,922    $   496,362   $   500,716

Profit on sale of properties                $         0    $         0    $         0    $         0   $         0

Less: Operating expenses (4)                $    50,197    $    53,020    $    37,189    $    37,597   $    39,746
   Interest expense                         $         0    $         0    $         0    $         0   $         0
   Depreciation and amortization            $    85,112    $   213,492    $   254,899    $   255,250   $   255,250

Net Income - GAAP Basis                     $     6,410    $   107,169    $   199,834    $   203,515   $   205,720
Taxable Income
- -from operations                            $    54,461    $   212,675    $   313,034    $   316,715   $   318,920
- -from gain on sale                          $         0    $         0    $         0    $         0   $         0
Cash generated from operations (5)          $    91,760    $   325,702    $   436,033    $   487,354   $   465,241
Cash generated from sales                   $         0    $         0    $         0    $         0   $         0
Cash generated from refinancing             $         0    $         0    $         0    $         0   $         0
Cash generated from operations,
sales and refinancing                       $    91,760    $   325,702    $   436,033    $   487,354   $   465,241
Less: Cash distributions to investors (3)
- - from operating cash flow                  $    80,614    $   318,949    $   436,033    $   452,802   $   458,193
- - from cash flow from prior period          $         0    $         0    $    11,378    $         0   $         0
- - from sales and refinancing                $         0    $         0    $         0    $         0   $         0
- - from return of capital                    $         0    $         0    $         0    $         0   $         0
Cash generated (deficiency) after
cash distributions to investors             $    11,146    $     6,753    ($   11,378)   $    34,552   $     7,048
Less: Cash distributions to
general partner                             $       814    $     3,000    $     3,000    $     3,000   $     3,000
Cash generated (deficiency) after
cash distributions                          $    10,332    $     3,753    ($   14,378)   $    31,552   $     4,048
Special items (not including
sales and refinancing):
Limited partners' capital contributions     $ 3,661,500    $ 1,729,000    $         0    $         0   $         0
General partner's capital contributions     $     1,000    $         0    $         0    $         0   $         0
Organization costs                          ($  164,768)   ($   77,807)   $         0    $         0   $         0
Syndication costs                           ($  384,457)   ($  181,547)   $         0    $         0   $         0
Property acquisitions                       ($2,710,544)   ($1,601,769)   ($  124,556)   $         0   $         0
Cash generated (deficiency) after cash
distributions and special items             $   413,063    ($  128,370)   ($  138,934)   $    31,552   $     4,048

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                          AAA NET REALTY FUND IX (1)(2)
                                   (UNAUDITED)

                                             1991       1992      1993      1994      1995
                                           ---------  --------  --------  --------  --------
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results (6)
 Ordinary income (loss)
 - from operations                         $   14.87  $  39.45  $  58.07  $  58.75  $  59.16
 - from recapture                          $    0.00  $   0.00  $   0.00  $   0.00  $   0.00
 Capital gain (loss)                       $    0.00  $   0.00  $   0.00  $   0.00  $   0.00
Cash distributions to Investors (6)
 Source (on GAAP Basis)
 - Investment income from current period   $   14.87  $  39.45  $  58.07  $  58.75  $  59.16
 - Investment income from prior period     $    0.00  $   0.00  $   0.00  $   0.00  $   0.00
 - Return of capital (10)                  $    7.15  $  19.72  $  24.93  $  25.25  $  25.84
Source (on Cash Basis)
 - Sales                                   $    0.00  $   0.00  $   0.00  $   0.00  $   0.00
 - Refinancing                             $    0.00  $   0.00  $   0.00  $   0.00  $   0.00
 - Operations                              $   22.02  $  59.17  $  83.00  $  84.00  $  85.00
 - Cash flow from prior period             $    0.00  $   0.00  $   0.00  $   0.00  $   0.00
 - Return of capital                       $    0.00  $   0.00  $   0.00  $   0.00  $   0.00

Amount (in percentage terms)
remaining invested in program
properties at the end of the last
year reported in the Table
(original total acquisition cost               100%      100%       100%     100%     100%
of properties retained divided
by original total acquisition
cost of all properties in
program)


SEE NOTES TO TABLES

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS


                        AAA NET REALTY FUND X (1)(2)(11)

                                   (UNAUDITED)


                                              1993              1994           1995
                                           ===========       ==========     ==========
Gross Revenues                             $   182,358       $  666,798     $1,043,148

Profit on sale of properties               $         0       $        0     $        0

Less:  Operating expenses (4)              $    13,430       $   48,868     $   94,818
    Interest expense                       $         0       $        0     $        0
    Depreciation and amortization          $    59,563       $  145,271     $  216,557

Net Income - GAAP Basis                    $   109,365       $  472,659     $  731,773
Taxable Income
 -from operations                          $   109,365       $  460,870     $  681,850
 -from gain on sale                        $         0       $        0     $        0
Cash generated from operations (5)         $   199,482       $  537,731     $  972,758
Cash generated from sales                  $         0       $        0     $        0
Cash generated from refinancing            $         0       $        0     $        0
Cash generated from operations,
 sales and refinancing                     $   199,482       $  537,731     $  972,758
Less: Cash distributions to investors (3)
 - from operating cash flow                $   116,054       $  515,254     $  879,065
 - from cash flow from prior period        $         0       $        0     $        0
 - from sales and refinancing              $         0       $        0     $        0
 - from return of capital                  $         0       $        0     $        0
Cash generated (deficiency) after
 cash distributions to investors           $    83,428       $   22,477     $   93,693
Less: Cash distributions to
 general partner                           $         0       $    2,650     $    4,100
Cash generated (deficiency) after
 cash distributions                        $    83,428       $   19,827     $   89,593
Special items (not including
 sales and refinancing):
 Limited partners' capital contributions   $ 6,468,550       $4,985,060     $        0
 General partner's capital contributions   $       944 (9)   $        0     $        0
 Organization costs                        $   291,085)      $    8,915)    $        0
 Syndication costs                         $   679,198)      $  523,431)    $        0
 Property acquisitions                     $ 3,113,096)      $4,781,519)    $1,425,353)
Cash generated (deficiency) after cash
 distributions and special items           $ 2,469,543       $  308,978)    $1,335,760)

                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS


                        AAA NET REALTY FUND X (1)(2)(11)

                                   (UNAUDITED)

TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

Federal Income Tax Results (6)
 Ordinary income (loss)
 - from operations                                    $16.91       $40.24      $59.53
 - from recapture                                     $ 0.00       $ 0.00      $ 0.00
 Capital gain (loss)                                  $ 0.00       $ 0.00      $ 0.00
Cash distributions to Investors (6)
 Source (on GAAP Basis)
 - Investment income from current period              $16.91       $40.24      $59.53
 - Investment income from prior period                $ 0.00       $ 0.00      $ 0.00
 - Return of capital (10)                             $ 1.03       $ 4.75      $17.22
Source (on Cash Basis)
 - Sales                                              $ 0.00       $ 0.00      $ 0.00
 - Refinancing                                        $ 0.00       $ 0.00      $ 0.00
 - Operations                                         $17.94       $44.99      $76.75
 - Cash flow from prior period                        $ 0.00       $ 0.00      $ 0.00
 - Return of capital                                  $ 0.00       $ 0.00      $ 0.00

Amount (in percentage terms)
remaining invested in program
properties at the end of the last
year reported in the Table                            N/A          N/A         N/A
(original total acquisition cost
of properties retained divided
by original total acquisition
cost of all properties in
program)

SEE NOTES TO TABLES

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                          AAA NET REALTY FUND XI (1)(2)
                                   (UNAUDITED)

                                                      1995
                                                   ==========
Gross Revenues                                     $  124,158

Profit on sale of properties                       $        0

Less:  Operating expenses (4)                      $   20,790
    Interest expense                               $        0
    Depreciation and amortization                  $   26,058

Net Income - GAAP Basis                            $   77,310
Taxable Income
 -from operations                                  $   76,054
 -from gain on sale                                $        0
Cash generated from operations (5)                 $  124,038
Cash generated from sales                          $        0
Cash generated from refinancing                    $        0
Cash generated from operations,
 sales and refinancing                             $  124,038
Less: Cash distributions to investors (3)
 - from operating cash flow                        $   61,863
 - from cash flow from prior period                $        0
 - from sales and refinancing                      $        0
 - from return of capital                          $        0
Cash generated (deficiency) after
 cash distributions to investors                   $   62,175
Less: Cash distributions to
 general partner                                   $        0
Cash generated (deficiency) after
 cash distributions                                $   62,175
Special items (not including
 sales and refinancing):
 Limited partners' capital contributions           $3,828,490
 General partner's capital contributions           $    1,000
 Organization costs                               ($  172,533)
 Syndication costs                                ($  402,096)
 Property acquisitions                            ($1,674,307)
Cash generated (deficiency) after cash
 distributions and special items                   $1,642,729

                                   TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS

                          AAA NET REALTY FUND XI (1)(2)
                                   (UNAUDITED)

                                                                    1995
                                                                  ========
TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
Federal Income Tax Results (6)
 Ordinary income (loss)
 - from operations                                                $19.86
 - from recapture                                                 $ 0.00
 Capital gain (loss)                                              $ 0.00
Cash distributions to Investors (6)
 Source (on GAAP Basis)

 - Investment income from current period                          $16.16
 - Investment income from prior period                            $ 0.00
 - Return of capital (10)                                         $ 0.00
Source (on Cash Basis)

 - Sales                                                          $ 0.00
 - Refinancing                                                    $ 0.00
 - Operations                                                     $16.16
 - Cash flow from prior period                                    $ 0.00
 - Return of capital                                              $ 0.00

Amount (in percentage terms)
remaining invested in program
properties at the end of the last
year reported in the Table
(original total acquisition cost
of properties retained divided                                    N/A
by original total acquisition
cost of all properties in
program)


SEE NOTES TO TABLES

                               NOTES TO TABLE III

(1) Taxable income is reflected on the cash basis for AAA Goodyear and on the accrual basis for AAA Net Realty Funds IX, X and XI. There are no significant differences between income as reflected on the cash basis for AAA Goodyear and income as would be reflected on a GAAP basis.


(2) Amortization of organizational costs is computed over a period of 60 months. Depreciation of commercial real property is determined on the straight-line method over estimated useful lives ranging from 31.5 to 39 years.


(3) Cash distributions/dividends to investors represents the amount actually disbursed in each year to the limited partners or shareholders.

(4) Operating expenses include management fees paid to affiliates for such services as accounting, property supervision, etc.

(5) Cash generated from operations includes net income plus depreciation and amortization plus any decreases in accounts receivable and accrued rental income or increases in accounts payable and minus any increases in accounts receivable and accrued rental income or decreases in accounts payable.

(6) Tax and distribution data per $1,000 invested was computed based on the number of units subscribed at each year end. Contributions to the Goodyear Program was $30,000 per unit and contributions to Programs IX, X and XI were $1,000 per unit. AAA Goodyear had 12.833 units outstanding at December 31, 1990 and 44.5 units outstanding for each year thereafter. AAA Net Realty IX had 3,661 units outstanding at December 31, 1991 and 5,390.5 units outstanding thereafter. AAA Net Realty X had 6,468.55 units outstanding at December 31, 1993 and 11,453.61 units thereafter. AAA Net Realty XI had 3,828.49 units outstanding at December 31, 1995.

(7) After the final property was acquired by AAA Net Realty Goodyear, funds remained in excess of the required working capital reserve. $105,910, 7.9% of the original funds raised, was returned to the investors in the fall of 1991. Tax and Distribution Data per $1,000 invested has been computed based upon a net investment of $1,229,090 after this return of capital.

(8) In December 1992, a property tax payment was made from the working capital reserve for which reimbursement was received in January 1993. The source of distributions for both years is reflected as operations.

(9) The General Partners' contribution consists of $1,000 from 1992 reduced by bank charges incurred before the Partnership was formed.


(10) The amount of cash distributions paid to investors is primarily determined by the operating profit before depreciation and amortization deductions. The sources of distributions from investment income in the Table is net income after all deductions. Investment income from the current period represents net income from earlier years. The distributions shown as a return of capital are generally the portion attributable to depreciation and amortization.

(11) AAA Net Realty X, Ltd. has been advised that it has a contingent liability to investors who acquired units after December 31, 1993 as a result of not maintaining current information in the prospectus and supplement. The maximum possible amount of this contingent liability is approximately $5.5 million. For more information, please refer to the Prospectus under section "Prior Performance".

                                    EXHIBIT B

                       AMERICAN ASSET ADVISERS TRUST, INC.
                                   ORDER FORM


The undersigned desires to become a shareholder of AMERICAN ASSET ADVISERS TRUST, INC. (The "Company") and to purchase the number of shares (the "Shares") appearing at the beginning of this Order Form in accordance with the terms and conditions of the Prospectus and supplements, if any, thereto. In connection therewith, the undersigned hereby represents, warrants and agrees as follows:

1. SUBSCRIPTION           The undersigned agrees to purchase the number of
                          Shares set forth above his signature at the end of this subscription, and hereby tenders the amount required to purchase such Shares ($10.25 per Share; -
                          2 Share minimum subscription, see the Prospectus).

2. REPRESENTATIONS        (a) The undersigned is subscribing for Shares
   (Each investor must    solely for his own account or for the account
   initial each repre-    indicated herein and not for the benefit or the
   sentation on the       account of any other person or entity.  _______
   line provided after    (initial)
   each such
   representation.)       (b) The undersigned is aware that this subscription
                          may be rejected in whole or in part by the Company in its sole discretion. ________(initial)

                          (c) The undersigned has received a copy of the Prospectus. ________(initial)

                          (d) The undersigned meets the minimum income and net worth standards established by the Company, which are generally as follows: (1) gross income of $45,000 and a net worth of $45,000 (excluding home, furnishings and automobiles), or (2) a net worth of $150,000 (excluding home, furnishings and automobiles). ________(initial)

                          (e) The undersigned acknowledges that the Shares are not liquid. ________(initial)

NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION WHICH THE UNDERSIGNED MAY HAVE UNDER ANY FEDERAL OR STATE SECURITIES LAW.


EXECUTING THE ORDER FORM SHALL NOT CONSTITUTE A COMPLETED TRANSACTION UNTIL AT LEAST FIVE (5) DAYS AFTER THE DATE THE INVESTOR RECEIVES A FINAL PROSPECTUS. AN INVESTOR MAY RECONSIDER THE INVESTMENT DURING SUCH FIVE (5) DAY PERIOD AND ANY INVESTOR WHO FIRST RECEIVES A FINAL PROSPECTUS ONLY AT THE TIME OF SUBSCRIPTION MAY REQUEST A REFUND DURING SUCH FIVE (5) DAY PERIOD.


                          REGISTRATION REQUIREMENTS FOR
                       AMERICAN ASSET ADVISERS TRUST, INC.

The following requirements have been established for the various forms of registration. Accordingly, complete subscription agreements and such supporting material as may be necessary, must be provided.

TYPE OF OWNERSHIP:

1.       INDIVIDUAL - One signature required.

2.       JOINT TENANTS WITH RIGHT OF SURVIVORSHIP. Both parties must sign.

3.       TENANTS IN COMMON - Both parties must sign.

4.       COMMUNITY PROPERTY - Only one investor signature required.

5.       CUSTODIAN - The custodian signs the Subscription Agreement.

6. TRUST - The trustee signs the Subscription Agreement. Provide a copy of the Trust Agreement, the name of the trustee and the name of the beneficiary.

7. PARTNERSHIP - Identify the entity as to whether it is a general or limited partnership. The general partners must be identified and their signatures obtained on the order. In the case of an investment by a general partnership, all partners must sign (unless a "managing partner" has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8. CORPORATION - The Subscription Agreement must be accompanied by (i) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (ii) a certified copy of the board's resolution authorizing the investment.

9. IRA - Requires signature of authorized signer (e.g., an officer) of the bank, trust company or other fiduciary. The address of the trustee must be provided in order for them to receive checks and other pertinent information regarding the investment.

10.      KEOGH (HR 10) - Same rules as those applicable to IRAs.

11. UNIFORM GIFT TO MINORS ACT (UGMA) - The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under the Uniform Gift to Minors Act. In addition, designate state under which UGMA is being made and the child's Social Security number.

                       American Asset Advisers Trust, Inc.
                 8 Greenway Plaza, Suite 824, Houston, TX 77046
                             ATTN: Investor Services

                                   ORDER FORM
                       AMERICAN ASSET ADVISERS TRUST, INC.
           MAKE CHECK PAYABLE TO: AMERICAN ASSET ADVISERS TRUST, INC.
               IMPORTANT: Please fill out application completely.
                     Type or use ballpoint pen. Press hard.



=======================================================================================================
1. INVESTMENT   _______________   _____________  / / NEW          _____________________________________
                NUMBER OF                            PURCHASER    DATE OF PREVIOUS PURCHASE
                SHARES                           OR

                $______________________________  / / ADDITION TO  _____________________________________
                AMOUNT OF INVESTMENT                 PREVIOUS     PREV. AAA ACCT. #
                ($10.25 TIMES NUMBER OF SHARES)      PURCHASE

=======================================================================================================

2. OWNERSHIP    A. / / Individual                F. / / Trust         K. / / Uniform Gift to Minors Act
Check One:      B. / / Joint Tenants with        G. / / Partnership          of the State of
                       Rights of Survivorship    H. / / Corporation   L. / / Other (explain)___________
                C. / / Tenants in Common         I. / / IRA                        ____________________
                D. / / Community Property        J. / / Keogh (HR 10)              ____________________
                E. / / Custodian
=======================================================================================================

3. REGISTERED OWNER:             Name___________________ Soc. Sec. No. _________
NAME OF INVESTOR. (Use name of
trust and address of the         Name___________________ Soc. Sec. No. _________
trustee or custodian or
administrator where              Address _______________________________________
applicable.) Please type or
print here the exact name        City __________ State __ Zip _____ Phone ______
(registration) investor
desires on account.

================================================================================



4. DIVIDEND PAYMENT              Name___________________________________________
ADDRESS:
Where is the dividend to be      C/O____________________________________________
sent? (Insert "same" if it is
to be sent to address of the     Address________________________________________
registered owner. Insert name,
address and account number if City __________ State __ Zip _____ Phone ______ check is to be sent to a
financial institution.)          Account Number ________________________________

5. DIVIDEND         If the Company adopts a Dividend Reinvestment Plan, check
REINVESTMENT        here if you elect to have all distributions reinvested in
PLAN                additional Shares at the then current price per Share (which will continue to be $10.25 during the initial offering period under the Prospectus), until you revoke this election pursuant to the rules adopted by the Company with respect to revocation of such elections.

================================================================================

6. CORRESPONDENCE:  All reports and financial statements will be sent to the registered owner at the address above. All correspondence, reports, and financial statements are normally sent to the registered owner at the address shown above. On IRA and Uniform Gift to Minors Act accounts, please complete this block to insure that the investor will receive this information at his or her mailing address. Also, if additional correspondence, reports and financial statements are required by another person, please complete.

                    Name________________________________________________________

                    Address_____________________________________________________

                    City__________________ State____ Zip_________ Phone_________

================================================================================

7. SIGNATURES:  Executed this __________ day of _____, 199__ at _______, _______

                X____________________________   X_______________________________
                Signature (Investor, Trustee,   Signature (Investor, Trustee,
                Custodian, Administrator)        Custodian, Administrator)

                BY EXECUTING THIS AGREEMENT THE INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

================================================================================

8. BROKER/DEALER    We recognize our obligation under the NASD Manual, Rules of
REGISTERED          Fair Practice (i) to determine the suitability of investors
REPRESENTATIVE      and maintain documentation on which the determination was
                    based, and (ii) to inform investors of the liquidity and marketability of the Shares.

                    Broker/Dealer NASD Firm Name________________________________
                    Home/Main Office Address____________________________________
                    City___________ State_____ Zip___________ Phone_____________

                    Broker/Dealer Authorized Signature X________________________

                    Registered Representative Name______________________________
                    Branch Office Address & Dealer Code Number__________________

                    City___________ State_____ Zip___________ Phone_____________

                    Registered Representative Signature X_______________________

================================================================================

9. COPY DISTRIBUTION:  YELLOW - To American Asset Advisers Trust, Inc.

================================================================================
10. MAIL TO:  Mailing Instructions:  Please remove yellow copy and mail along with check to:

                        AMERICAN ASSET ADVISERS TRUST, INC.
                        8 Greenway Plaza, Suite 824
                        Houston, Texas  77046
                        Telephone:  (713) 850-1400

================================================================================

11. (OFFICE USE ONLY) Accepted: Date________ (must be at least 5 business days after the date Investor receives a final
                                   Prospectus)

       American Asset Advisers Trust, Inc.________________

       Date Received_________________________ By ___________________ Date Checked By______________

       Investor Check Date__________ Investor Check Amount $__________ Investor Check #___________

       Entered by________________________________________ Date Entered____________________________
       Confirmation of Purchase Section____________________

================================================================================

                                    EXHIBIT C

                       AMERICAN ASSET ADVISERS TRUST, INC.

                           DIVIDEND REINVESTMENT PLAN

         On ______________, 1996, American Asset Advisers Trust, Inc., a Maryland corporation (the "Company"), adopted a Dividend Reinvestment Plan (the "Reinvestment Plan"), the terms and conditions of which are set forth below.

         Reference is made to the prospectus included as part of the Company's registration statement on Form S-11 dated _______________, 1996, as may be amended from time to time (the "Prospectus"), pursuant to which the Company is offering to sell a total of 2,926,829.2682 shares of its Common Stock (including shares specifically designated for issuance pursuant to the Reinvestment Plan). Any term used herein which is defined in the Prospectus will have the same meaning herein as therein, unless otherwise defined or unless the context otherwise indicates.

         The Company may retain an agent for the Reinvestment Plan (the "Agent") who will act as independent agent for participants (the "Participants") in the Reinvestment Plan. In the event the company retains an Agent for the Reinvestment Plan, such Agent shall be independent (i.e., not an Affiliate) of the Company.

         1. A Participant may invest only the entire amount of the Participant's distributions in respect of Shares of the Company held by the Participant and in respect of any Shares acquired under the Reinvestment Plan ("Distributions"). Commencing on the effective date of the offering of Shares pursuant to the Prospectus (the "Effective Date") and continuing thereafter until the Reinvestment Plan is terminated, the Company, or the Agent, as the case may be, will receive the full amount of all Distributions which would otherwise be paid to each Participant (unless such Participant terminates his, her or its participation in the Reinvestment Plan as provided in Paragraph 8 hereof). If the Company retains an agent, the Company will notify Participants of the identity of the Agent as soon as reasonably practicable after such retention. The Company, or the Agent, as the case may be, will promptly apply such funds, after deducting applicable service charges specified below, as follows:

         Commencing with the first Distribution after the Effective Date, and continuing throughout the period that the offering of Shares pursuant to the Prospectus (the "Offering") takes place, all Distributions to Participants will
(i) be applied to purchase additional Shares of the Company, or (ii) if the Company retains an Agent, be paid over to the Agent, which will purchase additional Shares of the Company, in either case for the Participants' accounts. Shares will be acquired directly from the Company at a price of $10.25 per Share sold on or before the date of termination of the Offering (the "Offering Termination Date"). After the Offering Termination Date, the sales prices per Share shall be equal to the then fair market value of a Share (determined as hereinafter provided). For this purpose, "fair market value" shall be as determined by the Directors, in good faith on an ongoing basis, and is expected to be based, initially, upon the amount of increase or decrease, if any, in the pro forma net income of the Company's real estate investments. Commencing no later than three full fiscal years following the termination of the offering, such Share valuation will be based upon an estimate of the amount Shareholders would receive if the Company's real estate investments were then sold for their estimated value and if such proceeds, together with the other assets of the Company, were distributed in a liquidation of the Company as described in the Prospectus. Such Share valuations are anticipated to be performed by the Directors or Affiliates thereof, and no independent valuation will be obtained unless the Directors elect to obtain an independent valuation.

         2. Shareholders may become Participants in the Reinvestment Plan at any time by completing, or authorizing their account executive to complete, the appropriate authorization form available from the Company or the Agent (if applicable). Participation in the Reinvestment Plan will commence with the next Distribution payable after receipt of a Participant's authorization form, provided that the election is made no later than 15 days before the end of the fiscal quarter as to which such Distribution relates.

         3. For each Participant, the Agent will maintain an account which shall reflect for each fiscal quarter the distributions received by the Agent on behalf of such Participant. A Participant's account shall be reduced as purchases of Shares are made on behalf of such Participant. At the end of each fiscal quarter, the Agent shall disburse to each Participant an amount equal to the balance in such Participant's account. The Company shall be responsible for all administrative charges and expenses charged by the Agent. Any interest earned on such accounts will be paid to the Company to defray certain costs relating to the Reinvestment Plan and any excess will be distributed to the Participants. The administrative charge to each Participant for a reinvestment transaction shall be equal to 5% of the reinvestment amount, but not less than $.10 or more than $2.50 for each reinvestment transaction. The Participant shall pay to the Company at the end of each quarter all such administrative charges incurred by the Participant during such quarter.

         Each Participant during a fiscal quarter will acquire and own a pro rata portion of each Share acquired pursuant to the

Reinvestment Plan during such quarter, based on the amount in the Participant's account at the time the Share is acquired. The ownership of the Shares shall be reflected on the books of the Company. Shares acquired pursuant to the Reinvestment Plan will entitle the Participant to the same rights and be treated in the same manner as those purchased by the Participants in the Offering.

         In making purchases for the Participant's accounts, the Company, or the Agent, as the case may be, may commingle the funds of any Participant with those of other Participants. The price at which Shares shall be deemed to have been acquired for a Participant's account shall be the price at which they were acquired from the Company. Distributions shall be invested by the Company, or the Agent, as the case may be, promptly following the payment date with respect thereto, and in no event later than 30 days from such receipt. However, under certain circumstances, observance of the rules and regulations of the Securities and Exchange Commission may require temporary suspension of such purchases or may require that purchases be spread over a period of more than 30 days, in which event such purchases will be made or resumed as or when permitted by such rules and regulations. The Company, or the Agent, as the case may be, may rely and act upon an opinion of counsel in this respect, and in such event will not be accountable for such inability to make all purchases prior to the end of such 30-day period. In the absence of such rules and regulations, any such funds that have not been invested in Shares within 30 days after receipt by the Agent and, in any event, by the end of the fiscal quarter in which they are received, will be paid to the Participants. The interest earned on such accounts will be paid to the Company to the extent necessary to pay for any administrative expenses relating to the costs of the Reinvestment Plan and any excess remaining thereafter shall be distributed, in its entirety, to the Participants. If a Participant's Distribution is not large enough to buy a full share, the Participant will be credited with fractional Shares, computed to four decimal places.

         Neither the Company nor the Agent shall have any responsibility or liability as to the value of the Company's Shares or any change in value of the Shares acquired for the Participant's account.

         4. Pending investment, funds shall be held in one or more interest bearing accounts maintained by the Company, or the Agent, as the case may be, in a bank or banks having capital and surplus of not less than $100,000,000. The bank account(s) shall be specifically designated as being for the benefit of the Reinvestment Plan and disbursements shall be permitted from such account(s) only for (a) purchases of Shares, (b) payment of administrative expenses in accordance with the Reinvestment Plan, and (c) distributions to Participants in accordance with the Reinvestment Plan.

         5. The Company, or the Agent, as the case may be, will mail to each Participant, within 60 days after the end of each fiscal quarter (and also as soon as practicable after the termination of the Participant's account in accordance with Paragraph 8 hereof), a statement of account describing, as to such Participant, the distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, the total administrative charge to each Participant, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. No certificates representing Shares will be issued for Shares credited to an account unless the Participant requests otherwise. Such requests must be made in writing. A service charge of $5.00 will be charged by the Company to the Participant in connection with each such issuance. No certificates will be issued for fractional Shares.

         6. No Participant shall have any right to draw checks or drafts against the Participant's account or to give instructions to the Company or the Agent, as the case may be, except as expressly provided herein.

         7. It is understood that the reinvestment of Distributions does not relieve a Participant of any income tax which may be payable on such Distributions.

         8. A Participant may terminate the Participant's account and participation in the Reinvestment Plan at any time without penalty by written notice to the Company at 8 Greenway Plaza, Suite 824, Houston, Texas 77046,
Attn: Reinvestment Plan/American Asset Advisers Trust, Inc., or such other address as may be specified in writing to Participants by the Company. To be effective for any Distribution, such notice must be received no later than fifteen days prior to the end of the fiscal quarter of the Company as to which such Distribution relates. A service charge of $2.50 will be charged by the Company, or the Agent, as the case may be, for a termination. The Company reserves the right to amend any aspect of the Reinvestment Plan effective with respect to any Distributions paid subsequent to the notice, provided that the notice is sent to Participants in the Reinvestment Plan at least 10 days before the end of the fiscal quarter as to which such Distribution relates, mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their respective accounts or at any more recent address or addresses which a Participant or Participants may furnish to the Company, or to the Agent, as the case may be, in writing. The Company also reserves the right to terminate the Reinvestment Plan or to retain or change any agent as Agent for the Reinvestment Plan, for any reason at any time, by sending written notice of termination or change to all Participants.

         9. Neither the Company, nor the Agent, as the case may be, shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability
(a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account.

         10. Each Participant agrees to notify the Company, or the Agent, as the case may be, promptly in writing of any change of address. Notices to the Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company, or with the Agent, as the case may be.

         11. The Company may, at any time, amend or supplement the terms of the Reinvestment Plan for any reason and to effectuate any purpose contemplated by the Company, including, but not limited to, for the purpose of adding a voluntary cash contribution feature or substituting a new Agent to act as agent for the Participants, by mailing an appropriate notice at least 10 days prior to the effective date of such amendment or supplement to each Participant at the Participant's last address of record. Such amendment or supplement shall be deemed conclusively accepted by each Participant, except those Participants from whom the Company, or the Agent, as the case may be, receives written notice of termination prior to the effective date of the amendment or supplement.

         12. The Reinvestment Plan and a Participant's election to participate in the Reinvestment Plan shall be governed by the laws of the State of Maryland.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Other Expenses of Issuance and Distribution


         SEC Registration Fee ....................................    $10,344.90
         NASD Filing Fee..........................................      3,500.00
         Blue Sky Qualification Fees and Expenses.................     21,000.00
         Fees of Transfer Agent...................................      4,000.00
         Printing and Engraving...................................     10,000.00
         Accounting Fees and Expenses.............................     10,000.00
         Legal Fees and Expenses..................................     75,000.00
           Total(1)...............................................   $133,844.90


(1) The amounts set forth above, except for SEC and NASD fees, are in each case estimated.

Item 31. Sales to Special Parties.

         None

Item 32. Recent Sales of Unregistered Securities.

         None

Item 33. Indemnification of Directors and Officers.


         Section 5.12 of the Bylaws of the Company provides for indemnification of the Directors, Advisers or their affiliates by the Company against any claim or loss imposed on them relative to the Company provided (i) the course of conduct causing the loss was determined, in good faith, to be in the best interests of the Company; (ii) the person requesting indemnification was acting on behalf of or performing services for the Company; (iii) the Directors, Advisers or their affiliates were not guilty of misconduct or negligence (or in the case of Independent Directors, gross negligence or willful misconduct) and
(iv) indemnification is recoverable only out of the net assets of the Company. The Section also provides that no Director, Adviser or affiliate shall be indemnified for any liability imposed by judgment arising out of a violation of state or federal securities laws. The Directors have agreed to limit the indemnification they will seek from the Company in accordance with the restrictions contained in the Bylaws.


         Section 4.1 of the Selected Dealer Agreement provides that the Company shall indemnify the Selected Dealer, its officers and Directors and each person, if any, who controls such Selected Dealer for liabilities arising out of (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or in any "blue sky" application ("Blue Sky Application") or other document executed by the Company on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any supplement therein or any post-effective amendment therein, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.2 of the Selected Dealer Agreement provides that each Selected Dealer agrees to indemnify the Company, its officers and directors, each person or firm which has signed the Registration Statement and each person, if any, who controls the Company for liabilities arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Selected Dealer specifically for use with reference to the Selected Dealer and the preparation of the Registration Statement or any such preliminary prospectus with the Prospectus or any such amendment or supplement thereto, or
(iii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Securities by the Selected Dealer.

Item 34. Treatment of Proceeds from Stock Being Registered.

         Not applicable.

Item 35. Financial Statements and Exhibits.

(a)      Financial Statements

         (1) Audited Financial Statements of American Asset Advisers Trust, Inc. for the years ended December 31, 1995 and 1994 and for the period August 17, 1993 (Incorporation) to December 31, 1993 (filed with Prospectus)


         (2) Unaudited Quarterly Financial Statements of American Asset Advisers Trust, Inc. for the period ended March 31, 1996 (filed with the Prospectus)


(b)      Exhibits


                    Title                                  Method of Filing
                    -----                                  ----------------
1.     Form of Selected Dealer Agreement               Filed herewith

3.1    Articles of Incorporation                       Incorporated by reference(1)

3.2    Amended and Restated Bylaws                     Incorporated by reference(2)

3.3    Amendment to Amended and Restated Bylaws        Filed herewith
       approved March, 1995

3.4    Amendment to Amended and Restated Bylaws        Filed herewith
       approved May, 1996

3.5    Amendment to Amended and Restated Bylaws        Filed herewith
       approved June, 1996

4.     Specimen of Stock Certificate                   Incorporated by reference(1)

5.    Opinion of Greenberg, Traurig, Hoffman, Lipoff,     Filed herewith
      Rosen & Quentel as to legality of securities

5.1   Opinion of Ballard Spahr Andrews & Ingersoll        Filed herewith
      as to legality of securities

8.    Opinion of Greenberg, Traurig, Hoffman, Lipoff,     Filed herewith
      Rosen & Quentel as to tax matters

10.1  Omnibus Services Agreement                          Incorporated by reference(1)


10.2  Proposed Dividend Reinvestment Plan                 Filed herewith as Exhibit C
                                                          to the Prospectus included as
                                                          Part I hereof

23.1  Consent of Deloitte and Touche,                     Filed herewith
      Independent Certified Public
      Accountants

23.2  Consent of Greenberg, Traurig, Hoffman, Lipoff,     Included in Exhibits 5
      Rosen & Quentel                                     and 8

23.3  Consent of Ballard Spahr Andrews & Ingersoll        Included in Exhibit
                                                          5.1

24.   Power of Attorney with respect to                   Previously Filed
      signing future amendments hereto


- ---------------

(1) This Exhibit is on file with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-11, File No. 33-70654, as filed with the Securities and Exchange Commission on March 16, 1994 and subsequently amended by Post-Effective Amendments 1 and 2 thereof.

(2) This Exhibit is on file with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1994.

36.      Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of the Registrant, and the Selected Dealers pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         (1) to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, except for securities which are being registered hereby solely for sale pursuant to the Company's proposed dividend reinvestment plan.

                                    TABLE VI

                     ACQUISITIONS OF PROPERTIES BY PROGRAMS

Summarized as follows is certain information pertaining to the properties acquired within the past three years by prior programs with investment objectives similar to those of the Company.

                                                   GROSS                                           PRICE
                                       TYPE       LEASABLE      DATE     MORTGAGE       CASH         &
                    PROPERTY/           OF         SPACE         OF      FINANCING      DOWN        ACQ.      OTHER      TOTAL
   PROGRAM          LOCATION*        PROPERTY   (APPROX.)**   PURCHASE  AT PURCHASE   PAYMENT       FEE      EXPENSES    PRICE
==============
AAA Net Realty  Golden Corral/
Fund IX, Ltd.   Texas               Restaurant  12,000 Sq Ft    3/93         $0      $   76,035  $   76,035     $0     $   76,035
AAA Net Realty  Golden Corral/
Fund X, Ltd.    Texas               Restaurant  12,000 Sq Ft    3/93         $0      $1,579,179  $1,579,179     $0     $1,579,179
                TGI Friday's/
                Texas               Restaurant  9,200 Sq Ft    12/93         $0      $1,548,657  $1,548,657     $0     $1,548,657
                Goodyear Tire
                & Rubber Co/        Automotive
                Texas               Store        5200 Sq Ft     3/94         $0      $  538,945  $  538,945     $0     $  538,945
                America's Favorite
                Chicken Co/
                Georgia             Restaurant   2588 Sq Ft     7/94         $0      $  881,334  $  881,334     $0     $  881,334
                Computer City
                Super Center/       Retail
                Minnesota           Outlet      15,000 Sq Ft    8/94         $0      $2,528,214  $2,528,214     $0     $2,528,214
                Blockbuster Music
                Store/              Retail
                Missouri            Store       15,158 Sq Ft   11/94         $0      $  735,136  $  735,136     $0     $  735,136
                OneCare Health
                Industries/         Medical
                Texas               Facility    4,760 Sq Ft    1/95         $0      $1,477,390  $1,477,390     $0     $1,477,390
AAA Net Realty  Blockbuster Music
Fund XI, Ltd.   Store/              Retail
                Kansas              Outlet      14,047 Sq Ft    9/95         $0      $  874,943  $  874,943     $0     $  874,943
                Blockbuster Video
                Store/              Retail
                Oklahoma            Outlet      6,500 Sq Ft    12/95         $0      $  786,107  $  786,107     $0     $  786,107
                                    ------      ------------  --------  -----------  ----------  ----------  ----- --- ----------

*    All properties are under lease to parent companies.
** Certain of these properties have been acquired by a joint venture of two programs. Gross leasable space includes the full approximate square footage of each property while the total price reflects only each program's share of acquisition costs.

                                SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on the 14th day of June, 1996.


                                AMERICAN ASSET ADVISERS TRUST, INC.


                                By: /s/ H. Kerr Taylor
                                    ------------------------------------
                                    H. Kerr Taylor, President


                        POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints H. Kerr Taylor his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates set forth below opposite their respective names.




   Signature                          Capacity                                       Date
   ---------                          --------                                        ----

/s/ H. Kerr Taylor                   President, Treasurer and Director             June 14, 1996
- -----------------------------        (Principal Financial Officer,
H. Kerr Taylor                       Principal Executive Officer, and
                                     Principal Accounting Officer)


/s/ Robert S. Cartwright, Jr.        Independent Director                          June 14, 1996
- -----------------------------
Robert S. Cartwright, Jr.


/s/ George A. McCanse, Jr.           Independent Director                          June 14, 1996
- -----------------------------
George A. McCanse, Jr.


              As filed with the Securities and Exchange Commission
                                on June 17, 1996

                                                                FILE No. 0-28378


- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO


                          AMENDMENT NO. 1 TO FORM S-11


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1993

                                   ----------

                       AMERICAN ASSET ADVISERS TRUST, INC.

                                    Suite 824
                                8 Greenway Plaza
                              Houston, Texas 77046

                       AMERICAN ASSET ADVISERS TRUST, INC.

                                    EXHIBITS
                                       TO
                    AMENDMENT NO. 1 TO REGISTRATION STATEMENT
                                  ON FORM S-11


Exhibit No.   Description                                                    Page Number
- -----------   -----------                                                    -----------
   1          Form of Selected Dealer Agreement

   3.1        Articles of Incorporation of American

              Asset Advisers Trust, Inc.                                             (1)

   3.2        Amended and Restated Bylaws of American
              Asset Advisers Trust, Inc.                                             (2)

   3.3        Amendment to Amended and Restated Bylaws approved March, 1995

   3.4        Amendment to Amended and Restated Bylaws approved May, 1996

   3.5        Amendment to Amended and Restated Bylaws approved June, 1996

   4          Copy of Specimen of Stock Certificate                                  (1)

   5          Opinion of Greenberg, Traurig, Hoffman,
              Lipoff, Rosen & Quentel as to legality of the securities being registered, including consent

   5.1 Opinion of Ballard Spahr Andrews & Ingersoll as to legality of the securities being registered, including consent

   8          Opinion of Greenberg, Traurig,
              Hoffman, Lipoff, Rosen & Quentel as to
              tax matters, including consent.

   10.1       Omnibus Services Agreement by and
              between American Asset Advisers Trust, Inc.
              and American Asset Advisers Realty Corporation                         (1)

   10.2       Proposed Dividend Reinvestment Plan of American
              Asset Advisers Trust, Inc.                                             (3)

   23.1       Consent of Deloitte & Touche, LLP, Independent
              Public Accounts

Exhibit No.   Description                                                       Page Number
- -----------   -----------                                                       -----------
   23.2       Consent of Greenberg, Traurig, Hoffman, Lipoff,
              Rosen & Quentel                                                           (4)

   23.3       Consent of Ballard Spahr Andrews & Ingersoll                              (5)

   24.        Power of Attorney with respect to
              signing future amendments hereto                                          (6)


- ----------------

(1) This Exhibit is on file with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form S-11, File No. 33-70654, as filed with the Securities and Exchange Commission on March 16, 1994 and subsequently amended by Post-Effective Amendments 1 and 2 thereof.

(2) This Exhibit is on file with the Securities and Exchange Commission as an Exhibit to the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1994.


(3) This Exhibit is filed as Exhibit C to the Prospectus which is included as
Part I of this Registration Statement.

(4) This Exhibit will be filed herewith as part of Exhibits 5 and 8 to this Registration Statement

(5) This Exhibit will be filed herewith as part of Exhibit 5.1 to this Amendment.

(6) This Exhibit is filed herewith as part of the signature page of this Registration Statement.